ASPEN DIVERSIFIED FUND LLC
                      (A Delaware Limited Liability Company)

                               Aspen Partners, Ltd.
                    Managing Member and Commodity Pool Operator

                                     PART ONE

                    Confidential Private Offering Memorandum and
                      Disclosure Document Dated August 4, 2006
                           (Not for use after May 1, 2007)

                            COPY NO:

                            ISSUED TO:




       Units of Limited Liability Company Interest Issued in Various Classes

                                    Minimum Subscription:
                                     Class A: $25,000
                                     Class B: $25,000
                                     Class C: $10,000,000




THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This Confidential Private Offering Memorandum and Disclosure Document has been prepared in two parts. The second part of this two part-document, the Statement of Additional Information, is attached hereto.

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                      COMMODITY FUTURES TRADING COMMISSION
                            RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 45 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.
THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 10.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

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                           ASPEN DIVERSIFIED FUND LLC

                                Table of Contents

          Confidential Private Placement Memorandum and Disclosure Document

Part One	                                                        Page

General Notices..........................................................iii
State Securities Law Legends..............................................iv
Privacy Policy Notification................................................v
Introduction...............................................................1
Investor Requirements......................................................2
Summary....................................................................3
Risk Factors..............................................................10
Other Risks...............................................................15
Aspen Partners, Ltd.......................................................17
Performance of Aspen Diversified Fund LLC.................................19
Performance of ASA Managed Futures Fund LLC...............................22
Guidance Capital LLC......................................................24
Trading Strategies - General..............................................26
Investee Pools and Portfolio Managers.....................................27
Description of Charges to the Fund........................................52
Use of Proceeds...........................................................54
Redemptions, Assignments and Distributions................................54
Federal Income Tax Considerations.........................................56
Conflicts of Interest.....................................................61
Access to Information.....................................................62
Subscription Procedure....................................................62
Reports...................................................................63
Anti-Money Laundering Policy..............................................63


                       Statement of Additional Information

Part Two	                                                        Page

Potential Advantages of the Fund.........................................S-1
The Futures and Forward Markets..........................................S-2
Investment Objectives and Strategies.....................................S-5
The LLC Operating Agreement..............................................S-6
Employee Benefit Plan Considerations.....................................S-8
Fiduciary Duty of the Managing Member...................................S-11
Plan of Distribution....................................................S-12
Key Employees of the Managing Member....................................S-12
Key Employees of the Sub-Advisor........................................S-13

Limited Liability Company Operating Agreement......................Exhibit A
Subscription Agreement and Power of Attorney.......................Exhibit B

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GENERAL NOTICES

This Confidential Private Offering Memorandum and Disclosure Document ("Memorandum") is not to be copied or distributed in any manner or to be used for any purpose by any person other than Aspen Partners, Ltd. (the "Managing Member"), selected brokers who have signed a selling agreement with the Aspen Diversified Fund LLC (the "Fund"), the prospective investor whose name appears above or the investor's financial, legal or other representatives.

You should rely only on the information contained in this Memorandum or to which we have referred you. We have not authorized anyone to provide you with information that is different. This Memorandum does not constitute an offer by any person within any jurisdiction to any person to whom such an offer would be unlawful. The delivery of this Memorandum at any time does not imply that information contained herein is correct as of any time after the date hereof.

The units of limited liability interest (the "Units") have not been registered with or approved by the Securities and Exchange Commission or any state securities agency. This is a private offering made only pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and the safe harbor provided by Rule 506 of Regulation D of the Securities Act of 1933. Neither the Securities and Exchange Commission nor any state securities agency has passed upon the value of these securities, made any recommendations as to their purchase, approved or disapproved this offering or passed upon the adequacy or accuracy of this Memorandum. Any representation to the contrary is a criminal offense.

Units are available only to persons willing and able to bear the economic risks of this investment. The Units are speculative and involve a high degree of risk.

No person has been authorized to make any representations or provide any information with respect to the Units except such information as is contained in this Memorandum. Neither the delivery of this Memorandum nor any sales made hereunder shall under any circumstances create an implication that there has been no change in the matters discussed herein since the date hereof. However, in the event of any material change, this Memorandum will be amended or supplemented accordingly.

This Memorandum has been prepared by the Managing Member solely for the benefit of persons interested in the proposed sale of the Units, and any reproduction of this Memorandum, in whole or in part, or the divulgence of any of its contents without the prior written consent of the Managing Member is prohibited. Any contrary action may place the person or persons taking such action in violation of state and federal securities laws.

This private placement Memorandum does not constitute an offer or solicitation in any state or jurisdiction in which such an offer or solicitation is unlawful.

The contents of this Memorandum should not be construed as investment, legal or tax advice. Each prospective investor is urged to seek independent investment, legal and tax advice concerning the consequences of investing in this Fund.

The Managing Member must furnish all members and prospective participants, pursuant to applicable regulations of the Commodity Futures Trading Commission, annual and monthly reports complying with Commodity Futures Trading Commission and National Futures Association requirements. The annual reports will contain financial statements certified and audited by certified accountants, and the monthly reports will contain financial information, relating to the Fund.

Notwithstanding anything to the contrary contained in this Memorandum and the Fund's subscription agreement, all persons may disclose to any and all persons, without limitations of any kind, the U.S. federal, state and local income tax treatment of the Fund, any fact that may be relevant to understanding the U.S. federal, state and local income tax treatment of the Fund, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local income tax treatment, other than the name of the parties or any other person named

                                     -iii-
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herein, or information that would permit identification of the parties or such other persons, and any pricing terms or other nonpublic business or financial information that is unrelated to the U.S. federal, state or local income tax treatment of the Fund and is not relevant to understanding the U.S. federal, state or local income tax treatment of the Fund.

Notice to Florida Residents

Where sales are made to five or more persons in Florida (excluding "Qualified Institutional Buyers" within the meaning of SEC Rule 144A and certain other institutional purchasers described in Section 517.061(7) of the Florida Securities and Investor Protection Act (the "Florida Act"), any such sale made pursuant to Section 517.061(11) of the Florida Act shall be voidable by the purchaser within three days after (a) receipt of this Memorandum, or (b) the first payment of money or other consideration to the Fund, an agent of the Fund, or an escrow agent, whichever occurs later.

IRS Circular 230

PURSUANT TO U.S. INTERNAL REVENUE SERVICE REGULATIONS, THE FUND AND ITS TAX ADVISORS HEREBY INFORM YOU THAT: (i) ANY TAX ADVICE HEREIN IS NOT INTENDED AND WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER, (ii) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE INTERESTS DESCRIBED IN THIS MEMORANDUM, AND (iii) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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PRIVACY POLICY NOTIFICATION

The Managing Member firmly believes that our clients are entitled to the very best service we can offer -- and that includes the right to feel comfortable about the personal non-public information you share with us. We respect every individual's right to privacy. We understand the importance you place on the privacy and security of information that personally identifies you or your account information.

The Securities and Exchange Commission has implemented Regulation S-P, which relates to the privacy of consumer financial information, and has established rules in response to Section 504 of the Gramm-Leach-Bliley Act. Regulation S-P and the Gramm-Leach-Bliley Act limit investment companies, broker-dealers and registered investment advisers in their disclosure of consumers' and customers' nonpublic personal information. Regulation S-P also requires that financial institutions provide privacy notices in various instances and to adopt policies and procedures to protect the personal information of its consumers and customers. This statement describes our firm's privacy policy and how we handle your personal information. This policy applies to former, current, and prospective customers.

This notice is intended to tell you where we obtain information about you, how we use that information and who has access to the information. This notice applies to and includes all subsidiaries, parent or sister corporations, limited liability companies, partnerships or other entities controlling, controlled by or under common control with the Managing Member.

Why and How We Collect Personal Information

We are required by guidelines of our industry to obtain personal information about you in the course of determining an investment management strategy for you. We use this information to manage your account, direct transactions and provide you with valuable information. We may collect this information mainly from documents you provide to us through forms, interviews and contract negotiations. The information includes your name, address, telephone number, social security number, transactional and financial information as well as other personal non-public information we may need to service your account. In addition, we may access or generate information to service your account, such as account statements and portfolio holdings. Finally, we may receive information from third parties with respect to your account, such as accounts you may have with other financial institutions.

How We Protect the Confidentiality of Your Personal Information

The Managing Member does not provide, for sale or otherwise, personal information about you to outside firms, organizations or individuals except as required by law or as requested by you. In the course of regular business, the Managing Member may share relevant information with regulators, financial institutions and other service providers that support our service of your account. These companies may use this information only for the services for which we hire them, and are not permitted to use or share this information for any other purpose. We use personal information only in ways that are compatible with the purposes for which we originally requested it. For example, we will use the information you give us to process your requests and transactions, to meet regulatory requirements, to provide you with additional information about products and services, or to share information with you about your account. We may also be required to share information by law due to a subpoena, court order, or regulatory requirements. At all times, we limit the collection and use of personal information to that which is necessary to administer our business and to deliver the best possible service to you.

The Managing Member restricts access to non-public personal information about our customers to employees who need to know that information in order to provide products or services to you. We maintain strict safeguards, physical, electronic and procedural, designed to protect your personal information and comply with federal standards. If you decide to close your account(s) or become an inactive customer, we will continue to adhere to the privacy policies and practices as described in this notice.

We Are Committed to Protecting Your Privacy

The Managing Member and its affiliates have built a reputation for integrity and professionalism among our clients. We value the confidence and trust you have placed in us and strive to protect that trust. We value your business and are committed to giving you the best possible service. If you have questions regarding our customer privacy policy, or any aspect of the service we provide, please contact us at (866) 277-3619 or via email at cst@aspenpartners.com.

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Introduction

This Confidential Private Offering Memorandum and Disclosure Document (the "Memorandum") consists of two parts. Part One, the Confidential Private Offering Memorandum, contains information about the Fund's objectives, structure, operations and risk factors. Part Two, the Statement of Additional Information, contains supplemental information. You should carefully review the entire Memorandum and the Limited Liability Company Operating Agreement attached as Exhibit A prior to making an investment decision.

The Aspen Diversified Fund LLC, referred to throughout this Memorandum as the Fund, is a limited liability company organized in Delaware in April 2005.
The managing member, commodity pool operator, and trading advisor of the Fund is Aspen Partners, Ltd. (the "Managing Member"), an S Corporation formed in Delaware in February 1996. The Fund's business is trading a diversified portfolio of futures, forward and option contracts on currencies, metals, financial instruments, stock indices, energy and agricultural commodities ("Financial Instruments"). The Fund is organized as a "multi-advisor pool" and will primarily invest its assets in underlying "investee pools" managed by independent commodity trading advisors, or CTAs, or other portfolio managers. While the Fund primarily will invest in Investee Pools, it may, from time to time, establish separate accounts to be managed by one or more Portfolio Managers. Throughout this Memorandum, the terms "Investee Pools" and "Portfolio Managers" may be used interchangeably and shall refer both to the Investee Pools and to the investment managers of Investee Pools and separately managed accounts established by the Fund, except where otherwise indicated by the context. Investee Pools may trade diversified portfolios of futures in U.S. and non-U.S. markets in an effort to capture passive risk premiums, and actively profit from anticipated trends in market prices. Portfolio Managers may rely on either technical or fundamental analysis or a combination thereof in making trading decisions and attempting to identify and exploit price trends. Portfolio Managers will attempt to structure portfolios of liquid futures contracts including but not limited to stock index, global currency, interest rate, metals, energy and agricultural futures markets. Market selection may be based on the liquidity or legal constraints, market conditions or data reliability of the market, depending on the Portfolio Manager's internal policies. Portfolio Managers trading Investee Pools may trade either on the long or short side of the market, often on a 24-hour basis, and generally have more volatile performance than
many other traditional investments.   However, managed futures investments
offer a unique return pattern when compared to traditional long-only equity or fixed income investments. Generally, at least 80% of the Net Assets of the Fund will be invested with Investee Pools who invest in futures markets, options on commodity future contracts, and forward contracts.

The Managing Member has retained Guidance Capital LLC, an Illinois limited liability company as sub-advisor to the Fund (the "Sub-Advisor"). The Sub-Advisor is responsible for recommending the selection of, investment in and redemption from Investee Pools, to the Investment Committee, which consists of representatives from both the Sub-Advisor and the Managing Member. The Managing Member generally will, in its sole discretion, implement the decisions made by the Investment Committee, although it is not required to do so.

The Managing Member temporarily may invest the Fund's available assets in U.S. government securities or "cash equivalent" financial instruments such as certificates of deposit, money market funds or other cash equivalents.

The trading of futures and commodity interests is inherently leveraged. Accordingly, the Fund does not intend to borrow. Investee Pools, however, are permitted to borrow or otherwise use leverage. Nevertheless, the Managing Member does not presently intend to invest in Investee Pools that contemplate borrowing.

The Fund is a speculative investment and is not intended as a complete investment program. The Fund is designed only for sophisticated persons who are able to bear the risk of an investment in the Fund. There can be no assurance that the Fund will achieve its investment objectives.

The offices of the Managing Member and the Fund are located at 1230 Peachtree Street N.E., Suite 1750, Atlanta, Georgia 30309-3574 (telephone number (404) 879-5126).

Units of limited liability company interest ("Units") are offered for sale at the beginning of each month through the Managing Member and certain registered broker/dealers (referred to in this Memorandum as selling agents)

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retained by the Managing Member to act as its agents.  Three Classes of Units are being offered, each of which are issued upon the terms described in the Memorandum and in the other constituent documents of the Fund. See "Summary -- General Terms of the Classes of Units." The minimum subscription for Class
A Units offered by Selling Agents is $25,000. The minimum subscription for Class B Units offered through the Managing Member is $25,000. The minimum subscription for Class C Units offered by Selling Agents is $10,000,000. In all cases, the Managing Member reserves the right to accept lesser amounts in its sole discretion. Additional Units may be purchased as of the beginning of each month in $1,000 or "whole-Unit" increments at a price equal to the applicable Net Asset Value per Unit at the last business day of the immediately prior month.

The terms "Net Asset Value" or "Net Assets" as of any date with respect to any Class of Units refer to (1) the total assets of the Fund constituting such Class as of such date including the market value of all U.S. Treasury bills, cash and cash equivalents and other securities plus accrued interest, plus the liquidating value of investments in Investee Pools and the market value of all open futures, forward and other commodity interest positions, minus (2) all accrued liabilities of the Fund as of that date attributable to that Class, determined in accordance with U.S. generally accepted accounting principles under the accrual basis of accounting. The terms "Net Asset Value" or "Net Assets" as of any date with respect to the Fund as a whole refer to the sum of the Net Asset Values or Net Assets of all Classes as of that date. Net Assets include any unrealized profits or losses attributable to the Net Assets and any accrued fees or expenses attributable to the Net Assets.

The Fund must realize a certain amount in trading profits during the first full year of investment, depending on the Class of Units, in order for the investment to break-even. See "Summary -- Break-Even Analysis."

Units in the Fund are offered privately pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Investors in the Fund will become "Members" upon making an investment. The Fund is a multi-advisor pool in that no Investee Pool or commodity trading advisor will be allocated more than 25% of the Fund's assets available for commodity interest trading. The Units are being offered on a continuous basis. There is no scheduled termination date for the offering of the Units. Any Selling Agent hired by the Managing Member will use its best efforts to sell the Units. The Managing Member first intends to use this disclosure document on August 4, 2006.

Investor Requirements

Investors must represent and warrant in the Subscription Agreement that, among other things, such investors have reviewed and understand the risks of an investment in the Fund and can afford to lose their entire investment. Except in very limited circumstances and with the express prior written approval of the Managing Member, investors (sometimes referred to herein as Members) must be "accredited investors" as defined in Regulation D under the Securities Act. Included within the definition of accredited investor are certain institutional investors and individual investors within the following categories: (1) net worth (or joint net worth with spouse) in excess of $1,000,000; or (2) income in excess of $200,000 ($300,000 together with spouse) for the two preceding years and reasonably expected in the current year. This is a regulatory minimum only. Investors must consider their portfolio objectives and financial condition in determining whether an investment in the Fund is suitable for them.

All subscriptions are irrevocable and are subject to the Managing Member' acceptance.

INVESTORS WITH QUESTIONS AS TO WHETHER THEY QUALIFY AS "ACCREDITED INVESTORS" ARE URGED TO REFER SUCH QUESTIONS TO THE MANAGING MEMBER OR THEIR OWN LEGAL ADVISERS.

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The date of this Memorandum is August 4, 2006.

Summary

The following is a summary of this Memorandum. This summary is qualified in its entirety by such information and information appearing elsewhere in this Memorandum. Capitalized terms used but not defined in this Memorandum shall have the meanings assigned to them in the Limited Liability Company Operating Agreement of the Fund.

The Fund

The Fund is a Delaware limited liability company organized in April 2005. The Fund commenced operations on July 1, 2005. The Fund's fiscal year ends on December 31.

Offices; Managing Member

The offices of the Fund and the Managing Member are located at 1230 Peachtree Road, N.E., Suite 1750, Atlanta, Georgia 30309-3574.

Offices; Sub-Advisor

The main office of the Sub-Advisor is located at 700 Rockland Road, Rockland, Delaware 19732 (telephone no. (302)573-6883).

Business and Management

The Fund's business is trading a diversified portfolio of futures, forward and option contracts on currencies, metals, financial instruments, stock indices, energy and agricultural commodities through a so-called "multi-advisor pool" structure. Pursuant to such structure, the Fund will make investments in Investee Pools and with Portfolio Managers pursuant to the trading method described under "Trading Strategies - General."

Charges to the Fund

The Fund will be responsible for the fees, special profit allocations and expenses described below. Moreover, as a "multi-advisor pool," the Fund generally will be responsible for its pro rata share of the fees and expenses charged by the Investee Pools in which it invests.

Management Fee

In consideration of services provided by the Managing Member, the Fund will pay to the Managing Member a management fee computed and paid monthly in arrears at the applicable annual percentage rate for each Unit of a Class outstanding determined as of the first business day of each month (the "Management Fee"). The Management Fee applicable to the Class A Units and the Class B Units is 1.0% annually of the applicable Net Asset Value per Unit for each such Unit. The Management Fee applicable to the Class C Units is 0.75% annually of the applicable Net Asset Value per Unit for each such Unit. The Managing Member will share the Management Fee equally with the Sub-Advisor. No separate charge will be made to the Fund to compensate the Sub-Advisor, except for any incentive allocation allocated to the Sub-Advisor.

Incentive Allocation

An incentive allocation to the Managing Member and the Sub-Advisor will be calculated separately with respect to each Class of Units as of the end of each calendar month (the "Incentive Allocation"). The aggregate Incentive Allocation, with respect to a Unit, equals the product of the percentage applicable to the Class and any New Net Profits (as defined below) earned with respect to such Unit. The aggregate Incentive Allocation applicable to the Class A Units and the Class B Units will be 10% of any New Net Profits

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--

earned with respect to the applicable Unit. The aggregate Incentive Allocation applicable to the Class C Units will be 7.5% of any New Net Profits earned with respect to the applicable Unit. "New Net Profits" means, with respect to the applicable Unit, the cumulative profits realized and unrealized, by the Fund with respect to such Unit after deduction of all fees and expenses allocable to such Unit including the Management Fee, administrative fee and any selling or trailing commissions, in excess of the "high water mark" with respect to such Unit (i.e., the Net Asset Value per Unit of such Unit on the last date on which an Incentive Allocation was earned with respect to such Unit or, if none, the Net Asset Value per Unit on the date Units of such Class initially were issued). Each of the Managing Member and the Sub-Advisor will be allocated 50% of the aggregate Incentive Allocation.

New Net Profits are not calculated separately with respect to each Member or each separate investment in Units by each Member. Rather, New Net Profits are calculated in respect of each Class of Units as a whole and then is allocated amongst the Units of such Class on a pro rata basis. Consequently, all Units of the same Class will have the same "high water mark" and Net Asset Value per Unit.

The Managing Member, the Sub-Advisor, their principals, employees and affiliates and certain other Members may not be subject to fees or charges, such as the Management Fee, in excess of actual administrative expenses, and may not be assessed an Incentive Allocation, in the sole discretion of the Managing Member.

Administrative and Other Expenses

The Fund directly will be responsible for any direct brokerage commissions or related expenses. As it is contemplated that the Fund will invest the substantial majority of its assets in Investee Pools, only a small portion of its assets will be invested by the Managing Member directly in U.S. government securities or cash-equivalent investments. The Fund also will be responsible for any extraordinary expenses.

All other expenses associated with the operations of the Fund will be paid by the Managing Member. Those expenses include, without limitation, organizational and offering expenses, the costs of the Fund's audit, accounting expenses, administrative expenses, legal expenses, fees and expenses of certain custodians of the Fund or Fund Members, and other similar expenses. To partially reimburse the Managing Member for such expenses, the Fund will pay to the Managing Member a monthly Administrative Expense Reimbursement at the rate of approximately 0.65% per annum (0.054167% per month) of the Fund's Net Assets determined as of the first business day of each month. The Managing Member is responsible for covering any ordinary expenses incurred in excess of this amount. The Fund will pay any taxes or extraordinary expenses applicable to it.

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Portfolio Managers' Fees and Incentive Allocations

Portfolio Managers are compensated on terms that typically include asset-based or fixed fees as well as performance-based fees or special allocations. Fixed fees generally range between 1% and 2% (annualized) of the Net Asset Value of the Fund's investment in an Investee Pool, and performance fees or incentive allocations range between 15% and 25% of any net capital appreciation in the Fund's investment for the applicable period, generally quarterly or annually.

The incentive fees or allocations payable in respect of each Investee Pool are assessed individually based on the performance of each respective Investee Pool, irrespective of the overall performance of the Fund. Moreover, incentive fees and allocations are generally calculated based on the Fund's total investment in an Investee Pool, not on the basis of each separate investment by the Fund in each Investee Pool. In view of the foregoing, it is possible that the Fund may be required to pay certain Investee Pools incentive fees or allocations, which could be substantial, even though the Fund as a whole was not profitable.

Placement of Units

The Managing Member has entered into an agreement with Frontier Solutions LLC, a wholly-owned subsidiary, and may enter into agreements with one or more additional placement or selling agents for placement of Units in the Fund. The fees of any such selling agents with respect to the placement of Units will be paid out of the Management Fee and/or the Incentive Allocation; no deduction will be made from an investor's subscription amount with respect to such fees, unless specifically disclosed and agreed to by such investor.

Sales and Trailing Commissions

                               Class A          Class B          Class C
Sales Commissions          Up to 4% per year      None             None

A sales commission of up to 4% of the subscription amount may be charged on the investor's investment, payable to the selling agent. Any sales commission will reduce the investor's subscription amount. The amount of sales commission will be determined by the selling agent.

                               Class A          Class B          Class C
Trailing Commissions         2% per year         None             None

Trailing commissions are paid monthly one month in arrears beginning in the first month of the investment and are based on the Net Asset Value per Unit of the applicable Unit as of the first day of each month.

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General Summary of Terms of the Classes of Units

Class A: Aggregate subscriptions up to $5,000,000 (Minimum of $25,000); Management Fees of 1.0% per year; Incentive Allocation of 10%; up to 4% selling commission; 2% annual trailing commission.

Class B: Aggregate subscriptions up to $10,000,000 (Minimum of $25,000); Management Fees of 1.0% per year; Incentive Allocation of 10%; no selling or trailing commissions; Fee-Only Advisor Units.

Class C: Aggregate subscriptions of at least $10,000,000; Management Fees of 0.75% per year; Incentive Allocation of 7.5%; no selling or trailing commissions.

If, immediately after a new or existing Member subscribes for Class B Units, such Member's aggregate subscriptions (including the current subscription) total $10,000,000 or more, the entire new subscription will be invested in Class C Units and the Member's existing Units (if any) will also be converted from Class B to Class C Units. Any subsequent subscription made by such subscriber will be for Class C Units.

Whether a Member will be issued Class C Units will be determined on an aggregate basis. If a Member makes a single subscription of $10,000,000 or more, the Member will receive Class C Units. If a Member has previously subscribed for less than $10,000,000 of Class B Units, and then submits an additional subscription or subscriptions which bring such Member's aggregate Class B subscription over the $10,000,000 threshold, the entire new subscription will be invested in Class C Units. The Member's existing Class B Units will also be converted to Class C Units and all subsequent subscriptions by such Member will be for Class C Units.

Redemptions are netted against subscriptions for purposes of determining Class C Unit eligibility.

Once a Member has become eligible to invest in Class C Units, such Member will lose such eligibility if they drop below $10,000,000 in aggregate subscriptions and will be converted to Class B Units as applicable. If a Member withdraws entirely from the Fund and subsequently reinvests, such Member's Class C Unit eligibility will be determined from the date of such reinvestment as if such Member had never previously invested in the Fund.

PERFORMANCE OF THE FUND WILL HAVE NO BEARING ON DETERMINING ELIGIBILITY FOR CLASS C UNITS.

Break-Even Analysis

The following chart presents an estimate of the trading profit required to be generated during the first twelve months following an investment in the Fund equal to the minimum subscription amount for the Class in order for an investor to "break-even" after all fees and expenses have been paid. Such analysis assumes that the maximum charge for each category of fees applies to the subscription, except for the Incentive Allocation, which will not be paid if there are no New Net Profits. No redemption fee is applied to any Class as the Fund does not charge a redemption fee. Additionally, the investors will be responsible for paying any taxes or extraordinary expenses it incurs; such expenses will affect the net results of an investment in the Fund, reducing profits and increasing losses. Members and potential investors should carefully review the section entitled "Description of Charges to the Fund" for a complete description of the fees and expenses charged to the Fund. The following break-even analysis is not a representation by the Fund or the Managing Member as to the actual operating expenses of the Fund.
There can be no assurances that the expenses incurred by the Fund will not exceed the amounts projected in the break-even analysis or that there will be no other expenses.

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                                    Class A         Class B         Class C
                                 -------------   -------------
                                 -------------
Minimum Subscription Amount       $    25,000     $    25,000     $10,000,000

Administrative Expense
   Reimbursement (1)              $    162.50     $    162.50     $    65,000
Management Fee (2)                $    250.00     $    250.00     $    75,000
Selling Agent Fee (3)             $    500.00             N/A             N/A
Incentive Allocation (4)                   --              --              --

Amount of Income required per
   Minimum Subscription Amount in
   order for the Net Asset Value at
   the end of one year to equal
   the Minimum Subscription Amount $   912.50     $    412.50     $
   140,000

Percentage of Minimum
   Subscription Amount                  3.65%           1.65%
   1.40%

Amount of Income required per
   Minimum Subscription Amount in
   order for the Net Asset Value at
   the end of one year to equal the
   Minimum Subscription Amount if
   4% maximum selling commission
   is charged (5)                  $ 1,912.50             N/A
   N/A

Percentage of Minimum
   Subscription Amount including
   4% maximum selling commission
   (5)                                  7.65%             N/A
   N/A

Notes:

(1)The Fund will reimburse the Managing Member for administrative expenses at an annual rate of 0.65% of the Net Assets. From this amount the Managing Member will pay all of the Fund's legal, accounting, auditing, filing, and other expenses and fees (but excluding extraordinary expenses, for which the Fund will be responsible). The Managing Member will be responsible for paying operating and administrative expenses in excess of such amount.

(2)The Fund will pay the Managing Member a monthly Management Fee at an annual rate of 1.00% of the applicable Net Asset Value per applicable Unit for the Class A and B Units and 0.75% of the applicable Net Asset Value per applicable Unit for the Class C Units. The Managing Member will share the Management Fee equally with the Sub-Advisor. No separate charge will be made to the Fund to compensate the Sub-Advisor, except for any Incentive Allocation that may be paid.

(3)The Fund will pay each Selling Agent a monthly commission at an annual percentage rate of 2.0% based on the Net Asset Value per Unit of the applicable Unit as of the first day of each month for the Class A Units. There are no monthly commissions with respect to Class B Units and Class C Units.

(4)No Incentive Allocation is included in the break-even analysis since no Incentive Allocation is made until Net New Profits are earned with respect to a particular Class.

(5)Investors who subscribe for Class A Units may be charged a sales commission of up to 4% of the subscription amount, payable to the selling agent from the investors' investment. The amount of the sales commission will be determined by the selling agent. There are no sales commissions with respect to Class B Units and Class C Units.

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The Offering

Securities Offered

The Fund is offering Class A, Class B, and Class C Units on a continuous basis. There is no scheduled termination date for the offering. Units are being offered for sale by the Managing Member and certain "Selling Agents" retained by the Managing Member. See "Plan of Distribution." There is no minimum amount of units being offered pursuant to this offering. The Managing Member reserves the right to terminate investment operations at any time. While the Managing Member always retains the right to refuse any subscriptions in whole or in part, there presently is no maximum number of units that will be offered or sold pursuant to this offering.

Minimum Subscription

The minimum subscription for Class A Units offered by Selling Agents is $25,000. The minimum subscription for Class B Units offered through the Managing Member is $25,000. The minimum subscription for Class C Units offered through the Managing Member is $10,000,000.

Redemptions, Assignments and Distributions

A Member may redeem some or all of such Member's Units of any Class as of the end of any month on no less than ten days' written notice. Notwithstanding the foregoing, under certain circumstances the Managing Member has the ability to defer redemption requests. All or a portion of the Units may be assigned if the assignor establishes to the satisfaction of the Managing Member that the assignment is exempt from registration under the Securities Act and the Managing Member gives its prior written consent to the assignment. Distributions may be made at the discretion of the Managing Member, although none are anticipated. See "Redemptions, Assignments and Distributions."

Limited Liability

A Member will not be liable to the Fund for any amount in excess of such Member's capital contributions and profits, if any.

Investment by the Managing Member

The Managing Member invested approximately $100,000 at the Fund's inception on July 1, 2005. The Managing Member may make withdrawals from its capital account without notice to the Members.

Plan of Distribution

Units are offered directly by the Fund, through the Managing Member, as well as through certain Selling Agents that act as its agents in arranging the private placement of Units. Units are offered only to persons with sufficient financial experience and knowledge to evaluate the risks and merits of an investment in the Fund. In certain cases a prospective investor may be required to obtain the services of a purchaser representative, at the prospective investor's own expense, to evaluate an investment in the Fund.

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Use of Proceeds

The net proceeds of the offering are allocated by the Managing Member to Investee Pools any Portfolio Managers that trade in futures, forward contracts, commodity interests and options on the foregoing as described under "Trading Strategies - General." Some portion of the assets of the Fund may not be invested in Investee Pools but instead will be held in reserve and invested in cash equivalents. All interest on such instruments will accrue to the Fund, although such interest is included in Net Profits in calculating the Incentive Allocation. See "Use of Proceeds."

Certain Risks

The Fund is speculative and involves a high degree of risk. The trading of futures, forward contracts, commodity interests and options on the foregoing is inherently leveraged. Investee Pools also may employ significant leverage and hold illiquid positions. A substantial portion of the trades executed by certain Investee Pools may take place on foreign exchanges where no U.S. regulatory authority or exchange has the power to compel enforcement of
foreign rules or laws.   An investor in the Fund may lose all or
substantially all of its investment.

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Risk Factors

An investment in the Fund is speculative, involves a high degree of risk and is suitable only for persons who are able to assume the risk of losing their entire investment. Prospective investors in the Fund are expected to be aware of the substantial risks of investing in the highly speculative field of futures trading. Those who are not generally familiar with such risks are not suitable investors and should not consider investing in the Fund. The Managing Member wishes to emphasize the following particular risk factors relating to a purchase of Units.

Risk of Loss. An investor may incur significant losses on an investment in the Fund. The Managing Member cannot provide any assurance that investors will not lose all or substantially all of their investment.

Past Performance Records. The Fund has a limited operating history, though the Managing Member and its principals have previously managed other assets. Although some of the Investee Pools have significant experience trading customer funds in the futures markets, past performance is not necessarily indicative of future results. See "Performance of Aspen Diversified Fund LLC," "Performance of ASA Managed Futures Fund LLC" and "The Investee Pools and Portfolio Managers."

Futures, Forward and Commodity Interest Contract Trading Is Volatile. Trading in the futures, forward and commodity interest markets typically results in volatile performance. The performance records of the Investee Pools have exhibited a considerable degree of volatility.

Highly Leveraged Trading. The low margin deposits frequently required in futures, forward and commodity interest trading permit an extremely high degree of leverage. Investee Pools frequently may hold positions with a gross value several times in excess of the Fund's Net Assets allocated to them. Consequently, even a slight movement in the prices of open positions could result in significant losses. See "The Futures and Forward Markets -- Margin; Use of Treasury Bills" in the Statement of Additional Information.

Markets May Be Illiquid or Disrupted. Most United States futures exchanges limit fluctuations in some futures contract prices during a single day by regulations referred to as "daily limits." During a single trading day no trades may be executed in such contracts at prices beyond the daily limit. Once the price of a futures contract has increased or decreased to the limit point, positions can be neither taken nor liquidated. Futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent Investee Pools or the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses. Also, the CFTC or futures exchanges may suspend or limit trading. Trading on non-United States exchanges also may be subject to price fluctuation limits and are otherwise subject to periods of significant illiquidity. Trading in the forward currency markets is not subject to daily limits, although such trading also is subject to periods of significant illiquidity.

Failure of Brokerage Firms and Forward Market Participants. The Commodity Exchange Act, as amended, requires a clearing broker to segregate all funds received from such broker's customers in respect of futures (but not forward) transactions from such broker's proprietary funds. If any of the Investee Pools' commodity brokers were not to do so to the full extent required by law, or in the event of a substantial default by one or more of such broker's other customers, the assets of the Fund allocated to that Investee Pool might not be fully protected in the event of the bankruptcy of such broker. Furthermore, in the event of such a bankruptcy, the Investee Pool would be limited to recovering only a pro rata share of all available funds segregated on behalf of the affected commodity broker's combined customer accounts, even though certain property specifically traceable to the Investee Pool (for example, United States Treasury bills or cash deposited by the Fund with such broker) was held by such broker. Commodity broker bankruptcies have occurred in which customers were not able to recover from the broker's estate the full amount of their funds on deposit with such broker and owing to them. Commodity broker bankruptcies are not insured by any governmental agency, and investors would not have the benefit of any protection such as that afforded customers of bankrupt securities broker-dealers by the Securities Investors Protection Corporation.

In respect of their forward trading, the Fund's Investee Pools will be subject to the risk of the inability or refusal to perform with respect to

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such contracts on the part of the principals or agents with or through which the Investee Pools trade. Any failure or refusal to discharge their contractual obligations by the counterparties with which the Investee Pool deals on the forward markets, whether due to insolvency, bankruptcy or other causes, could subject the Fund's investment in that Investee Pool to
substantial losses.   The Fund's Portfolio Managers generally deal in the
forward markets only with major financial institution counterparties which they consider to be creditworthy. However, defaults have occurred in the forward markets, and the risk of such defaults cannot be eliminated from the Portfolio Managers' trading, impacting the Fund's investments.

Certain Special Considerations Related to Forward Trading.  None of the
CFTC, NFA, futures exchanges or banking authorities directly regulate forward trading. Because a portion of the Investee Pools' currency trading takes place in the forward markets, prospective investors must recognize that much of the Fund's indirect investment activity takes place in unregulated markets rather than on futures exchanges subject to the jurisdiction of the CFTC or other regulatory bodies. Underlying Investee Pool funds on deposit with the currency forward counterparties with which the Portfolio Manager trades are not protected by the same segregation requirements imposed on CFTC regulated commodity brokers in respect of customer funds deposited with them. Although the Portfolio Managers deal only with major financial institutions as currency forward counterparties, the insolvency or bankruptcy of a currency forward counterparty could subject the Investee Pool to the loss of its entire deposit with such counterparty. The forward markets are well established. However, it is impossible to predict how, given certain unusual market scenarios, the unregulated nature of these markets might affect the Fund's investments in Investee Pools.

Trading in Options. The Portfolio Managers have traded futures and forward options in the past and may trade such instruments in the future. Although successful options trading requires many of the same skills as successful futures and forward trading, the risks involved are somewhat different. For example, the assessment of near-term market volatility ? which is directly reflected in the price of outstanding options ? can be of much greater significance in trading options than it is in many long-term futures strategies. The use of options can be extremely expensive if market volatility is incorrectly predicted. See "The Futures and Forward Markets -- Options" in the Statement of Additional Information.

Trading on Futures Exchanges Outside the United States. The Investee Pools may trade on futures exchanges outside the United States. Trading on such exchanges is not regulated by any United States government agency and may involve certain risks not applicable to trading on United States exchanges. For example, some non-U.S. exchanges, in contrast to United States exchanges, are "principals' markets" similar to the forward markets in which performance is the responsibility only of the individual member with whom the Investee Pool has entered into a futures contract and not of any exchange or clearing corporation. In such cases, the Investee Pool will be subject to the risk of the inability or refusal to perform with respect to the individual member with whom the Investee Pool has entered into a futures contract. Trading on foreign exchanges involves the additional risks of expropriation, burdensome or confiscatory taxation, moratoriums, exchange or investment controls and political or diplomatic disruptions, each of which might materially adversely affect an Investee Pool's trading activities. In trading on foreign exchanges, the Investee Pool is also subject to the risk of changes in the exchange rates between the United States dollar and the currencies in which the foreign contracts are settled. See "Risk Disclosure Statement."

Substantial Charges to Fund. The Fund is obligated to pay the Managing Member Management Fees and Administrative Expense Reimbursement regardless of whether the Fund is profitable. In addition, the Managing Member receives, with respect to each Unit, an Incentive Allocation equal to the applicable percentage of New Net Profits earned with respect to such Unit. Stated generally, New Net Profits are based upon the increase in value of each Unit at the end of each month including any unrealized appreciation in open futures, forward and commodity interest positions and positions in Investee Pools.

Forward trading is conducted in a principals' market in which counterparties buy and sell currencies among each other, including a "bid-ask" spread in their pricing. Institutions trading in such markets do not pay brokerage commissions in addition to such spreads. It is not possible to quantify the "bid-ask" spreads paid by the Portfolio Managers in respect of its currency trading because it is not possible for the Portfolio Manager to know what, if any, profit its counterparty is making on the forward trades into which it enters. However, these spreads represent a significant direct or indirect execution cost to the Fund.

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Trading Decisions Based on Technical Systems.  Allocation decisions of the
Portfolio Managers may not be determined by analysis of fundamental supply and demand factors, general economic factors or anticipated world events, but by technical trading systems involving trend analysis and other factors and the money management principles developed by the Portfolio Managers and their affiliates. The profitability of any trading system involving technical trend analysis depends upon the occurrence in the future of significant sustained price moves in at least some of the markets traded. Without such sustained price moves in at least some of the markets traded, the Portfolio Managers' trend-following systems are unlikely to produce profits and the Fund could suffer significant losses. See "Portfolio Managers." The Managing Member believes that investors should consider the Units as a medium- to long-term investment (three years or more) to permit the trading method to function over a significant period.

Discretionary Aspects of the Portfolio Managers' Strategies. Although the Portfolio Managers generally apply highly systematic strategies, these strategies retain certain discretionary aspects. Decisions, for example, to adjust the size of positions indicated by the systematic strategies, which futures contracts to trade and method of order entry require judgmental input from the Portfolio Managers' principals. Discretionary decision-making may result in the Portfolio Managers making unprofitable trades in situations when a more wholly systematic approach would not have done so.

Possible Effects of Technical Trading Systems. There has been, in recent years, a substantial increase in interest in technical futures trading systems, particularly trend-following systems. As the capital under the management of trading systems based on the same general principles increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the Investee Pools or the Fund, or otherwise alter historical trading patterns or affect the execution of trades, to the significant detriment of the Investee Pools and/or the Fund.

Although the Investee Pools and Fund are as likely to be profitable as unprofitable in up or down markets, there is some tendency for managed futures products -- particularly those managed by systematic, trend-following advisors -- to perform similarly during the same or approximately the same periods. Prospective investors must recognize that, irrespective of the skill and expertise of the Managing Member, the Sub-Advisor and the Portfolio Managers, the success of the Fund may be substantially dependent on general market conditions over which the Managing Member, the Sub-Advisor and the Portfolio Managers have no control.

In addition, there has been an increase in the use of trading systems employing counter-trend techniques that attempt to profit from the wide use of trend following systems by running stop points or otherwise. The increased use of such techniques could alter trading patterns that the Managing Member, the Sub-Advisor and the Portfolio Managers attempt to exploit to the detriment of the Fund.

Changes in Trading Method. The Investee Pools and Portfolio Managers may modify their trading methods without approval by or notice to the Managing Member and the Sub-Advisor. Modifications may include changes in or substitution of technical trading systems, risk control overlays, money management principles and markets traded and introduction of non-technical factors and methods of analysis and non-trend-following technical systems and methods of analysis. The trading systems to be utilized by the Investee Pools and Portfolio Managers are proprietary and confidential. See "Trading Strategies - General."

Lack of Diversification. Although the Managing Member intends to invest the Fund's capital with a number of Portfolio Managers, it is possible that certain or all of such Portfolio Managers may utilize similar or overlapping investment strategies. Portfolio Managers utilizing similar specialized strategies may hold identical investments. As a result, the Fund may at any time hold a few relatively large (in relation to its capital) investments with the result that a loss in any such position could have a material adverse impact on the Fund's capital.

Changes in Allocations. The Sub-Advisor expects from time to time to change the percentage of Fund assets allocated to each Investee Pool. These changes will be made in the Sub-Advisor's discretion, with the approval of the Managing Member. The Fund may not be required, under certain circumstances, to notify Members of changes in allocations. In addition, the Fund will be required to change allocations if it receives additional subscriptions during periods when certain Investee Pools are no longer accepting additional funds (for example, because of capacity restrictions). In that case, the additional capital would either have to be allocated to those Investee Pools (if any) that were accepting additional funds, which would alter the respective percentages of the Fund's assets allocated to particular Investee Pools, or the Fund would have to place some or all of the additional capital with new Investee Pools or make direct investments. Therefore, the Fund's success may depend not only on the current Investee Pools and the Sub-Advisor's ability

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to allocate Fund assets successfully among those Investee Pools, but also the
Sub-Advisor's ability to identify new Portfolio Managers and Investee Pools.

Risks of Investing in Investee Pools. Although the Sub-Advisor and the Managing Member will attempt to monitor the performance of each Investee Pool, the Fund will not receive information regarding the actual investments made by the Investee Pools and must ultimately rely on (i) the CPO and CTA of each Investee pool to operate in accordance with the investment strategy or the guidelines laid out by the CPO and CTA of the Investee Pool, and (ii) the accuracy of the information provided to the Fund by the CPO and CTA of the Investee Pool. If the CPO and CTA of an Investee Pool does not operate and manage such pool in accordance with the investment strategy or guidelines specified for such pool, or if the information furnished by an Investee Pool is not accurate, the Fund might sustain losses with respect to its investment in such Investee Pool despite the Sub-Advisor's and the Managing Member' attempts to monitor such pool.

In addition, Investee Pools may have restrictions in their governing documents that limit the Fund's ability to withdraw funds from or invest in the pool. The Fund's ability to withdraw funds from or invest funds in Investee Pools with such restrictions will be limited and such restrictions will limit flexibility to reallocate such assets among Investee Pools or to honor Member redemptions.

Investing in Managed Accounts. From time to time, the Fund may establish and invest in separately managed accounts managed by Portfolio Managers, as opposed to investing in Investee Pools. Separately managed accounts are typically not subject to the limitations on liability of investors generally offered by Investee Pools. Accordingly, the Fund would be subject to the risk of losses beyond its allocation of assets to such account and, potentially, could lose all of its assets as the result of its investment in such account. To minimize this risk, the Fund may, but is under no obligation to, establish limited liability subsidiaries to hold such accounts.

Incentive Compensation for Portfolio Managers. The governing documents of the Investee Pools generally will provide for the Fund's payment, as an investor in the Investee Pool, of fees or allocations of profits to the Investee Pool's Portfolio Manager based upon appreciation, including unrealized appreciation, in the value of the Fund's investment in the Investee Pool, but without penalties for realized losses or decreases in value of the Fund's investment. The Portfolio Manager's compensation or profit share may be determined separately for each quarter or each year, although losses in a quarter or year are often carried forward to subsequent quarters or years in determining the payment for such quarter or year. A Portfolio Manager's incentive compensation arrangements may give the Portfolio Manager an incentive to make more risky or speculative investments.

Incentive fees may be paid to Portfolio Managers even though the Fund
sustains trading losses.   The incentive fees or allocations payable in
respect of each Investee Pool are assessed individually based on the performance of each respective Investee Pool, irrespective of the overall performance of the Fund. Moreover, incentive fees and allocations are generally calculated based on the Fund's total investment in an Investee Pool, not on the basis of each separate investment by the Fund in each Investee Pool. In view of the foregoing, it is possible that the Fund may be required to pay certain Investee Pools incentive fees or allocations, which could be substantial, even though the Fund as a whole was not profitable.

Possible Affects of Speculative Position Limits. The CFTC and United States exchanges have established limits referred to as "position limits" on the maximum net long or net short speculative futures position which any person may hold or control in particular futures contracts. Generally, banks and dealers do not impose such limits with respect to forward contracts in currencies. All futures accounts managed by the Portfolio Managers and their affiliates are combined for position limit purposes. With respect to trading in futures contracts subject to position limits (for example, corn, wheat, cotton, soybeans, soybean meal and oil), the Portfolio Managers may reduce the size of the positions which would otherwise be taken for the Investee Pools or the Fund to avoid exceeding the limits. If position limits are exceeded by the Portfolio Managers in the opinion of the CFTC or any other regulatory body, exchange or board, the Portfolio Managers generally will liquidate positions in all accounts under their management, including the Investee Pools or the Fund, as nearly as possible in proportion to respective amounts of equity in each account to the extent necessary to comply with applicable position limits.

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Other Clients of the Portfolio Managers, the Managing Member, the Sub-Advisor
and their Affiliates. The Portfolio Managers, the Managing Member and the Sub-Advisor manage futures and forward accounts or Investee Pools other than the Fund, including, possibly, accounts in which the Portfolio Managers, the Managing Member and the Sub-Advisor, their principals and employees have significant investments. The Portfolio Managers, the Managing Member and the Sub-Advisor and their affiliates may manage additional accounts in the future. It is possible that such accounts may be in competition with the Fund for the same or similar positions in the futures and forward markets.
The Portfolio Managers generally will use similar trading methods for the Fund and all other systematic accounts that the Portfolio Managers and their affiliates manage. The Portfolio Managers will not knowingly or deliberately use systems for any account that are inferior to systems employed for any other account or favor any account over any other account. No assurance is given, however, that the results of the Fund's trading will be similar to that of other accounts concurrently managed by the Portfolio Managers or their affiliates.

Possible Adverse Effects of Increasing the Assets Managed by the Portfolio Managers. The Portfolio Managers have not agreed to limit the amount of additional equity which they may manage. The rates of return achieved by investment advisors often tend to degrade as assets under management increase. There can be no assurance that the Portfolio Managers' strategies will not be adversely affected by additional equity, including the Fund's account, accepted by the Portfolio Managers.

Dependence on Key Personnel. Despite the systematic methods used by many of the Portfolio Managers, the Managing Member and the Sub-Advisor, they are dependent on the services of a limited number of key persons. The loss of any of such persons could make it more difficult for the Portfolio Managers, the Managing Member and the Sub-Advisor to continue to manage Investee Pools or the Fund.

Limited Ability to Liquidate Investment in Units.  An investment in the
Units cannot be immediately liquidated by a Member. Units may be transferred only under very limited circumstances and no market for Units will exist at any time. A Member can liquidate such Member's investment through redemption of the Units. A Member may redeem all or a portion of such Member's Units as of the last day of any month on ten days' written notice to the Managing Member. Because notices of redemption must be submitted significantly in advance of the actual redemption date, the value received upon redemption may differ significantly from the value of the Units at the time a decision to redeem is made. Furthermore, because redemptions only are permitted at month-end, investors are not able to select the value, or even the approximate value, at which they will redeem their Units.

The Managing Member has the authority to suspend or defer the payment of redemptions in certain extraordinary circumstances when the Managing Member believes doing so would be in the best interest of the Fund, the Members or the redeeming Members. Such circumstances may include extremely large redemption requests, a suspension or deferral of the calculation of the NAV of the Investee Pools, or an inability for the Fund to redeem its investments in the Investee Pools.

Conflicts of Interest. The Fund will be subject to a number of actual and potential conflicts of interest. Such conflicts may include, among other things, the possibility of the Portfolio Managers, the Managing Member, the Sub-Advisor, a commodity broker for an Investee Pool or the Fund or any of their respective affiliates favoring other customer accounts or their own proprietary trading in certain respects over that of the Fund. See "Conflicts of Interest."

Members Will Not Participate in Management. Purchasers of Units will not be entitled to participate in the management of the Fund or the conduct of its business.

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OTHER RISKS

Tax Considerations. For a more detailed discussion of the income tax considerations associated with an investment in the Fund, see the discussion below under "Federal Income Tax Considerations."

Partnership Treatment is Not Assured. There is a risk that the Fund, if it has more than 100 Members, may be treated as a publicly traded partnership for federal income tax purposes. Nevertheless, the Fund in all events will be treated as a partnership for federal income tax purpose so long as at least 90% of its annual gross income consists of "qualifying income" as defined in the Internal Revenue Code of 1986, as amended (the "Code"). The Managing Member believes it is likely, but not certain, that the Fund will meet the qualifying income test. If the Fund were to be treated as a corporation instead of as a partnership for federal income tax purposes, (i) the net income of the Fund would be taxed at corporate income tax rates, thereby substantially reducing its profitability, (ii) Members would not be allowed to deduct their share of Fund losses and (iii) distributions to Members, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of the Fund, and would be taxable as such.

Income Tax Liability Is Anticipated to Exceed Distributions. Members will be taxable on their allocable share of Fund income, whether or not any amounts have been or will be distributed to them by the Fund. There is no present intention to make distributions. Accordingly, it is anticipated that Members will incur tax liabilities as a result of being allocated taxable income from the Fund, even though the Fund will not make current cash distributions with which to pay such taxes.

Possibility of a Tax Audit. The Fund's tax returns might be audited by a taxing authority. An audit could result in adjustments to the Fund's tax returns. If an audit results in an adjustment, Members may be required to file amended returns and to pay additional taxes plus interest.

Limits on Deductions. A Member's ability to claim a current deduction for certain expenses and losses, including capital losses of the Fund, is subject to various limitations.

Limits on Deductibility of Passive Activity Losses. Applicable income tax regulations treat all Fund income, gains and losses allocable to non-corporate (and certain corporate) Members as non-passive activity income, gains and losses. Accordingly, such Members will be unable to offset their passive activity losses from other investments against their income from this investment, but Fund losses will not be subject to the limitations imposed on the deductibility of passive activity losses.

Unrelated Business Taxable Income. Income derived by the Fund from "debt-financed property" will be treated as unrelated business taxable income ("UBTI"), which is taxable to a tax-exempt organization. Although not currently anticipated, it is possible that a Portfolio Manager might acquire debt-financed property. Therefore, this investment is not suitable for charitable remainder trusts, and might not be suitable for certain other tax-exempt investors seeking to avoid UBTI.

Schedules K-1 may be Delayed. The Fund will attempt to, but cannot assure that it will be able to, provide a final Schedule K-1 to Members for any given calendar year by April 15 of the following year. In the event that it is not able to do so, the Fund will endeavor to provide estimates of the taxable income or loss allocated to Members on or before April 15. Accordingly, Members may be required to obtain an extension of the filing date for their income tax returns at the federal, state and local levels.

Possible Changes in the Tax Code. In recent years, the United States federal income tax law has undergone repeated and substantial changes, a number of which have been materially adverse, or potentially materially adverse, to investment partnerships. It is impossible to predict what the effect of future changes in the Code will be on an investment in the Fund.

Investment in APM Hedged Global Commodity Fund, LDC; and HFR MF Diversified Select Master Trust. Two of the Investee Pools, APM Hedged Global Commodity Fund, LDC and HFR MF Diversified Select Master Trust, would be classified as corporations for U.S. federal income tax purposes. Each of these Foreign Funds would be a "passive foreign investment company" or "PFIC" for federal income tax purposes. In order to avoid adverse federal income tax

                                     -15-
-----------------------------------------------------------------------------

consequences for our investors with respect to interests in a PFIC, the Fund will make a "qualified electing fund" or "QEF" election with respect toeach of the Foreign Funds. If the QEF election were ineffective, for example, because a Foreign Fund failed to give the fund financial information required for application of the QEF rules, gains realized by Members or the fund attributable to shares in such Foreign Fund would be taxable as ordinary income and subject to an additional interest charge. The Fund has received written confirmation from each of the Foreign Funds that it will provide the necessary financial information necessary to file the QEF election; however prospective investors should still consult their own tax advisors regarding an investment through the Fund in a PFIC.

Investment in Welton Global Capital Markets Fund, Ltd. One of the Investee Pools, Welton Global Capital Markets Fund, Ltd. ("Welton"), is a Bermuda segregated accounts company. Welton has elected to be treated as a partnership for U.S. federal income tax purposes. The risks set forth in the "Federal Income Tax Considerations" section in connection with investment in the Fund also apply to the investment in Welton. In the unlikely event that Welton were to be treated as a corporation, it would be considered a "passive foreign investment company" or "PFIC" and the discussion set forth in the "Investments in APM Hedged Global Commodity Fund, LDC and HFR MF Diversified Select Master Trust" section would apply.

Statutory Regulation. Although the Fund, the Managing Member and the Sub-Advisor are subject to regulation by the CFTC, the Fund is not registered under the Investment Company Act of 1940. Investors are, therefore, not accorded the protection provided by such legislation.

Future Regulatory and Market Changes. The regulation of the United States commodities markets has undergone substantial change in recent years, a process which is expected to continue. In addition, a number of substantial regulatory changes are pending or in progress in certain foreign markets. The effect of regulatory change on the Fund is impossible to predict but could be material and adverse.

Some concern has been expressed by various governmental authorities that the impact of speculative pools of capital, such as the Fund, on international currency trading is making it significantly more costly and difficult for central banks and governments to influence exchange rates. This and similar concerns could lead to pressure to restrict the access of speculative capital to these markets.

In addition to regulatory changes, the economic features of the markets to be traded by the Fund have undergone, and are expected to continue to undergo, rapid and substantial changes as new strategies and instruments have been introduced. Furthermore, the number of participants, particularly institutional participants, in the futures and forward markets appears to have expanded substantially. There can be no assurance as to how the Managing Member will perform given the changes to, and increased competition in, the marketplace.

The foregoing list of Risk Factors does not purport to be a complete explanation of the risks involved in this offering. Potential investors should read the entire Memorandum before deciding to invest in the Fund.

                                     -16-
-----------------------------------------------------------------------------

ASPEN PARTNERS, LTD.

Aspen Partners, Ltd., a Delaware corporation, is the managing member of the
Fund and was formed on February 6, 1996.   The Managing Member is registered
with the CFTC as an introducing broker and as a CPO. The Managing Member also is registered with the SEC as an Investment Adviser. The registration of the Managing Member with the CFTC is not an indication that the CFTC has recommended or approved either the Managing Member or the Fund. Even though the Managing Member is registered as an introducing broker, the Managing Member does not intend to act as an introducing broker for the Fund or any of the underlying Investee Pools. Its main business office is located at 1230 Peachtree Street, N.E., Suite 1750, Atlanta, Georgia 30309-3574 (telephone number (404) 879-5126). The Managing Member is responsible for all decisions concerning the business and operations of the Fund including consultation with the Investment Committee and the Sub-Advisor relating to the allocation of Fund's capital among Investee Pools and Portfolio Managers.

The Managing Member invested approximately $100,000 in the Fund at its inception on July 1, 2005. The Managing Member may make withdrawals from its capital account without notice to the Members. Additionally, Kenneth Banwart, Managing Director of the Managing Member, has made a personal investment. The records of investments by principals of the Managing Member will not be made available for review by Members.

The Managing Member and its affiliates serve as introducing broker and exclusive marketing agent to certain private investment funds. As of December 31, 2005, the Managing Member and its affiliates have raised over $500 million in aggregate assets for such funds.

The principals and other employees of the Managing Member may also trade futures, forward and commodity interest contracts for their own accounts. The principals and other employees of the Managing Member may also invest in Investee Pools and Portfolio Managers including the same or different Investee Pools in which the Fund invests. The records of the trading activities of the principals and other employees of the Managing Member are considered proprietary and will not be made available for review by Members.

PRINCIPALS OF THE MANAGING MEMBER

Kenneth E. Banwart, born in 1942, is Managing Director of the Managing Member and QED CapitalWorks LLC. QED CapitalWorks LLC is the Management Company of QED Partners LLC, a private securities investment fund with approximately $150 Million in assets. The Managing Member performs all marketing, administrative, and client service activities for QED Partners LLC. Mr. Banwart primarily is responsible for the overall direction of these entities. He has over 30 years' experience in the selection and management of a wide range of alternative investments.

Mr. Banwart began his career in 1966 after graduating with a Bachelor of Business Administration degree in Accounting from Wichita State University. From 1966 to 1969 he was with Ernst & Young LLP (formerly Arthur Young & Company) on the audit and tax staff specializing in the securities industry. During this period he became a Certified Public Accountant and was a member of the National Association of CPAs, the Texas Society of CPAs, and the National Association of Accountants. From 1969 to 1978 he was Director of the Tax Incentive Investment Department specializing in the selection and marketing of alternative investments for Rauscher Pierce Refsnes, Inc., a regional NYSE Member Firm with offices throughout the Southwest.

Since 1979, Mr. Banwart primarily has run his own businesses involved in the selection and marketing of alternative investments. During this period, he held positions as Co-Chairman of the Board of Red River Feed Yards, Inc., a 100,000-head feedlot located outside Phoenix, Arizona, as Executive Vice President of Robert Stranger & Co., a recognized authority with various publications on alternative investments, and as Executive Vice President of Boston Bay Capital, a firm specializing in the acquisition, renovation and management of certified historic properties. Mr. Banwart is a member of the National Association of Securities Dealers, the Managed Funds Association and the NFA.

Jeremy L. Standrod, born in 1975, is Executive Vice President of the Managing Member as well as a Managing Director of QED CapitalWorks LLC. He joined the

                                     -17-
-----------------------------------------------------------------------------

Managing Member in 1997, and now directs all fundamental operations of the company. He also consults with outside managers represented by the Managing Member on various legal and accounting issues.

Mr. Standrod has experience in structuring public and private offerings, as well as developing procedures and reporting solutions for alternative investment funds. He also has extensive experience developing and implementing technological solutions for back office support.

Mr. Standrod's career began on Capitol Hill, where he served in an operations role for the Director of Legislative Affairs in the office of a United States Senator and Democratic National Committee Chairman. There, he worked directly with the Legislative Director to support the Senator's legislative agenda. He holds a B.A. in Political Science from The University of West Georgia.

Gregory C. Lionberger, born in 1974, is Director - Managed Futures and oversees activities relating to direct or indirect managed futures investments for the Fund. He joined the Managing Member in 2000 and initially served as the Managing Member' primary client service representative. He was then promoted to Senior Vice President - Southeast Region where he oversaw client relationships in the Carolinas, Georgia, and Florida. In 2003, he was promoted to the position of Senior Vice President where he was involved in all aspects of the Managing Member' activities. In January 2005, he was promoted to his current position of Director - Managed Futures.

Prior to joining the Managing Member, Mr. Lionberger served as Senior Financial Analyst for Zapmedia, Inc. of Atlanta, Georgia where he was responsible for daily management of approximately $15 million in contributed capital and was the project manager for a $1 million + Enterprise Resource Planning Implementation.

Previously, Mr. Lionberger was a Staff Accountant with Ernst & Young LLP in their Assurance and Advisory practice where he focused on the insurance and financial services industries. Mr. Lionberger has a BBA from Roanoke College in Salem, Virginia where he graduated with honors and is a Level II candidate in the CFA Program.

LITIGATION

There have been no material, administrative, civil or criminal proceedings against the Managing Member or its principals which are pending, are on appeal or have concluded at any time during the last five years.

PRIOR PERFORMANCE HISTORY

The Fund commenced operations on July 1, 2005 and has a limited operating history. See "Performance of Aspen Diversified Fund LLC" on page 19. The Managing Member and the Sub-Advisor previously managed the ASA Managed Futures Fund LLC, a fund of funds registered as an investment company with the SEC. See "Performance of ASA Managed Futures LLC" on page 22.

PLACEMENT AGENT

The Managing Member has entered into an agreement with Frontier Solutions LLC, a wholly-owned subsidiary, and may enter into agreements with one or more additional selling agents, for selling of Units in the Fund. The fees of any such selling agents with respect to the selling of Units will be paid out of the Managing Member's portion of the Management Fee and/or Incentive Fee; no deduction will be made from an investor's subscription amount with respect to such fees, unless specifically disclosed and agreed to by such investor.

                                     -18-
-----------------------------------------------------------------------------

PERFORMANCE OF ASPEN DIVERSIFIED FUND LLC

Following are capsule performance summaries for the Class B Units and Class E Units. Please note that the Class E Units are no longer being offered. All performance information is shown "net" of fees and expenses. You should read the footnotes following the capsule performance summaries as they are an integral part of each capsule. There is no performance information for the Class A and Class C Units because Units of such classes have not been sold as of the date of this Memorandum. There is no performance information for the Class D Units because such Units were never sold and are no longer being offered by the Fund.

You are cautioned that the information set forth in each capsule performance is not indicative of, and has no bearing on, any trading results that may be attained in the future. Past performance is not necessarily indicative of future results. We cannot assure you that a class will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a class's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

The information in the capsules has not been audited. However, the Managing Member believes that the capsules are complete and accurate in all material respects.

No representation is made that a class is likely to achieve profits similar to those shown in the summaries. There can be no assurance that any class will achieve its objective or avoid substantial losses.

                                     -19-
-----------------------------------------------------------------------------

                                                                   Capsule 1
                              Performance of the
                      Aspen Diversified Fund LLC -- Class B
                            (through May 31, 2006)

Aspen Diversified Fund LLC -- Class B
Type of Pool:                                           Privately Offered;
                                                           Multi-Advisor
Inception of Trading:                                   August 2005
Aggregate Subscriptions:                                $9,269,005
Current Capitalization:                                 $9,275,059
The largest monthly draw-down (May 2006):               -2.76% (1), (2)
The worst peak-to-valley draw-down (9/2005 - 10/2005):  -2.85% (3)

Performance Table
Month                              2006          2005
------------------------------------------------------
January                           2.75%
February                         -2.26%
March                             2.20%
April                             3.87%
May                              -2.76%
June
July
August                                          2.66%
September                                      -0.62%
October                                        -2.24%
November                                        4.53%
December                                       -0.79%
------------------------------------------------------
Annual Return                     3.67% (4)     3.43% (4)
                                  (5 mos.)      (5 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule Performance Information

1 Drawdown means losses experienced by a fund or program over a specified period.

2 Largest Monthly Drawdown is the largest loss experienced by the fund or program shown in any calendar month during the most recent five calendar years and year-to-date expressed as a percentage of the total equity in the Fund and includes the month and year of such drawdown.

3 Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

4 Rate of Return is the actual rate of return that a Member's investment in the Fund would have recognized, net of the charges applicable to a Member, during each month included in the calculation.

                                     -20-
-----------------------------------------------------------------------------

                                                                   Capsule 2

                              Performance of the
                      Aspen Diversified Fund LLC -- Class E
                            (through May 31, 2006)

Aspen Diversified Fund LLC -- Class E
Type of Pool:                                           Privately Offered;
                                                           Multi-Advisor
Inception of Trading:                                   July 2005
Aggregate Subscriptions:                                $15,026,479
Current Capitalization:                                 $15,929,735
The largest monthly draw-down (May 2006):               -2.67% (1), (2)
The worst peak-to-valley draw-down (May 2006):          -2.67% (3)

Performance Table
Month                              2006          2005
------------------------------------------------------
January                           3.07%
February                          2.18%
March                             2.23%
April                             4.39%
May                              -2.67%
June
July                                           -0.57%
August                                          3.03%
September                                      -0.51%
October                                        -2.16%
November                                        4.86%
December                                       -0.71%
------------------------------------------------------
Annual Return                      4.81% (4)    3.81% (4)
                                   (5 mos.)     (6 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule Performance Information

1 Drawdown means losses experienced by a fund or program over a specified period.

2 Largest Monthly Drawdown is the largest loss experienced by the fund or program shown in any calendar month during the most recent five calendar years and year-to-date expressed as a percentage of the total equity in the Fund and includes the month and year of such drawdown.

3 Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

4 Rate of Return is the actual rate of return that a Member's investment in the Fund would have recognized, net of the charges applicable to a Member, during each month included in the calculation.

                                     -21-
-----------------------------------------------------------------------------

PERFORMANCE OF ASA MANAGED FUTURES FUND LLC

The Managing Member and the Sub-Advisor previously managed the ASA Managed Futures Fund LLC, a fund of funds registered as an investment company with the SEC. The ASA Managed Futures Fund LLC commenced operations on March 1, 2004, and terminated operations on February 28, 2005. The Managing Member was exempt from registration as a CPO of ASA Managed Futures Fund LLC pursuant to CFTC Rule 4.5 under the Commodity Exchange Act. Following is capsule performance information for the ASA Managed Futures Fund LLC for its entire trading history.

The Sub-Advisor also served as a sub-advisor for the ASA Managed Futures Fund LLC. The capsule performance information for the ASA Managed Futures Fund LLC is the only available prior performance information of either the Managing Member or the Sub-Advisor with respect to commodity interests trading.

You are cautioned that the information set forth in the capsule performance is not indicative of, and has no bearing on, any trading results that may be attained in the future. Past performance is not necessarily indicative of future results. We cannot assure you that a class will be profitable or will avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a class's total income and may generate profits where there have been realized or unrealized losses from futures, forwards, and options trading.

The information in the capsules has not been audited. However, the Managing Member believes that the capsules are complete and accurate in all material respects.

No representation is made that a class is likely to achieve profits similar to those shown in the summaries. There can be no assurance that a class will achieve its objective or avoid substantial losses.

                                     -22-
-----------------------------------------------------------------------------
--

                  Performance of the ASA Managed Futures Fund LLC

ASA Managed Futures Fund LLC
Type of Pool:                                           Publicly-Offered,
                                                           Multi-Manager,
                                                           Rule 4.5
Inception of Trading:                                   March 2004
Aggregate Subscriptions:                                $7.3 Million
Capitalization (as of 2/28/2005):                       $7.2 Million
The largest monthly draw-down1 (January 2005):          -4.23% (1), (2)
The worst peak-to-valley draw-down2 (2/2004 - 7/2004):  -5.74% (3)

Performance Table
Month                              2006          2005
------------------------------------------------------
January                          -4.23%
February                          0.32%
March                                          -0.64%
April                                          -0.19%
May                                            -0.65%
June                                           -3.06%
July                                           -1.31%
August                                          0.25%
September                                       2.44%
October                                         2.52%
November                                        3.35%
December                                       -0.76%
------------------------------------------------------
Annual Return                    -3.92% (4)     1.79% (4)
                                  (2 mos.)      (10 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Footnotes to Capsule Performance Information

1 Drawdown means losses experienced by a fund or program over a specified period.

2 Largest Monthly Drawdown is the largest loss experienced by the fund or program shown in any calendar month during the most recent five calendar years and year-to-date expressed as a percentage of the total equity in the Fund and includes the month and year of such drawdown.

3 Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

4 Rate of Return is the actual rate of return that a Member's investment in the Fund would have recognized, net of the charges applicable to a Member, during each month included in the calculation.
Guidance Capital LLC

                                     -23-
-----------------------------------------------------------------------------

The Fund and the Managing Member have appointed Guidance Capital LLC, an Illinois limited liability company to provide investment advisory services to the Fund. The Sub-Advisor was formed in July 2001.

The Sub-Advisor is responsible for recommending the selection of, investment in and redemption from Investee Pools and Portfolio Managers, to the Investment Committee. The Sub-Advisor is not responsible for any of the other activities of the Fund including, but not limited to, marketing, accounting, reporting, and client service. In consideration of the services provided by the Sub-Advisor, the Managing Member will pay the Sub-Advisor an amount equal to 50% of the Management Fee as described under "Description of Charges to the Fund -- Management Fee."

The Sub-Advisor invested approximately $10,000 at the Fund's inception on or about July 1, 2005. The Sub-Advisor may make withdrawals from its capital account without notice to the Members. The Sub-Advisor shall be deemed to be a special Member of the Fund (a "Special Member"). In its capacity as a Special Member, the Sub-Advisor will be entitled to 50% of the aggregate Incentive Allocation, as described under "Description of Charges to the Fund -- Incentive Allocation."

The principals and other employees of the Sub-Advisor may also trade futures, forward and commodity interest contracts for their own accounts. The principals and other employees of the Sub-Advisor may also invest in Investee Pools and Portfolio Managers including the same or different Investee Pools in which the Fund invests. The records of the trading activities of the principals and other employees of the Sub-Advisor are considered proprietary and will not be made available for review by Members.

The Sub-Advisor is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The Sub-Advisor also is registered with the CFTC as a CTA, and is a member of the NFA. The Sub-Advisor's business office is located at 700 Rockland Road, Rockland, DE 19732, and its telephone number is (302) 573-5087.

The principals of the Sub-Advisor are Brian Ziv, D. Trowbridge ("Toby") Elliman and Barry Brick. Messrs. Ziv, Elliman and Brick have over 45 years of combined investment management experience and will be primarily responsible for making investment recommendations on behalf of the Sub-Advisor for the Fund. In addition to providing services to the Fund and the Managing Member, the Sub-Advisor provides investment management and administrative services to a number of affiliated fund-of-hedge funds.

Currently, the principals of the Sub-Advisor have not indicated they will invest in the Fund, but they may do so in the future. In the event that principals of the Sub-Advisor invest in the Fund, the records of such investment will not be made available for review by Members.

PRINCIPALS OF THE SUB-ADVISOR

Brian C. Ziv is a founding member and Chief Investment Officer of the Sub-Advisor. He also is a member of the Sub-Advisor's Investment Committee. Prior to forming the Sub-Advisor, he was Chief Investment Officer of Graystone Wealth Management Services, a division of Morgan Stanley. Mr. Ziv helped guide $8 billion in assets for Graystone clients. He helped found and develop Graystone's consulting practice, serving as the firm's first Director of Research. Mr. Ziv's research includes analysis of hedge funds and hedge fund strategies. He also has done extensive work on tax-sensitive portfolio construction and use of non-traditional investment strategies. He has published articles on a wide range of investment topics, including portfolio strategy, use of hedge funds and investment manager selection.

Mr. Ziv has 23 years of investment management and consulting experience. Prior to joining Graystone in 1994, he founded and ran Ziv Asset Management, a value-oriented equity management firm for high net worth clients. The firm also provided a range of specialized investment services to several national investment firms. Mr. Ziv also has served as Chief Investment Officer of a Frank Russell Adviser in Chicago.

                                    -24-
-----------------------------------------------------------------------------

Early in his career, Mr. Ziv was an equity analyst with Kidder, Peabody & Company in New York. He was a member of the Kidder's stock selection committee and shared responsibility for the firm's stock recommendations and its model portfolio.

Mr. Ziv holds a B.A. in philosophy from Princeton University and is a Chartered Financial Analyst charter holder. He belongs to the Investment Analysts Society of Chicago and the Association for Investment Management and Research.

Toby Elliman is a founding member of the Sub-Advisor and heads the firm's Delaware office. He is also a member of the Sub-Advisor's Investment Committee. Prior to forming the Sub-Advisor, he was Senior Vice President and Financial Advisor with Morgan Stanley. At Morgan Stanley, Mr. Elliman worked with major financial institutions developing and marketing alternative investment products. Mr. Elliman helped lead the development and launch of Morgan Stanley Market Street Managed Futures L.P., a commodities futures fund for Morgan Stanley clients. He also worked closely with Oxford Advisors Ltd. in developing and marketing a family of offshore hedge fund products, including the Oxford Strategic Income Fund and the Oxford Strategic Market Neutral Fund. Separately, Mr. Elliman managed $200 million for private clients at Morgan Stanley.

Mr. Elliman has 23 years of investment management experience. Prior to joining Dean Witter (a predecessor of Morgan Stanley), Mr. Elliman was a private investor managing his own assets. Earlier in his career he was Head of Nonferrous Metals floor trading at Drexel Burnham in New York.
Mr. Elliman holds a B.A. in economics from Hampshire College and earned a CIMA certification while attending Wharton Business School.

Barry Brick is a member of the Sub-Advisor and is responsible for overseeing all aspects of operations and administration for the firm. Prior to joining the Sub-Advisor, Mr. Brick worked for 11 years at SEI Investments, first managing a variety of financial and business processes within the firm's Investment Services unit, and later serving as Director of Product Development within the Fund Services Division. Mr. Brick's last position at SEI was developing new business for alternative investment operations, separate account processing, and mutual fund administration and distribution. Earlier in his career, Mr. Brick was a business unit controller at Kidder Peabody & Company and was responsible for financial operations and analysis within the retail brokerage and investment banking divisions. Mr. Brick began his career as an auditor with Price Waterhouse & Co.

Mr. Brick holds a B.A. in accounting from State University of New York at Albany. He also holds an M.B.A. from St. Joseph's University and is a Certified Public Accountant.

LITIGATION

There have been no material administrative, civil or criminal proceedings against the Sub-Advisor or its principals which are pending, are on appeal or have concluded at any time during the last five years.

                                    -25-
-----------------------------------------------------------------------------

TRADING STRATEGIES - GENERAL

Forward and futures traders generally may be classified as either systematic or discretionary. A systematic trader generally will rely to some degree on judgmental decisions concerning, for example, which markets to follow and trade, when to liquidate a position in a contract that is about to expire and how heavy a weighting a particular market should have in a portfolio. However, although these judgmental decisions may have a substantial effect on a systematic trading advisor's performance, the trader relies primarily on trading programs or models that generate trading signals. The systems used to generate trading signals themselves may be changed from time to time, but the trading instructions generated by the systems are followed without significant additional analysis or interpretation. Discretionary traders on the other hand -- while they may use market charts, computer programs and compilations of quantifiable information to assist them in making trading decisions -- make trading decisions on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.

The Managing Member anticipates investing the Fund's assets in Investee Pools Managed primarily by Portfolio Managers who are systematic traders.
In addition to being distinguished from one another on the basis of whether they are systematic or discretionary traders, futures trading advisors also are distinguished as relying on either technical or fundamental analysis, or on a combination of the two.

Technical analysis is not based on the anticipated supply and demand of a particular commodity, currency or financial instrument. Instead, it is based on the theory that the study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand for a particular commodity, currency or financial instrument in order to predict future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity, currency or financial instrument. Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity, currency or financial instrument in an attempt to predict future prices. Such factors might include the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, currency or financial instrument, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that instrument. Fundamental analysis assumes that the markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

The Managing Member anticipates investing the Fund's assets in Investee Pools managed primarily by Portfolio Managers who are technical traders.

Trend-following advisors gear their trading approaches towards positioning themselves to identify and follow major price movements. In contrast, market forecasters attempt to predict future price levels without relying on such trends to point the way, scalpers attempt to make numerous small profits on short-term trades, and arbitrage traders attempt to capture temporary price imbalances between inter-related markets. Trend-following traders assume that a majority of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their numerous but smaller losses, by successfully identifying and following major trends.
Consequently, during periods in which no major price trends develop in a market, a trend-following advisor is likely to incur substantial losses.

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THE INVESTEE POOLS AND PORTFOLIO MANAGERS

Generally, at least 80% of the Net Assets of the Fund will be invested with Investee Pools who invest in futures markets, options on commodity future contracts, and forward contracts. Of those assets, the Managing Member has selected seven (7) Investee Pools which currently constitute or are expected to constitute more than 10% the Fund's assets: APM Hedged Global Commodity Fund LCD (formerly, Absolute Return Commodity Fund, LDC), Aspect US Fund LLC, Discus Fund, LP, Fort Global Contrarian, L.P., HFR MF Diversified Fund LP, Man-AHL Diversified II L.P., , and Welton Global Capital Markets Fund, Ltd. Each of these Investee Pools will have a greater than 10% allocation, and as such they are deemed to be "Major Investee Pools" under the CFTC rules. While the Fund presently uses these Portfolio Managers, there is no guarantee that all will continue to receive allocations from the Fund or that the Investee Pools will remain the same. There also is no guarantee that these Investee Pools will receive the exact percentage allocations as described above.

It is not presently anticipated that any of the Investee Pools or their principals will make an investment in the Fund, but they may do so in the future. Nor is it presently anticipated that the Managing Member and its affiliates will have any other business relationships with any of the Investee Pools outside of those resulting from Fund activities. If in the future one or more of the Investee Pools or their principals chooses to make an investment in the Fund, the records of such activities will not be made available for review by Members.

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APM HEDGED GLOBAL COMMODITY FUND LDC

The APM Hedged Gobal Commodity Fund, LDC ("AHGCF") was organized on May 24, 2000 as a Cayman Islands limited duration company under the name Absolute Return Commodity Fund, LDC. AHGCF changed its name to APM Hedged Global Commodity Fund, LDC effective March 3, 2006. The principal office of AHGCF is located at P. O. Box 2199GT, Grand Pavilion Commercial Centre, 802 West Bay Road, Suite #14, Grand Cayman, Cayman Islands, BWI. AHGCF commenced trading on July 1, 2000.

OFFICERS AND DIRECTORS OF AHGCF

The directors of AHGCF are Enrico de Alessandrini and Alan Danneels. Mr. de Alessandrini and Mr. Danneels are Partners at Absolute Plus Management, LLC ("APM"), the trading advisor of AHGCF.

AHGCF has entered into a trading advisory agreement ("Trading Advisory Agreement") with APM. Pursuant to the Trading Advisory Agreement, all trading decisions for AHGCF will be made by APM.

TRADING ADVISOR

APM is a New York limited liability company formed on August 10, 1999 under the name Stonebrook Advisors, LLC. APM changed its name to "Absolute Plus Management" effective December 19, 2002. APM is registered with the CFTC as a CTA effective January 4, 2003 and as a CPO effective November 4, 1999. It is also a member of the NFA. The offices of APM are located at 230 Park Avenue, Suite 922, New York, New York 10169, and its telephone number is (212) 805-8115.

As of May 31, 2006 APM had approximately $610 million of assets under advisement. The principals of APM are Mr. de Alessandrini, Kenneth J. Armstead, Mr. Danneels, Dino Cesario, and David Kanouse.

PRINCIPALS OF APM

Enrico de Alessandrini is a Partner of APM. He is registered with the CFTC as an associated person and principal of APM effective January 2000. Mr. de Alessandrini has extensive trading and sales experience in the global financial markets. From 1986 to 1988 he ran the Japanese Government Arbitrage Desk for Yamaichi International America ("YIA"). From 1988 to 1990 he became party of YIA's US Primary Dealer where he was responsible for market making in the short end of the US Government yield curve. In 1990, he was asked to assume the responsibility for overseeing the development of YIA's capability to properly hedge and trade the Japanese convertible bond and warrant book. In 1992 he became Head of YIA's foreign bond Central Bank Desk. In 1995 he was appointed SVP and Head of International Fixed Income Arbitrage Sales for Yamaichi International America. In January of 1997 he joined Barclay Investments, a global bond arbitrage boutique. In June of 1997 he was made a Partner at Barclay Investments. While at Barclay, he assisted Concordia Advisors, LLC, which is a market neutral hedge fund associated with Barclay, with investor relations and fund raising. Mr. de Alessandrini received a BA in Economics cum laude from Washington & Lee University in Lexington, Virginia in 1984, and in 1986 he received his MBA from The College of William & Mary in Williamsburg, Virginia.

Kenneth J. Armstead is a Partner of APM. Mr. Armstead is registered with the CFTC as a principal and an associated person of APM effective January 2003. From April 1998 to December 2002, he served as trading advisor for Hedged Global Commodity Strategy ("HGC") as an associated person of Nikko Securities Co. International, Inc. Nikko managed $5 billion in a variety of guaranteed products. Mr. Armstead's responsibilities included designing and managing long volatility solutions for market neutral fund of funds. He assisted with the oversight of the Nikko NK New Direction fund of funds and ultimately became the portfolio manager for NK New Direction. From October 1996 to November 1997 Mr. Armstead was Vice President, Structured Products Research and Development, of Yamaichi International (America), Inc. He served as the trading advisor responsible for the implementation of proprietary quantitative investment strategies in the global fixed income and commodity markets. From June 1995 to September 1996, Mr. Armstead served as Vice President and Director of Research for Kenmar Advisory Group, a CPO, and was responsible for the portfolio performance and risk analysis to support the allocation of funds under management by Kenmar. From October 1994 to May 1995, Mr. Armstead engaged in the requisite regulatory and legal start-up

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activities associated with the establishment of a sole proprietorship, Market
Intermarket Trading, as a CTA and seeking qualified investors to allocate capital for its Managed Account Program. From January 1991 to September 1994, Mr. Armstead was employed by Commodities Corporation (USA), a CPO, as an Associate. He was responsible for the research, development and trading of empirical methodologies for a diverse group of financial and non-financial commodities. Citicorp employed Mr. Armstead from September 1982 to December 1990 where he held a variety of positions. From March 1990 to December 1990, Mr. Armstead was Vice President in Portfolio Strategy, developing proprietary multi-market quantitative trading strategies for cash and derivatives in global fixed income, currency and metals markets. From September 1985 to February 1990, Mr. Armstead served as Vice President in Currency Risk Management, and was responsible for positioning and market making activities in non-dollar fixed income derivatives, both interest rate swaps and long-term forwards. Additionally he developed models for measuring risk and hedging interest rates and currency exposures. From September 1982 to September 1985, Mr. Armstead was an equity analyst to Investment Management, where he conducted research on global stocks of electrical and electronic equipment manufacturers. Mr. Armstead has been professionally involved in the trading and analysis of global fixed income products, including cash, futures and related derivatives since 1985. Mr. Armstead received a BS degree in Mechanical Engineering and a Masters degree in Nuclear Engineering, both from the Massachusetts Institute of Technology in 1978. Mr. Armstead received his MS degree in Management with concentrations in finance and applied economics from the Sloan School at the Massachusetts Institute of Technology in 1982.

Alan Danneels is a Partner of APM. Mr. Danneels is registered with the CFTC as an associated person of APM effective August 2001, and as a principal effective January 2003. He has 12 years of experience in the securities and commodities industry spanning virtually all facets of the business. From 1989 to 2000 he specialized in; futures operations, establishing and managing an overnight trading operation, and institutional cash/futures sales for Aubrey
G. Lanston, a wholly owned subsidiary of the Industrial Bank of Japan. From 2000 to 2001 he traded equities for Odyssey Capital Managements/New Paradigm fund. Mr. Danneels received his BS in Economics, with a math and physics concentration, from the State University of NY at Binghamton, in 1981.

Dino Cesario is a Principal of the APM. He is registered with the CFTC as a principal of APM effective May 8, 2006. Prior to joining APM, Mr. Cesario was a Senior Managing Director of Bear Stearns. He began his proprietary trading career in 1988 with Cargill Investor Services where he eventually became Trading Manager. During his tenure, he hired and trained brokers, managed the long term interest rate book and became a Member of the President's Round Table. Mr. Cesario later joined Swiss Bank Corporation as an Associate Director of Proprietary Trading in 1991 where he was part of a 3 person relative value / arbitrage trading team that specialized in dollar and non-dollar markets. Mr. Cesario joined Bear Stearns in 1993. When he became Senior Risk Manager, responsible for all global interest rate and foreign exchange product, he reported directly to the head of global risk management as well as the executive committee. In 1996, as a Senior Managing Director, Mr. Cesario became head of European Sovereign Debt Market Making and Global Fixed Income Proprietary Trading.

Dino Cesario received a Bachelor of Science degree in Biological Genetics with a concentration in mathematics from Purdue University in 1983.

David Kanouse is a Principal and the Chief Technology and Systems Officer of APM. He is registered with the CFTC as a principal of APM effective May 8, 2006. Mr. Kanouse has significant experience in software programming and hedge fund trading technology integration. From January 2000 to December 2002, he was employed as a Chief Technical Officer at a Commodity Trading Advisory firm. His previous experience also includes working as a software engineer from June 1995 to January 2000 for Futures First Software, a provider of back office software to trading advisor firms, where he helped develop the software and ran the support group for East Coast and European clients. Prior to working for FFS, Mr. Kanouse worked in the CIS department as a programmer/software support person for Brinson Partners Inc., an institutional investor base in Chicago.

Mr. Kanouse received his BS in Business with a concentration in Corporate Finance from Western Michigan University in 1990.

Absolute Plus Management Inc., an affiliate of APM, owns a 10% interest in APM.

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INVESTMENT OBJECTIVE AND STRATEGY

APM seeks investment opportunities primarily by taking managed long positions in call options on a predetermined array of commodities with the goal of producing positive returns during periods of increased inflation and when the value of fixed-income instruments are likely to decline. APM uses the diversifying and non-correlated characteristics of commodity returns in conjunction with systematic directional fixed-income strategies to create an inter-asset class "hedge" fund.

APM trades its Hedged Global Commodity Strategy for AHGCF. This strategy was developed by its principal, Ken Armstead, and has been utilized by AHGCF since the commencement of trading activities.

AHGCF seeks to achieve consistent long-term capital appreciation while adhering to volatility control and disciplined risk management principles. The commodity options program trades on the major non-financial futures markets such as metals, agricultural, and energy. Trading positions are determined as a fixed percentage of AHGCF's total net asset value and allocated to a diverse portfolio of commodities. As part of the strategy, APM generally is a purchaser of options on physical commodities futures contracts. APM does not sell options, nor does it plan to. The options basket is designed to produce a stable negative correlation versus the bond markets. The balance of the portfolio consists of the global long/short program ("Global Fixed Income" or "GFI"), which is executed on the major financial futures exchanges utilizing systematic strategies composed of three (3) algorithms. This program makes extensive use of computer based research to characterize and investigate various timing techniques resulting from recurring market behavior. This trend-following fixed income strategy balances the commodity exposure represented by the options basket. The execution of each trade is based on separate proprietary methodologies developed to capture price trend, momentum and reversion. Finally, the fixed income portfolio employs an overlay strategy to improve absolute as well as risk adjusted returns. This "volatility insurance" is an investment methodology tailored to negatively correlate with the underlying fixed income program and reduce outright exposure based on a parametric value at risk model. The strategy is executed using options as a delta neutral contra position versus futures when the value at risk exceeds a fixed threshold based on daily prices. APM is not subject to any investment or borrowing restrictions.

HGC is a hedged global commodity program that is seeking to achieve consistent long-term capital appreciation while adhering to volatility control and disciplined risk management - 25 - principles. The commodity options program trades on the major non-financial futures markets. Long only option trading positions are determined as a fixed percentage of the portfolio's total Net Asset Value and allocated to a diverse basket of exchange traded commodity options. The options basket is designed to produce a stable negative correlation versus the global fixed income markets. The commodity option weighting is designed to take advantage of this characteristic and exploit the negative correlation between commodity prices changes and contemporaneous bond price changes. The principal "hedge" to the commodity option basket consists of the strategies of the global long/short program (GFI as described above), which is executed on the major financial futures exchanges using the so described systematic strategies. The program makes extensive use of computer-based research to characterize and investigate various timing techniques resulting from recurring market behavior. This proprietary fixed-income strategy balances the commodity exposure represented by the options basket.

LITIGATION

There have been no material, administrative, civil or criminal proceedings against AHGCF or APM or any of their principals which are pending, are on appeal or have concluded at any time during the last five years.

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TRADING PERFORMANCE

Set forth herein is past performance information for AHGCF as provided by the manager. The performance information included herein is presented in accordance with regulations of the CFTC. In reviewing the capsule summaries of past performance, which follow, it should be noted that the performance shown varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved.

                      ABSOLUTE RETURN COMMODITY FUND, LDC
                        CAPSULE PERFORMANCE INFORMATION
                              (through May, 2006)

Name of CTA:                                    Absolute Plus Management, LLC
Name of Trading Program:                        Hedged Global Commodity
Type of Pool:                                   Private, Single Manager
Date CTA began trading client accounts:         June 2000
Date CTA began using trading program
   for client accounts:                         April 1998
Number of accounts using trading program:       8 (Fund + 7 Managed Accounts)
Total assets managed pursuant to
   trading program (Current NAV):               $200 Million
Total aggregate gross subscriptions:            $17.5 Million (in Fund)
Total assets managed in all programs:           $610 Million
The largest monthly draw-down (1)
   (November 2001):                             -6.06%
The worst peak-to-valley draw-down (2)
   (2/2001 - 2/2002):                           -17.19%

======================================================================
                           CAPSULE PERFORMANCE TABLE (3)
                            Monthly % Rate of Return (4)

Month          2006      2005      2004      2003      2002      2001
----------------------------------------------------------------------
January       5.47%    -0.39%     0.29%     3.28%    -4.04%     0.36%
February     -3.66%     2.95%     4.57%     4.48%    -0.07%    -0.99%
March         2.39%     0.91%     3.35%    -5.39%     3.09%    -1.41%
April         7.73%    -0.93%    -1.20%    -2.66%    -2.17%     0.62%
May          -0.04%     0.58%     2.26%     9.48%    -0.14%    -0.63%
June                    0.70%    -3.18%    -3.19%     3.85%    -5.16%
July                   -0.22%     0.79%     6.07%     6.29%    -0.31%
August                  2.52%     0.93%    -0.77%    11.83%     1.80%
September               1.36%     3.55%     0.27%     7.12%     0.19%
October                 0.21%     1.36%    -1.99%    -4.34%     3.53%
November                2.66%     2.62%    -1.15%    -3.58%    -6.06%
December                2.42%     0.01%     0.28%     7.32%    -5.66%
----------------------------------------------------------------------
Annual/YTD   12.02%    13.46%    16.18%     7.89%    26.67%   -13.29%
======================================================================

Footnotes to Capsule Performance Information and Table

1 Draw-down means losses experienced by a pool or account over a specified period of time.

2 The Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

3 Performance shown represents monthly results for the trading program utilized on behalf of the Fund and is net of standard fees, expenses, and interest income as provided by the manager. Due to the structure of its investment, the Fund may incur some additional operating costs which are not reflected in the performance information provided.

4 The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in calculations of "Rates of Return."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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ASPECT US FUND LLC

Aspect US Fund LLC (the "Aspect"), a Delaware limited liability company formed in April 2003, of which all or substantially all of the proceeds will be invested in Class D Shares of Aspect Diversified Fund ("Diversified"), a Cayman Islands open ended investment company. The investment manager of Diversified and the Manager of Aspect is Aspect Capital Limited ("Aspect Capital"), a London-based portfolio manager. Aspect is a member of the NFA and is registered with the CFTC as a CPO and as a CTA, and is registered with the Securities and Exchange Commission as an investment adviser. Aspect and Diversified are administered by Bisys Hedge Fund Services (Ireland) Limited (the "Administrator"), a company incorporated in Ireland. The address for the Fund is c/o Aspect Capital Limited, c/o Bisys Hedge Fund Services (Ireland) Limited, 1 George's Quay Plaza, George's Quay, Dublin 2, Ireland.

ASPECT CAPITAL

Aspect Capital offers discretionary advisory services to institutional and high net worth investors in the speculative trading of multiple asset classes including, without limitation, futures, forwards and other derivative contracts.

Aspect Capital was established in 1997 by Anthony Todd, Dr. Eugene Lambert, Martin Lueck and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck ("AHL", now part of Man Group plc), where they advanced the application of systematic quantitative techniques in managed futures investment. Aspect grown its team to over 100 employees and manages US$3.7 billion as of May 31, 2006. Aspect Capital's investment approach involves a strong focus on rigorous research, disciplined systematic implementation, robust risk management and efficient market access and execution.

Aspect Capital is a limited liability company registered in England and Wales (registration number 3491169), which is regulated in the United Kingdom by the Financial Services Authority.

PRINCIPALS OF ASPECT CAPITAL

The Principals, directors and officers of Aspect are Anthony Todd, Martin Lueck, Michael Adam, Robert Wakefield, James Walker, John Wareham, Simon Rockall, Gavin Ferris and RMF Investment Management.

Martin Lueck, Research Director Products co-founded Aspect Capital in 1997, and has been an NFA-registered principal and associated person of Aspect Capital from October 1999 to the present. Mr. Lueck has also been registered with NFA as a principal of Aspect's CTA subsidiary Aspect Capital Inc. since October 2004 and as an associated person of Aspect Capital Inc. since December 2004. From December 1995-December 1997, Mr. Lueck developed a publishing business. From February 1987, when Mr. Lueck founded AHL together with Messrs. Adam and Harding, until September 1994, when AHL was sold to Man Group plc, Mr. Lueck was with AHL. He initially focused on trading system research before taking on responsibility for the further development of the proprietary software language which provided the platform for all of AHL's product engineering and implementation. During the period from August 1989 to April 1996, Mr. Lueck was registered with NFA as a principal and associated person of AHL. Mr. Lueck was a Director of Research at Brockham Securities Limited, a London based CTA, from October 1984 to February 1987 and an executive at Nomura International from January to October 1984. Mr. Lueck holds an M.A. in Physics from Oxford University.

Anthony Todd, Chief Executive Officer is a co-founder and Chief Executive Officer of Aspect Capital, and has been an NFA-registered principal and associated person of Aspect Capital from October 1999 to the present. Before establishing Aspect Capital, Mr. Todd worked for five years (from March 1992 to October 1997) at AHL initially as Director of Financial Engineering and Product Development, before moving to Switzerland as Director of Marketing and Institutional Sales. Prior to this role, Mr. Todd was a strategy consultant at Mars & Co., a Paris based consultancy, from September 1990 to March 1992. From July 1989 to July 1990, Mr. Todd studied at INSEAD, Boulevard De Constance, in France, and from 1982 to June 1989 he was with UBS in London as Assistant Director in the International Government Bond Group. Mr. Todd holds a B.A. in Physics from Oxford University and an M.B.A. from INSEAD.

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Robert Wakefield, Chief Operations Officer, joined Aspect Capital in May 2000 having spent six years, from June 1993 until September 1999, working for Tullett and Tokyo in London and New York on their institutional futures and options sales desk, and then for ED&F Man International from September 1999 to April 2000. His responsibilities were the building and servicing of a large, high volume, institutional client base executing futures, exchange traded options, bonds and equities. Mr. Wakefield has extensive experience in the mechanics of financial markets and Automated Trading Platforms. Mr. Wakefield has been an NFA-registered principal of Aspect Capital from January 2004 to the present.

Michael Adam, Chief Investment Officer, co-founded Aspect Capital in 1997, and has been an NFA-registered principal of Aspect Capital from January 2004 to the present. In 1994, Mr. Adam co-founded a software company, called Inventure, where he acted as Chairman until 1997, when he resigned to start Aspect Capital. Inventure provided the foreign exchange option evaluation software, Fenics, and the trader analytical tool, Ranger, formerly developed for Paul Tudor Jones. From 1993 to 1994, Mr. Adams was Managing Director of AHL in London, which he co-founded with Martin Lueck and David Harding in February 1987. During the period from May 1989 to February 1995, Mr. Adam was registered with NFA as a principal and associated person of AHL. From 1991 to 1993, Mr. Adam was Managing Director of Adam Harding & Lueck AG in Switzerland, with responsibility for building its brokerage, execution and administrative operations. Mr. Adam was a Director of Brockham Securities Limited from July 1982 to February 1987, with particular responsibility for the design and implementation of quantitative trading systems. Mr. Adam also currently serves as a non-executive Director of GFInet, a leading derivatives broker. Mr. Adam was awarded a scholarship to study Physics at Magdalen College, Oxford.

James Walker, Chief Financial Officer, joined Aspect Capital in May 2004, drives the business development area and currently heads the finance function. Mr. Walker joined Aspect Capital from 3i plc, where he worked first as an Investment Manager and then was promoted to Director. From September 1990 to July 1995, he was a Higher Executive Officer and later a Principal at the UK Department of Trade and Industry and from 1989 to 1990 was a Sales Executive for Forward Trust Limited. Prior to that, he worked as a Sales Executive for Paperlink Limited. Mr. Walker holds a BA (Hons) in Economics from Kings' College, Cambridge.

John Wareham, Chief Commercial Officer, joined Aspect Capital in September 2005 and leads the company's sales, marketing and client service teams. Mr. Wareham has more than fifteen years of senior-level experience in the financial markets. From November 2001 to September 2005, Mr. Wareham was globally responsible for the Foreign Exchange and Emerging Markets businesses at AIG Trading Group and AIG Financial Products. Prior to joining AIG, from April 2001 to November 2001, Mr. Wareham was the Chief Operating Officer for Atriax Ltd. From February 1995 until April 2001, Mr. Wareham was with Merrill Lynch, where he was responsible for a successful structured products business in a number of roles, including Global Head of FX Options Trading, Head of Private Client Strategies Group and Global Head of FX. Mr. Wareham worked for Goldman Sachs from February 1991 to February 1995 as a Senior FX Options Trader. Prior to Goldman Sachs, Mr. Wareham was with Morgan Stanley as a FX Options Trader from January 1987 until February 1991. From June 1986 to January 1987, Mr. Wareham was in Credit Analysis at Lehman Brothers, and he was a Trainee Credit Analyst in the Republic Bank of Dallas NA from June 1985 to June 1986. Mr. Wareham holds a BSC (Economics) from the London School of Economics and a Masters in Philosophy from St Anthony's College, University of Oxford.

Simon Rockall, Corporate, Compliance and Legal Director, is Aspect Capital's Company Secretary and manages Aspect Capital's Corporate, Legal and Compliance areas. Mr. Rockall joined Aspect in August 2003 from GFI Group (independent provider of brokerage, software and data services) where from May 2001 he was Head of Corporate Development and Company Secretary for the European region of the business. He joined GFI following its acquisition of Fenics Software (provider of the de-facto market standard software for the pricing and analysis of FX Options) where he was Head of the Legal Group, Vice President and Group Company Secretary between September 1997 and May 2001, where he made a material contribution in a broad number of corporate transactions including the preparation of the business for a public listing on the LSE. Between September 1994 - September 1997 Mr. Rockall worked for Barclays Bank PLC on its high level Management Program. Mr Rockall has a Law degree from Exeter University.

Gavin Ferris, Chief Architect, joined Aspect Capital in January 2006 and heads up the creation of Aspect Capital's next generation systematic architecture. Prior to joining Aspect Capital, from October 2003, he was the

                                    -33-
-----------------------------------------------------------------------------

Chief Executive Officer and co-founder of Crescent Technology Ltd, which designs statistical trading systems for hedge funds. Between May 2003 and October 2003 Mr. Ferris was the Chief Technology Officer for Crescent Asset Management Ltd, an Econometric Software Development company with oversight of all software development at the company. Between March 1997 and August 2003 he was the Chief Technology Officer, co-founder and Board Director with responsibility for the oversight of all software development, and had a significant role in developing key Intellectual Property of RadioScape, a world leader in digital signal processing. He held the position of lead software engineer, of the core technology group, heading up the development of the Nile production management software system at DreamWorks SKG Feature animation production from July 1995-February 1997. Mr. Ferris holds a 1st class degree and PhD from Cambridge University.

RMF Investment Management, an affiliate of Aspect Capital, owns a 10% or more interest in Aspect Capital.

INVESTMENT OBJECTIVE

The Aspect Diversified Program (the "ADP") is a broadly diversified global trading system that deploys multiple trading strategies that seek to identify and exploit directional moves in market behavior of a broad range of global financial instruments including (but not limited to) bonds, currencies, interest rates, equities, equity indices, debt securities and selected physical commodities and derivatives. By maintaining comparatively small exposure to any individual market, the aim is to achieve real
diversification.   The ADP seeks to maintain positions in a variety of
markets. Market concentration varies according to the strength of signals, volatility and liquidity, amongst other factors.

The ADP employs a fully automated system to collect, process and analyze market data (including current and historical price data) and identify and exploit directional moves (or "trends") in market behavior, trading across a variety of frequencies to exploit trends over a range of timescales. Positions are taken according to the aggregate signal and are adjusted to control risk.

LITIGATION

There have been no material administrative, civil or criminal actions against Aspect, Aspect Capital or Diversified or any of their principals which are pending are on appeal or have concluded within the past five years.

                                    -34-
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TRADING PERFORMANCE

Set forth herein is past performance information for ADP as provided by Aspect Capital. The performance information included herein is presented in accordance with regulations of the CFTC. In reviewing the capsule summaries of past performance, which follow, it should be noted that the performance shown varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved.

                               ASPECT US FUND LLC
                        CAPSULE PERFORMANCE INFORMATION
                               (through May, 2006)

Name of CTA:                                    Aspect Capital Limited
Name of Trading Program:                        Aspect Diversified Program
Type of Pool:                                   Private - Single Manager
Date CTA began trading client accounts:         January 1998
Date CTA began using trading program
   for client accounts:                         December 1998
Number of accounts using trading program:       34
Total assets managed pursuant to trading
   program (Current NAV):                       $2,628 Million
Total aggregate gross subscriptions:            N/A
Total assets managed in all programs:           $3,689 Million
The largest monthly draw-down (1)
   (February 2002):                             -9.73%
The worst peak-to-valley draw-down (2)
   (3/2004 - 1/2005):                           -21.53%

======================================================================
                           CAPSULE PERFORMANCE TABLE (3)
                            Monthly % Rate of Return (4)

Month          2006      2005      2004      2003      2002      2001
----------------------------------------------------------------------
January       2.47%    -7.48%     1.90%     3.72%    -5.15%     0.87%
February     -1.31%     4.09%     6.78%     8.35%    -9.73%     0.35%
March         5.31%     1.44%    -5.28%    -7.08%     4.81%    10.48%
April         5.10%    -2.94%    -7.55%    -1.48%    -2.73%    -6.85%
May          -4.98%     4.61%    -1.38%    10.49%     2.52%    -2.10%
June                    4.47%    -7.96%    -3.10%    11.29%     0.41%
July                   -0.87%    -0.24%     2.17%     8.47%     3.52%
August                  4.24%     0.80%    -0.57%     1.63%     2.72%
September               0.58%     0.67%     1.94%     7.16%    10.13%
October                -1.43%     3.33%     2.46%    -6.51%     5.25%
November                5.80%     5.17%    -0.92%    -4.86%    -5.62%
December               -0.28%    -3.01%     4.13%    13.90%    -2.81%
----------------------------------------------------------------------
Annual/YTD    6.37%    12.00%    -7.72%    20.58%    19.19%    15.77%
======================================================================

Footnotes to Capsule Performance Information and Table

1 Draw-down means losses experienced by a pool or account over a specified period of time.

2 The Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

3 Performance shown represents monthly results for the trading program utilized on behalf of the Fund and is net of standard fees, expenses, and interest income as provided by the manager. Due to the structure of its investment, the Fund may incur some additional operating costs which are not reflected in the performance information provided.

4 The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in calculations of "Rates of Return."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    -35-
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DISCUS FUND LP

Discus Fund LP ("Discus"), is a partnership formed under the laws of the State of Delaware on December 22, 2005. Discus will invest substantially all of its assets through a "master-feeder" fund structure in Discus Master Limited (the "Master Fund"), a British Virgin Islands company. The Master Fund was incorporated under the laws of the British Virgin Islands on May 9, 2005 as an open ended investment company with limited liability. The General Partner of Discus is Capital Fund Management International, Inc. ("CFMI") and the Trading Advisor is Capital Fund Management, S.A. ("CFM").

CFMI

CFMI is a Delaware corporation that was incorporated in February 2001 and whose principal office is C/O IMS, 5458 North Magnolia, Chicago, Illinois 60640. The primary operating office of CFMI is Capital Fund Management International Inc., The Chrysler Building, 405 Lexington Avenue, New-York, NY 10174. There are three principals of CFMI.

Philippe Jordan -- Managing Director. Mr. Jordan is a Managing Director of CFMI and is responsible for promoting the funds of the Investment Advisor in the Americas. Prior to joining Capital Fund Management, Mr. Jordan was a Founding Member of Indeman Capital Management a start up focused on hedge fund incubation. He joined IDM from Credit Suisse First Boston where he was a Director and the Global Head of Capital Introduction in the Prime Banking Group. Mr. Jordan also worked in Credit Suisse First Boston's Hedge Fund Development Group where he was the Head of hedge fund Origination and Distribution for the Americas. Prior to this, Mr. Jordan was a Senior Vice President in Hedge Fund Coverage and later the Co- Head of Alternative Investments at Daiwa Securities, America and a Senior Vice President in International Sales at Oppenheimer & Co. Mr. Jordan began his career as an Account Executive at Refco Group Limited in London. He served on the Board of Directors of FINEX from 1993 to 1999.

Jean-Pierre Aguilar -- Director. In August 1986, Mr. Aguilar joined LeGrand and Cie, a Paris-based brokerage and asset management firm, as a manager of MATIF activities. He left LeGrand in April 1988 and founded Ubitrade, a financial software company located in Paris, France, which was sold recently to GL Trade. Mr. Aguilar started trading the global futures markets by developing systems and models in January 1989, before incorporating CFM as Commodity Trading Advisor in January 1991. As of today, CFM manages a CTA program, a statistical arbitrage program launched in 2001 and a volatility arbitrage program started in 2005. Mr. Aguilar is member of the Chicago Mercantile Exchange.

Mr. Aguilar has a dual university education in Engineering and Finance. He graduated with a major in computer science from the Ecole Nationale Superieure d'Informatique et de Mathematiques Appliquees of Grenoble, France (ENSIMAG), and is a specialist in statistics and operational research. He also acquired an education in finance and the international fiscal system at the Ecole des Hautes Etudes Commerciales (HEC) of Paris, France.

Jacques Sauliere -- Director. Mr. Sauliere was nominated Managing Director in charge of Operations of the Investment Advisor in October 2001. He has been working with Mr. Aguilar since early 1993 and has been Head of Sales at Ubitrade, a leading supplier of software solutions for capital markets, since 1995. His duties included management of the sales team and marketing for this growing company. Mr. Sauliere has been involved in the development of software solutions for the Risk Management industry, including a variety of market, credit, liquidity and operational risk issues.

Mr Sauliere graduated from the Ecole Centrale of Paris. He also holds a Master's degree in Electrical Engineering from the University of Southern California and a MBA from INSEAD in Fontainebleau.

CFM

CFM was initially organized as a French partnership in January 1991 and was subsequently incorporated in 1993 as Capital Futures Management S.A. CFM trades futures and equities on markets in all the leading financial centers

                                    -36-
-----------------------------------------------------------------------------

in the world. The Investment Advisor was registered with the CFTC as a CTA on May 5, 1992, with the Autorite des Marches Financiers on July 6, 1993 and with the SEC on April 7, 2003. The Investment Advisor is also a member of the NFA. As of June 30, 2005, CFM had approximately $2 billion under management.

PRINCIPLES OF CFM

Jean-Pierre Aguilar -- CEO.  Please see biography for Mr. Aguilar above.

Jean-Philippe Bouchaud -- Chairman. Mr. Bouchaud was appointed Chairman of CFM in October 2001. After studying at the French Lycee in London, Jean-Philippe Bouchaud graduated from the Ecole Normale Superieure in Paris, where he also obtained his Ph.D. in physics. He was then appointed by the CNRS until 1992, where he worked on diffusion in random media. After a year spent at the Cavendish Laboratory (Cambridge), Dr. Bouchaud joined the Service de Physique de l'Etat Condense (CEA-Saclay), where he works on the dynamics of glassy systems and on granular media. He became interested in theoretical finance in 1991 and founded the company Science & Finance in 1994 with Jean-Pierre Aguilar (S&F has now merged with CFM). His work in finance includes extreme risk control and alternative option pricing models. He teaches statistical mechanics and finance in various Grandes Ecoles. He was awarded the IBM Young Scientist prize in 1990 and the CNRS Silver Medal in 1996.

Benjamin Filippi -- CTO.   Mr. Filippi serves as CTO (Chief Technology
Officer) of CFM. His role includes maintaining state of the art infrastructure in line with the highly demanding resources needed for quantitative trading strategies. Mr. Filippi also overlooks internal software developments and ensures the liaison with the research teams. Before joining CFM in September 2001, Mr. Filippi headed the application development group in Morgan Stanley's Paris offices and was also responsible for the installation and maintenance of the GL trading platform for all the divisions of Morgan Stanley Europe. Mr. Filippi graduated from Versailles University and holds a DEA MISI (Methodes Informatiques des Systemes Industriels).

Marc Potters -- Managing Director-Research. Mr. Potters was appointed Managing Director in charge of Research of CFM in October 2001. Since 1995, he has been working with S&F developing trading models and risk control systems for CFM. He previously worked under the supervision of Professor W. Bialek, NEC Research Institute, on the connection between statistical mechanics and non-linear signal processing and its application to motion estimation in animal vision. Mr. Potters holds a Ph.D. in physics from Princeton University and was a postdoctoral fellow at the University of Rome La Sapienza where he worked with Professor G. Parisi on the theory of metastable states in spin glasses. He is the author, with Jean-Philippe Bouchaud, of Theory of Financial Risks.

Jacques Sauliere -- Managing Director-Operations. Please see biography for Mr. Sauliere above.

Alphane (ex C.F.M. Holding S.A.) is a non-natural principal of CFM and is owned by Jean-Pierre Aguilar.

INVESTMENT OBJECTIVE

The investment objective and policy of Discus is to achieve substantial capital appreciation through investment in a variety of futures, currency and derivative markets pursuant to CFM's "Discus Managed Futures Program", a proprietary trading and risk management program that was developed by CFM and from which all the trading decisions for the Fund will be developed.

LITIGATION

There have been no material administrative, civil or criminal actions against Discus, CFMI, or CFM or any of its principals which are pending are on appeal or have concluded within the past five years.

                                    -37-
-----------------------------------------------------------------------------

TRADING PERFORMANCE

Set forth herein is past performance information for Discus Fund LP as provided by the manager. The performance information included herein is presented in accordance with regulations of the CFTC. In reviewing the capsule summaries of past performance, which follow, it should be noted that the performance shown varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved.

                                 DISCUS FUND LP
                        CAPSULE PERFORMANCE INFORMATION
                               (through May, 2006)

Name of CTA:                                    Capital Fund Management, S.A.
Name of Trading Program:                        Discus Managed Futures
                                                   Program
Type of Pool:                                   Private - Single Manager
Date CTA began trading client accounts:         1991
Date CTA began using trading program
   for client accounts:                         1991
Number of accounts using trading program:       5 (2 Funds + 3 Managed
                                                   Accounts)
Total assets managed pursuant to trading
   program (Current NAV):                       $1.625 Billion
Total aggregate gross subscriptions:            N/A
Total assets managed in all programs:           $2.593 Billion
The largest monthly draw-down (1)
   (November 2001):                             -9.98%
The worst peak-to-valley draw-down (2)
   (4/2001 - 4/2002):                           -19.40%

======================================================================
                           CAPSULE PERFORMANCE TABLE (3)
                            Monthly % Rate of Return (4)

Month          2006      2005      2004      2003      2002      2001
----------------------------------------------------------------------
January       3.57%    -3.31%    -0.92%     3.09%    -4.47%     1.15%
February     -0.45%     4.22%     0.79%     3.29%    -0.38%     0.06%
March         3.52%    -2.09%    -1.63%     1.73%    -1.72%     6.52%
April         1.39%     3.53%    -3.63%     5.51%    -1.91%    -8.62%
May           0.14%     1.68%     0.25%     7.28%     2.59%     0.53%
June                    5.91%    -1.02%     1.87%     4.23%     0.37%
July                    0.82%    -1.01%    -3.81%    13.40%     1.67%
August                  5.00%     3.67%    -3.04%    -1.96%     6.30%
September               4.44%    -0.73%    -2.25%     2.54%    -4.71%
October                 4.97%     0.89%    -1.01%    -5.08%     4.20%
November                5.54%     2.50%    -0.53%    -0.84%    -9.98%
December               -1.66%     1.10%     1.79%     5.50%    -1.36%
----------------------------------------------------------------------
Annual/YTD    8.52%    32.50%     0.05%    14.13%    11.05%    -5.28%
======================================================================

Footnotes to Capsule Performance Information and Table

1 Draw-down means losses experienced by a pool or account over a specified period of time.

2 The Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

3 Performance shown represents monthly results for the trading program utilized on behalf of the Fund and is net of standard fees, expenses, and interest income as provided by the manager. Due to the structure of its investment, the Fund may incur some additional operating costs which are not reflected in the performance information provided.

4 The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in calculations of "Rates of Return."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    -38-
-----------------------------------------------------------------------------

FORT GLOBAL CONTRARIAN, L.P.

FORT Global Contrarian, L.P. ("FGC") is a Delaware limited partnership engaged in the speculative trading of a diverse group of commodity interests and financial instruments, including futures, forwards and related options. FGC, which commenced operations on October 16, 2002, is designed for qualified investors as a potential means to diversify their overall portfolio. A brief description of FORT Global LLC ("FORT Global"), the general partner and trading manager to FGC, follows:

FORT GLOBAL

FGC's general partner is FORT Global, LLC ("Fort") a Delaware limited liability company that is registered with the CFTC as a CPO and is a member of the NFA. The principals of FORT are Yves Balcer, Sanjiv Kumar and Capital Z Investment Partners, LLC.

FORT L.P.

FORT has retained FORT L.P. ("FORT L.P."), a Delaware limited partnership affiliated with FORT, to conduct FGC's trading and investment activities. FORT L.P. is registered with the CFTC as a CTA and a CPO, and is a member of NFA. As of May 31, 2006, FORT L.P. had approximately $446.8 million of assets under management.

FORT L.P. was formed in December 1999 to provide investment advisory services to high net worth individuals and institutions. FORT L.P. is an investment management organization, specializing in domestic and foreign government securities, currencies, stock indices, energy and metals primarily through investment in the futures markets. The business office of FORT L.P. is located at 2 Wisconsin Circle Chevy Chase, MD, 20815; Telephone 301.986.6940, Facsimile 301.986.6930; e-mail: info@fortlp.com.

FORT L.P.'s general partner is FORT Management Inc., a Delaware corporation that also serves as the managing partner of FORT. FORT Management Inc. is controlled equally by its two (2) trading principals, Yves Balcer and Sanjiv Kumar, and its shareholder investor, Capital Z Investment Partners, LLC (through its affiliates). Capital Z Investment Partners, LLC and its affiliates are a $2.25 billion alternative investment sponsor that invests in private equity funds, hedge funds and structured products on a global basis, as well as in the management companies of such investment vehicles.

FORT L.P. is the direct successor to FORT Inc. which operated as a CTA and CPO and managed client accounts since October 1993. FORT Inc. was founded by Mr. Balcer and Mr. Kumar, who previously managed the liquidity portfolio of the International Bank for Reconstruction and Development's Investment Department. Between them, Mr. Balcer and Mr. Kumar have over 30 years of experience managing multibillion dollar portfolios invested in global fixed income securities.

PRINCIPALS OF FORT L.P.

Yves Balcer has been a principal of FORT L.P. since its inception. Mr. Balcer was formerly a Senior Manager of Investment at the World Bank, where he worked from 1985 to 1987 and 1988 to 1992. During his last two (2) years at the World Bank, he directed research for and implementation of system-based trading strategies in global bond markets. Prior to that, he served at various times as Senior Manager for the North American, European and Asian portfolios, where he managed professional traders overseeing $20 billion in fixed income assets. From 1977 to 1985, he was a professor of economics at the University of Wisconsin, Madison. Mr. Balcer has published more than twenty-five finance and economics articles in professional journals. He holds a Ph.D. in Economics and Finance from Massachusetts Institute of Technology, a Ph.D. in Operations Research, a M.S. in Statistics from Stanford University and a M.S. in Mathematics from Universite de Montreal, Canada.

Sanjiv Kumar has been a principal of FORT L.P. since its inception. Mr. Kumar was formerly a Senior Manager responsible for investing $10 billion in US and Canadian dollar securities at The World Bank. He joined The World Bank in 1987 and, during his tenure, he managed large fixed income portfolios in all the major currencies. From 1985 to 1986, he was Vice-President with Free

                                    -39-
-----------------------------------------------------------------------------

Market, Inc., an economic and financial advisory firm for institutional money managers in Chicago. Mr. Kumar has a Ph.D. in Economics from the University of Chicago and a B.A. in Mathematics from the University of Delhi, India.

Capital Z Management LLC and Fort LLC, each an affiliate of Fort L.P., owns a 10% or more interest in Fort L.P.

Fort Management Inc. is a non-natural principal of Fort L.P.

INVESTMENT OBJECTIVE

FGC's investment strategy is based on FORT L.P.'s belief that there is an inherent return that can be extracted from trends in the price movements of commodity interests and financial instruments. The strategy is based on the premise that market prices are the key aggregator of information pertinent to making investment decisions. FORT Global Contrarian (the "Global Contrarian Program" or the "Program"), the trading program implemented on behalf of FGC, is a systematic, technical trend-anticipating trading program. "Trend anticipating" means that investment positions are acquired or liquidated when a trading program foresees trends in price movements. Thus, unlike a trend-following system that attempts to identify existing trends, the Global Contrarian Program attempts to anticipate trends before they occur. "Systematic" means that trading decisions are rule-based and computerized. FORT L.P. exercises little or no discretion over the trading signals generated by the trading program. "Technical" means that trading decisions are based solely on an analysis of market prices, volume and volatility, not factors external to the trading markets that affect supply and demand. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand of a particular financial instrument, currency or commodity.

The Global Contrarian Program seeks to anticipate and capitalize on short to intermediate term trends (2 weeks to 2 months) in a broad spectrum of worldwide financial and non-financial futures markets, including short-term interest rates, bonds, currencies, stock indices, energy and metals. To minimize the volatility of returns, the allocation of capital is geographically diversified across Asia, the European Union, the British Commonwealth and the United States. This global and sector diversification also provides the Fund with opportunities to seek profits in a variety of market environments.

The Global Contrarian Program uses statistical price analysis to try to identify changes in systematic price behavior over a long period of time, which will characterize a potential reversal opportunity. The goal of FORT L.P.'s research has been to develop an adaptive, quantitative trading system to calibrate technical indicators in each market, to select the optimal mix of indicators in each market and to dynamically determine the optimum portfolio allocations, allocating risk to markets according to a forecast of their risk-adjusted profitability.

LITIGATION

There have been no material administrative, civil or criminal proceedings against FORT, FORT, L.P. or any of their principals which are pending, are on appeal or have concluded at any time during the last five years.

                                    -40-
-----------------------------------------------------------------------------

TRADING PERFORMANCE

Set forth in herein is past performance information for FGC as provided by the manager. The performance information included herein is presented in accordance with regulations of the CFTC. In reviewing the capsule summaries of past performance, which follow, it should be noted that the performance shown varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved.

                          FORT GLOBAL CONTRARIAN, L.P.
                        CAPSULE PERFORMANCE INFORMATION
                               (through May, 2006)

Name of CTA:                                    FORT LP
Name of Trading Program:                        FORT Global Contrarian
Type of Pool:                                   Private - Single Manager
Date CTA began trading client accounts:         1993
Date CTA began using trading program
   for client accounts:                         October 2002
Number of accounts using trading program:       8
Total assets managed pursuant to trading
   program (Current NAV):                       $378.5 Million
Total aggregate gross subscriptions:            $487,790,074
Total assets managed in all programs:           $446,831,715
The largest monthly draw-down (1)
   (April 2004):                                -8.70%
The worst peak-to-valley draw-down (2)
   (4/2004 - 6/2004):                           -10.59%

======================================================================
                           CAPSULE PERFORMANCE TABLE (3)
                            Monthly % Rate of Return (4)

Month          2006      2005      2004      2003      2002      2001
----------------------------------------------------------------------
January       1.93%     1.25%     0.59%     7.21%
February     -0.39%    -0.44%     7.13%     1.35%
March         0.10%    -0.16%     3.05%     1.35%
April         0.62%     1.52%    -8.70%     0.03%
May          -3.51%     1.78%    -1.77%     4.79%
June                    1.13%    -0.30%     0.66%
July                    0.29%     2.67%    -2.83%
August                 -0.97%     3.39%    -0.95%
September               1.17%     2.72%     4.77%
October                -3.35%     4.58%    -5.02%     2.98%
November                4.20%     3.12%     2.56%    -5.01%
December                0.79%     1.45%     9.28%    13.35%
----------------------------------------------------------------------
Annual/YTD   -1.33%     7.26%    18.45%    24.73%    10.88%
======================================================================

Footnotes to Capsule Performance Information and Table

1 Draw-down means losses experienced by a pool or account over a specified period of time.

2 The Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

3 Performance shown represents monthly results for the trading program utilized on behalf of the Fund and is net of standard fees, expenses, and interest income as provided by the manager. Due to the structure of its investment, the Fund may incur some additional operating costs which are not reflected in the performance information provided.

4 The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in calculations of "Rates of Return."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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HFR MF DIVERSIFIED SELECT MASTER TRUST

The HFR Umbrella Trust was constituted by a trust deed, dated June 3, 2002, between HFR Asset Management, LLC ("HFR"), and Butterfield Trust (Bermuda) Limited. It comprises a number of separate Bermuda unit trusts (each a "Trust" and together the "Trusts") that have been appointed to the HFR Umbrella Trust as part of an umbrella structure. Each Trust maintains a different portfolio of assets, managed according to a specific trading strategy by a single trading manager. One of these Trusts is the HFR MF Diversified Select Master Trust ("HFR Trust").

The investment manager of HFR Trust is HFR, a limited liability company organized under the laws of the State of Delaware of the United States of America. The investment manager is responsible for the operation of the HFR Trust. HFR also serves as the investment manager of the HFR Trusts. HFR is registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

The trading manager for the HFR Trust is Winton Capital Management Limited ("WCM"). WCM, a United Kingdom company, became registered with the United States CFTC as a CTA in January 1998. It is a member of the NFA, and is authorized and regulated by the Financial Services Authority in the United Kingdom. WCM has five (5) principals, David W. Harding, Osman Murgian, Martin
J. Hunt, Saminvest (Jersey) Ltd. and Amalco Investments Ltd. Its telephone number is 011-44-20-7610-5350 and its telefax number is 011-44-20-7610- 5301.
WCM has its principal office at 1-5 St. Mary Abbot's Place, London W8 6LS, United Kingdom. As of May 30, 2006 WCM had approximately $3.5 billion of non-proprietary funds under discretionary management. WCM trades its Diversified Program on behalf of the HFR Trust.

PRINCIPALS OF WCM

David Winton Harding, Managing Director. Mr. Harding, born in 1961, is the founder and majority owner of WCM. Having graduated from Cambridge University, he began his career in the financial services industry in 1982. Between 1982 - 1984, Mr. Harding held various positions as a UK Gilt trader and salesman at Wood MacKenzie and Johnson Matthey & Wallace. He then joined Sabre Fund Management Ltd as an assistant technical trader and researcher and was later promoted to Director of research. In 1986, Mr. Harding, moved to Brockham Securities Ltd to assist in the development and marketing of the firm's futures fund management services. In 1987 he co-founded Adam, Harding and Lueck (AHL), a computer-driven, research based CTA. In 1994, AHL was consolidated into ED & F Man's fund management division. Mr. Harding left ED & F Man in August 1996 to begin preparations for the launch of WCM, which was formed in February 1997.

Osman Murgian, Director. Mr. Murgian, born in 1934 is a founding director of WCM. Educated in Brighton College in England, Mr. Murgian was also one of the original shareholders and directors of AHL. Mr. Murgian lives in Nairobi, Kenya, and is the owner of or an investor in a number of international businesses ranging from real estate to transportation. Mr. Murgian has a beneficial interest of more than 10% of WCM's share capital. This interest is held by Saminvest (Jersey) Ltd and Amalco Investments Ltd.

Martin John Hunt, Director. Mr. Hunt, born in 1962, began his career in the UK managed futures industry in October 1983, at which time he was employed as a trainee trader for a trading advisor, Futures Fund Management Ltd. In January 1986, he was appointed manager of the trading operations for Sabre Fund Management, also a trading advisor. In February 1988, he joined AHL, where he was responsible for the company's trading operations. In August 1991, Mr. Hunt assumed responsibility for marketing and operations at Royston Investments, Ltd. In March 1994, he established himself as an independent marketing and compliance consultant to firms in the UK managed futures industry. These consultancy activities continued until February 1997, when he was recruited by David Harding to handle the formation, structuring and subsequent day-to-day running of WCM. In his role as Chief Operating Officer, Mr. Hunt is responsible for WCM's trading and middle office operations as well as having responsibility for finance and compliance.

Amalco Investments Ltd. and Saminvest Jersey Ltd. each own a 10% or more interest in WCM.

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INVESTMENT OBJECTIVE

The HFR Trust employs a momentum-following process and takes long or short positions in various markets via futures contracts. Generally, trading managers will use technical models that compare current prices to moving averages to determine entry point. For markets in which the current price is higher than the moving average, the system indicates a long signal and if the price is lower, it indicates a short signal. Models are differentiated by the frequency and magnitude of signals. Stop loss mechanisms and diversification across markets are used to control risk. The strategy can be described as momentum-following in that its objective is to capture returns in those markets that are exhibiting a sustained movement in price away from their historical average. Strategies perform well in periods of expanding volatility. Risk levels are generally determined by number of markets traded, stop loss rules, position sizes and use of leverage.

LITIGATION

There have been no material administrative, civil or criminal actions against HFR or WCM or any of its principals which are pending are on appeal or have concluded within the past five years.

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TRADING PERFORMANCE

Set forth below is past performance information for HFR Trust as provided by the manager. The performance information included herein is presented in accordance with regulations of the CFTC. In reviewing the capsule summaries of past performance, which follow, it should be noted that the performance shown varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved.

                    HFR MF DIVERSIFIED SELECT MASTER TRUST
                        CAPSULE PERFORMANCE INFORMATION
                               (through May, 2006)

Name of CTA:                                 Winton Capital Management
Limited
Name of Trading Program:                     Winton Diversified Futures
Program
Type of Pool:                                Private - Single Manager
Date CTA began trading client accounts:      October 1997
Date CTA began using trading program
   for client accounts:                      October 1997
Number of accounts using trading program:    52
Total assets managed pursuant to trading
   program (Current NAV):                    $3.98 Billion
Total aggregate gross subscriptions:         N/A
Total assets managed in all programs:        $4 Billion
The largest monthly draw-down (1)
   (March 2003):                             -11.14%
The worst peak-to-valley draw-down (2)
   (11/2001 - 5/2002):                       -25.73%

======================================================================
                           CAPSULE PERFORMANCE TABLE (3)
                            Monthly % Rate of Return (4)

Month          2006      2005      2004      2003      2002      2001
----------------------------------------------------------------------
January       4.20%    -5.38%     2.72%     5.95%   -10.13%     4.38%
February     -2.58%     6.58%    11.56%    11.95%    -6.04%     0.56%
March         4.01%     4.64%    -0.80%   -10.80%    12.62%     7.09%
April         5.66%    -4.21%    -8.62%     2.45%    -3.76%    -5.31%
May          -2.94%     6.62%     0.28%    10.19%    -3.96%    -2.61%
June                    3.13%    -2.96%    -5.20%     7.95%    -2.66%
July                   -1.85%     1.33%    -0.68%     4.71%     0.66%
August                  7.63%     3.09%     0.62%     6.04%     0.56%
September              -6.17%     5.14%     0.26%     7.63%     4.64%
October                -2.95%     4.03%     4.72%    -7.96%    13.75%
November                7.32%     6.37%    -2.48%    -0.69%    -7.10%
December               -4.37%    -0.19%    10.27%    14.16%    -5.15%
----------------------------------------------------------------------
Annual/YTD    8.28%     9.73%    22.62%    27.76%    18.33%     7.12%
======================================================================

Footnotes to Capsule Performance Information and Table

1 Draw-down means losses experienced by a pool or account over a specified period of time.

2 The Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

3 Performance shown represents monthly results for the trading program utilized on behalf of the Fund and is net of standard fees, expenses, and interest income as provided by the manager. Due to the structure of its investment, the Fund may incur some additional operating costs which are not reflected in the performance information provided.

4 The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in calculations of "Rates of Return."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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MAN-AHL DIVERSIFIED II L.P.

Man-AHL Diversified II L.P. ("MAD") is a Delaware limited partnership organized in December 1997. MAD formerly was named AHL Diversified II (USA) L.P., but was renamed in February 2002. MAD was formed to offer investors an opportunity to diversify their overall investment portfolio into futures trading through a vehicle which offers limited liability and provides professional trading management. MAD commenced trading activities on April 6, 1998 and as ofMay 31, 2006, had net assets of approximately $157.2 million. MAD is pursuing its investment objective through an investment in a limited partnership interest in Man-AHL Diversified Trading Company L.P. (the "Trading Company"), a Delaware limited partnership formed in November 1997, of which Man Investments (USA) Corp. ("MIUSA") acts as the general partner and Man-AHL (USA) Limited ("ManAHLUK") acts as the Trading Advisor. There can be no assurance that the objectives of MAD will be achieved. A brief description of MIUSA and ManAHLUK follows:

The General Partner

MIUSA, a Delaware corporation, is the General Partner of MAD. It became the General Partner of MAD as of April 1, 2005, when Man-AHL (USA) Corp., MAD's original general partner and trading advisor appointed MIUSA as a general partner. MIUSA appointed ManAHLUK to serve as the Trading Advisor to MAD commencing as of April 1, 2005. Following the appointments of MIUSA as a general partner and ManAHLUK as the Trading Advisor, Man-AHL (USA) Corp. resigned as general partner and trading advisor of MAD.

MIUSA became registered as a CTA and CPO with the CFTC on February 28, 2002 under the name of Man Investment Products (USA) Corp., and is a member of the NFA. The biographies of the general partner's principals follow.

PRINCIPALS OF MAN INVESTMENTS (USA) CORP.

John Kelly is the President and a Director of MIUSA and President, Chief Executive Officer and a director of Man Investments Inc. ("MII"), positions he has held since February 2002. As President, Mr. Kelly is responsible for the day-to-day operations of MIUSA and MII. He is also a member of the Board of Managers of three (3) registered investment companies advised by Glenwood Capital Investments, L.L.C., which is an affiliate of MIUSA, ManAHLUK, and MII, and a registered investment adviser, CPO and CTA ("Glenwood"). Mr. Kelly was the Chief Executive Officer and a Director of Man-AHL (USA) Corp. the former general partner and trading advisor of MAD from January 2002 until August 2005. He is registered with the NFA as a Principal of MIUSA and MII as of February 2002 and is registered as an associated person of MIUSA and MII as of February 2002 and March 2002, respectively. Mr. Kelly has over 15 years experience in investment management. Mr. Kelly graduated from Southampton College of Technology and then went to work for various industrial companies, attaining general manager and directorship positions. In 1978, he joined a business consultancy service as a general manager, specializing in investment, finance and aviation in the gulf region. In 1987, he joined the Man Group as a Regional Manager in Bahrain where he was responsible for negotiations, corporate finance and marketing support for the specialist financial products promoted jointly with major institutions in the region. In 1991, he became the Sales and Marketing Director for Man Investments Products and was responsible for managing sales and marketing globally for Man Group until he moved to the United States in September 2001.

Michael Lozowski, is a Vice President and Director of MIUSA, positions he has held since February 2002. Mr. Lozowski also is the Managing Director of ManAHLUK, a position he has held since May 2003. In addition, he is a Director of Man Investments Limted ("MIL") an affiliate of MIUSA where he has responsibility for investment management. He is registered with the NFA as a Principal of MIUSA and ManAHLUK as of February 2002 and May 2003, respectively and is registered as an associated person of ManAHLUK as of May 2003. Mr. Lozowski was President and Director of Man-AHL (USA) Corp. from May 1996 until August 2005. He was also an officer and a director of three formerly registered CTAs and NFA members. Specifically, he was President and a Director of AHL (Bermuda) Ltd., a registered CTA and a member of the NFA, from March 2000 until May 2002; a Vice President and Director of Man Vector (Bermuda) Limited from October 1999 until October 2003; and a Vice President and a Director of Man Fidex (Bermuda) Limited from May 2000 until October 2003. Prior to this, Mr. Lozowski was the Corporate Finance Director of Man Management AG and affiliated companies in Switzerland from 1990 until

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December 1995.  He joined the Man Group in November 1987 as assistant treasurer. Before joining the Man Group, he worked at the Chase Manhattan Bank from March 1980 until November 1987 and at the National Westminster Bank from 1977 through March 1980. After receiving a Masters degree in Physics at University College, Oxford, he progressed to a Master of Science degree in Operational Research at the University of Sussex in England.

Steven Zoric is a Director, Vice President and Secretary of MIUSA and MII, positions he has held since February 2002 and November 2001, respectively. Mr. Zoric is also a Vice President and Secretary of Glenwood and the Secretary of three registered investment companies advised by Glenwood. Mr. Zoric also acts as Secretary of RMF Investment Management (USA) Corp., an SEC registered investment adviser and an affiliate of MIUSA, MII and ManAHLUK.
He is also an officer and a director of several other U.S. companies belonging to the Man Group of companies, including Man Investments Holdings Inc., the parent company of MIUSA. Mr. Zoric is also Head of US Legal and Compliance for the Man Investments division of Man Group plc, which includes MIUSA, MII, Man-AHL (USA) Corp. and Glenwood. He is registered with the NFA as a Principal of MIUSA, MII and Glenwood as of February 2002, November 2001 and March 2003 respectively, and is registered as an associated person of MII and Glenwood as of November 2001 and March 2003, respectively.

Mr. Zoric joined the Man Group in July 2001. From April 1997 to October 1999 and from August 2000 to July 2001, Mr. Zoric was an associate in the Financial Services Group of Katten Muchin Zavis Rosenman, a law firm based in Chicago. From November 1999 to July 2000, Mr. Zoric was the Futures and Commodities Compliance Manager at Morgan Stanley & Co. Inc. in New York.
From April 1996 to April 1997, Mr. Zoric was an attorney in the Financial Services Group at Sidley Austin Brown & Wood in Chicago. Mr. Zoric received a B.A. in Political Science from Northwestern University in June 1992 and his J.D. with Honors from DePaul University College of Law in 1995.

Man Investments Holdings Inc. is the sole shareholder of MIUSA. It is a Delaware holding company which is owned by Man Group USA, Inc.

Alicia Borst Derrah is the Chief Financial Officer and Assistant Secretary of Glenwood Capital Investments, L.L.C. ("GCI"), an affiliate of the General Partner that is registered with the SEC as an investment advisor and with the NFA as a commodity trading advisor and commodity pool operator and is an NFA member. Ms. Derrah is also a Vice President and Chief Financial Officer of Man Investments Inc. ("MII"), an affiliate of the General Partner that is registered with the SEC as broker-dealer and NASD member as well as a registered introducing broker with the CFTC and a NFA member. Ms. Derrah is registered with the NFA as an associated person and principal of GCI since October, 1993, of the General Partner since November 2005 and of MII as of January 2006. She is also the principal financial officer of three registered investment companies managed by GCI. In addition, Ms. Derrah is Vice President of Man-Glenwood, Inc. ("MGI"), which position she has held since February 2002. She has also held a number of positions with Man Investments Services Corp. ("MISC"), of which she is currently President as of October 2005 as well as a Director (since February 2002) and Assistant Secretary (since February 2005). Both MGI and MISC are part of the Man Investments division of Man Group plc and are affiliates of the General Partner. MISC provides fund accounting services to the General Partner. Prior to joining Man Investments in October 2000 when Man Investments acquired GCI, Ms. Derrah worked for GCI as well as Glenwood Financial Group (from 1992 until 1999) and Centurion Trust Company (from 1993 until 1996) as the Chief Financial Officer. From 1987 until 1992, she worked for Arthur Andersen & Company as an auditor in their financial services division. Ms. Derrah is a certified public accountant and received a Bachelor of Arts Degree from Mundelein College in 1980.

The Trading Advisor

ManAHLUK, a company organized under the laws of the United Kingdom, is the Trading Advisor for MAD and the Trading Company. ManAHLUK has been registered as a CTA and a CPO since May 22, 2003 and is a member of the NFA. ManAHLUK is also registered with the Financial Services Authority in England. As of May 31, 2006, ManAHLUK had approximately $241.1 million of assets under management. The principals are Michael Lozowski, Timothy Wong, Christopher Shea and Man Investments Holdings Limited. The biographies of the principals are noted below. Mr. Lozowski's biography is noted in the section above titled "Principals of Man Investments (USA) Corp."

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PRINCIPALS OF MAN-AHL (USA) LIMITED

Timothy Wong is a Director of ManAHLUK and is responsible for its research and investment management operations and, in addition to Mr. Lozowski, is responsible for making the trading decisions on behalf of the Trading Company. He is listed with NFA as a Principal of ManAHLUK and is registered as an associated person of ManAHLUK as of March 2003 and June 2003, respectively. Mr. Wong is also an Associate Director of MIL which he joined in 1991 as a research analyst and later assumed overall responsibility for the day-to-day running of the research and investment management operations. In addition, Mr. Wong is the Head of AHL (which is part of Man Investments) and a member of the Man Global Strategies investment committee. Mr. Wong graduated from Oxford University in 1991 with a First in Engineering Science and subsequently gained an MSc in Statistics and Operational Research from London University. He is an Associate of the U.K. Society of Investment Professionals.

Christopher Shea is a Director of ManAHLUK and is responsible for a range of support functions including information systems, information technology and logistics, across the whole of the Man Investments Division, which includes ManAHLUK. He is listed with NFA as a principal of ManAHLUK as of December 2005. Mr. Shea has previously worked in the Swiss office of Man Investments for two-year periods in 1993 and 2002, where he was responsible for financial control and reporting of all global entities. He is a member of the Management Committee of Man Investments. Prior to joining the Man Group in 1990 as financial controller for ED & F Man (Cocoa Division), he worked for Gill & Duffus, where he was made financial director in 1987. From 1981 to 1983 Mr. Shea worked as a management accountant for BP Oil International, having started his career in the audit department of Thomson McLintock & Co., London. Mr. Shea received his Master's (M.A. Cantab.) in natural sciences from Christ's College, Cambridge, and subsequently became an associate member of the Institute of Chartered Accountants in England and Wales (ICAEW).

Mr. Lozowksi is also a principal of Man-AHL (USA) Limited. Please see his biography above under "Principals of Man Investments (USA) Corp."

Man Investments Holdings Limited is the sole shareholder of ManAHLUK. It is a United Kingdom holding company and is indirectly owned by Man Group plc, a United Kingdom company publicly traded on the London Stock Exchange.

INVESTMENT OBJECTIVE

The purpose and business of MAD is to seek high medium-term capital growth, independent of the movement of the stock and bond markets, through the speculative trading, directly and indirectly, of physical commodities, futures contracts, spot and forward contracts, options on the foregoing, exchanges of futures for physical transactions and other investments (sometimes hereinafter referred to as "futures") on domestic and international exchanges and markets (including interbank and over-the-counter). MAD attempts to structure a diversified portfolio consisting of physical commodities, futures contracts, spot and forward contracts, options on the foregoing, exchanges for physical transactions and other investments on domestic and international exchanges and markets.

LITIGATION

There have been no material administrative, civil or criminal proceedings against MIUSA, ManAHLUK or any of their principals which are pending, are on appeal or have concluded at any time during the last five years.

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TRADING PERFORMANCE

Set forth below is past performance information for MAD as provided by the manager. The performance information included herein is presented in accordance with regulations of the CFTC. In reviewing the capsule summaries of past performance, which follow, it should be noted that the performance shown varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved.

                           MAN-AHL DIVERSIFIED II L.P.
                         CAPSULE PERFORMANCE INFORMATION
                               (through May, 2006)

Name of CTA:                                    Man-AHL (USA) Limited
Name of Trading Program:                        Man-AHL Diversified
Type of Pool:                                   Private - Single Manager
Date CTA began trading client accounts:         April 1998
Date CTA began using trading program
   for client accounts:                         April 1998
Number of accounts using trading program:       N/A
Total assets managed pursuant to trading
   program (Current NAV):                       $171,627,431
Total aggregate gross subscriptions:            $152,700,788
Total assets managed in all programs:           N/A
The largest monthly draw-down (1)
   (October 2002):                              -9.36%
The worst peak-to-valley draw-down (2)
   (10/2001 - 4/2002):                          -17.87%

======================================================================
                           CAPSULE PERFORMANCE TABLE (3)
                            Monthly % Rate of Return (4)

Month          2006      2005      2004      2003      2002      2001
----------------------------------------------------------------------
January       3.56%    -5.43%     0.77%     7.94%    -4.11%     1.39%
February     -2.81%     2.94%     4.72%     7.53%    -4.72%     2.05%
March         3.43%    -0.53%    -2.13%    -8.31%     0.11%     9.90%
April         5.25%    -2.21%    -7.48%     1.25%    -2.13%    -8.31%
May          -4.42%     3.95%    -1.77%    10.37%     2.41%    -1.92%
June                    3.42%    -5.56%    -4.12%    13.21%    -1.04%
July                    0.36%     0.17%    -0.92%     5.42%     3.52%
August                  3.59%     1.07%    -0.71%     0.82%     6.41%
September               3.44%     2.86%     2.73%     6.85%     7.96%
October                -1.52%     4.07%     1.84%    -9.36%     4.06%
November                5.80%     7.85%    -1.38%    -5.60%    -7.69%
December               -1.60%    -0.30%     6.28%    10.70%    -0.61%
----------------------------------------------------------------------
Annual/YTD    4.72%    12.24%     3.30%    23.00%    11.65%    14.90%
======================================================================

Footnotes to Capsule Performance Information and Table

1 Draw-down means losses experienced by a pool or account over a specified period of time.

2 The Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

3 Performance shown represents monthly results for the trading program utilized on behalf of the Fund and is net of standard fees, expenses, and interest income as provided by the manager. Due to the structure of its investment, the Fund may incur some additional operating costs which are not reflected in the performance information provided.

4 The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in calculations of "Rates of Return."

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

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WELTON GLOBAL CAPITAL MARKETS FUND, LTD.

Welton Global Capital Markets Fund, Ltd. ("Welton") is a mutual fund, segregated accounts company incorporated with limited liability on June 30, 1997 under the Bermuda Companies Act of 1981 (as amended) and registered as a segregated accounts company under the Segregated Accounts Companies Act, 2000 (as amended). The Company's registered office is: c/o Dundee Leeds Management Services Ltd., 129 Front Street, P.O. Box HM 1916, Hamilton HM 12, Bermuda. The Company commenced trading activities on March 6, 1998 as a master trading vehicle for its offshore feeder fund, Welton Capital Markets Fund, Ltd.

BOARD OF DIRECTORS

Welton's Board of Directors has overall management responsibility for Welton as a whole, including establishing its investment, dividend and distribution policy, and has the authority to select and replace the Advisor and other service providers. The directors of the Company are Derek H.L. Buntain, Robin Bedford, and Patrick Welton.

Derek H.L. Buntain is the President of The Dundee Bank and has spent 30 years in the investment industry in Canada with some of the major firms. He has worked in research, international arbitrage, corporate and government finance and mergers and acquisitions. After graduating from Dartmouth College in 1962 he obtained his MBA degree from the University of Western Ontario. Mr. Buntain went on to work for 10 years with the stock brokers Bums Brothers & Denton in Toronto, Canada. From 1964 to 1974 he was given increasing responsibilities and became the Director of Equity Trading from 1972 to 1974 where he was responsible for all the principle positions of the firm. He operated all the equity trading functions for Bums Brothers, including the risk arbitrage operation in Canada, the US and Europe. He then went to work with Merrill Lynch Canada for thirteen years where he was the Director of Institutional Sales & Trading from 1974 until 1984. From 1984 to 1987 he was a Director of their Corporate Finance department where he worked on utility and government financings as well as mergers and acquisitions, specializing in cross border and international deals. Mr. Buntain was with various private investment holding companies from 1987 until 1996 when he became the president of Goodman & Company (Bermuda) Limited and The Dundee Bank. He has helped structure tax efficient vehicles for international clients, and manages their investments. He has also provided investment management to mutual funds. Mr. Buntain holds a number of directorships in public and private companies. He has served on audit, pension, human resources, compensation and stock buy-back committees for these companies.

Robin Bedford joined Dundee Leeds Management Services Ltd. (Dundee Leeds) as Vice President in December 2000, before being appointed as President in December 2002. Prior to joining Dundee Leeds, he worked for PricewaterhouseCoopers - Bermuda, as a manager in the investment focus group primarily working on mutual fund audits from November 1998 through October 2000. Prior to arriving in Bermuda, Mr Bedford worked for BDO Stoy Hayward in the U.K. from August 1995 through November 1998, where he was responsible for a portfolio of clients in the manufacturing industy. Mr Bedford is a member of the Institute of Chartered Accountants in England and Wales and has an Honors Degree in Business Studies from the University of Teesside - England. Mr Beford is a director and officer of several large international companies registered offshore.

Patrick Welton is Chief Executive Officer and Chairman of the Advisor. See "Principals of Welton" below for a more complete biographical description.

TRADING ADVISOR

Welton Investment Corporation, a Delaware U.S.A. corporation ("Welton Investment"), is the trading advisor to Welton, and makes trading and investment decisions on behalf of the Company using its proprietary trading methodologies. Welton Investment may retain sub-advisors to assist it. Welton Investment's operating committee, which consists of its principals and senior managers, oversees the trading advisor's activities, including (a) the determination of investment strategies to be used, (b) the choice of financial instruments to be used, (c) the selection of global markets in which Capital Markets Investments may be made, (d) the degree of leverage employed, (e) the allocation policies to be used in connection with trading and investment activities, (f ) the determination of whether and when to use sub-advisors, (g) obtaining credit lines, (h) the determination of risk

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management policies and strategies, and (i) monitoring the Capital Market
Investments portfolio. Welton Investment is a member of the NFA and is registered with the CFTC as a CTA and CPO. The offices of Welton Investment are located at the Eastwood Building, San Carlos between 5th and 6th, P.O. Box 6147, Carmel, CA 93921 and its telephone number is (831) 626-5190.

As of May 31, 2006, Welton Investment had approximately $139 million of assets under management. The principals of Welton Investment are Mr. Patrick Welton, Ms. Annette Welton, Mr. Jerry Harris, Mr. Brent Hankins and Mr. David Nowlin.

PRINCIPALS OF WELTON

Patrick Welton, Principal, CEO, Chairman, and Co-Founder oversees the firm's trading and research efforts, and is the senior management reviewer of all risk management reporting. He has been active in futures, options, and equities market research since 1981 and was a member of the NFA Board of Directors from 1997-2000. Patrick has spoken at conferences, authored articles, participated in panel presentations and served on committees for the Managed Funds Association (MFA) and the NFA. He is also an investment committee member of a California pension plan and an endowment. Patrick holds undergraduate, doctoral and postdoctoral degrees (Biophysics, Medicine) from the University of Wisconsin, UCLA and Stanford University respectively.

Annette Welton, Principal, COO, CFO, and Co-Founder oversees all corporate finance and operations for the firm. She leads the Advisor's Executive Team in addition to developing strategic corporate planning policy. Annette served in the MFA's Public Relations and Trading and Markets Committees, as well as on the NFA's Nominating Committee. Annette holds a BS from UCLA.

Jerry Harris, Principal, CAIA, Director of Business Development leads the firm's business development efforts, drawing on 20 years of senior-level experience with various global alternative investment firms. He has been member of AIMA, MFA, Center for International Securities and Derivatives Management (CISDM) and the Family Office Exchange. Jerry holds an MS (Information Systems) from USC and a BS (Aeronautical Engineering) from the University of Virginia. He also holds the Chartered Alternative Investment Analyst (CAIA) designation. He has been with the Advisor for 13 years.

Brent Hankins, Principal, Senior Portfolio Manager and Chief of Trading Operations. Mr. Hankins primary responsibilities include portfolio management, research and development of trading strategies and oversight of the firm's trading operations. Brent began his career as a Trading Associate with the Advisor in 1993. He holds a BS in Agricultural Business from California Polytechnic University at San Luis Obispo. He has been with the Advisor for 13 years.

David Nowlin, Principal Chief Compliance Officer, Administrative Operations oversees all aspects of the firm's corporate and regulatory compliance along with the administrative operations. Previously, he worked as an Associate with the firms formerly known as Price Waterhouse and Dean Witter Reynolds. David earned an MBA from Santa Clara University and a BA from Westrnont College. He has been with the Advisor for 13 years.

INVESTMENT OBJECTIVE AND STRATEGY

The primary investment objective of Welton is to achieve capital growth through Capital Markets Investments. "Capital Markets Investments" involve the trading of a portfolio with its investment advantage derived from a focus on the diversification of the sources of investment return, markets traded, instruments employed, and methods utilized. Such Capital Markets Investments may include positions in futures contracts, forward contracts, swaps, options on futures contracts, as well as cash commodities, and interests pertaining to the foregoing, as well as such other instruments as the Advisor (or its designees).

LITIGATION

There have been no material, administrative, civil or criminal proceedings against Welton and its principals or Welton Investments and its principals which are pending, are on appeal or have concluded at any time during the last five years.

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TRADING PERFORMANCE

Set forth herein is past performance information for Welton as provided by the manager. The performance information included herein is presented in accordance with regulations of the CFTC. In reviewing the capsule summaries of past performance, which follow, it should be noted that the performance shown varies from period to period, and that there are deviations, some of which are material, in the periodic rates of return achieved.

                     WELTON GLOBAL CAPITAL MARKETS FUND, LTD.
                         CAPSULE PERFORMANCE INFORMATION
                               (through May, 2006)

Name of CTA:                                    Welton Investment Corporation
Name of Trading Program:                        Welton Global Directional
                                                   Portfolio (GDP)
Type of Pool:                                   Private - Single Manager
Date CTA began trading client accounts:         February 1989
Date CTA began using trading program
   for client accounts:                         June 2004
Number of accounts using trading program:       6
Total assets managed pursuant to trading
   program (Current NAV):                       $103 Million
Total aggregate gross subscriptions:            $118 Million
Total assets managed in all programs:           $139 Million
The largest monthly draw-down (1)
   (January 2005):                              -5.38%
The worst peak-to-valley draw-down (2)
   (6/2004 - 7/2004):                           -6.56%

======================================================================
                           CAPSULE PERFORMANCE TABLE (3)
                            Monthly % Rate of Return (4)

Month          2006      2005      2004      2003      2002      2001
----------------------------------------------------------------------
January       3.85%    -5.38%
February     -1.83%     0.73%
March         7.08%     2.49%
April        10.43%    -3.19%
May          -0.56%     4.48%
June                    1.19%    -3.66%
July                    3.47%    -3.01%
August                  1.77%     4.10%
September               5.16%     2.28%
October                -2.31%     2.39%
November                7.86%     5.10%
December               -0.46%     1.80%
----------------------------------------------------------------------
Annual/YTD   20.00%    16.12%     8.98%
======================================================================

Footnotes to Capsule Performance Information and Table

1 Draw-down means losses experienced by a pool or account over a specified period of time.

2 The Worst Peak-to-Valley Drawdown means the greatest percentage decline, during the most recent five calendar years and year-to-date, from a month-end net asset value due to losses sustained by the fund or program shown which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end and is expressed as a percentage of total equity in the fund or program and includes the months and years in which it occurred.

3 Performance shown represents monthly results for the trading program utilized on behalf of the Fund and is net of standard fees, expenses, and interest income as provided by the manager. Due to the structure of its investment, the Fund may incur some additional operating costs which are not reflected in the performance information provided.

4 The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in calculations of "Rates of Return."

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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Description of Charges to the Fund

The Fund is subject to the following periodic charges which are described in more detail below:

Management Fee

In consideration of services provided by the Managing Member, the Fund will pay to the Managing Member a Management Fee computed and paid monthly in arrears at the applicable annual percentage rate for each Unit of a Class outstanding determined as of the first business day of each month. The Management Fee applicable to the Class A Units and the Class B Units is 1.0% annually of the applicable Net Asset Value per Unit for each such Unit. The Management Fee applicable to the Class C Units is 0.75% annually of the applicable Net Asset Value per Unit for each such Unit. The Managing Member will share the Management Fee equally with the Sub-Advisor. No separate charge will be made to the Fund to compensate the Sub-Advisor, except for any incentive allocation paid to the Sub-Advisor.

Portfolio Managers' Fees and Incentive Fees

Portfolio Managers are compensated on terms that typically include asset-based or fixed fees as well as performance-based fees or special allocations. Fixed fees generally range between 1% and 2% (annualized) of the Net Asset Value of the Fund's investment in an Investee Pool, and performance fees or incentive allocations range between 15% and 25% of any net capital appreciation in the Fund's investment for the applicable period, generally quarterly or annually.

The incentive fees or allocations payable in respect of each Investee Pool is assessed individually based on the performance of each respective Investee Pool, irrespective of the overall performance of the Fund. Moreover, incentive fees and allocations are generally calculated based on the Fund's total investment in an Investee Pool, not on the basis of each separate investment by the Fund in each Investee Pool. In view of the foregoing, it is possible that the Fund may be required to pay certain Investee Pools incentive fees or allocations, which could be substantial, even though the Fund as a whole was not profitable.

Other Fees

The Fund will pay the Managing Member administrative expenses at an annual rate of 0.65% of the Fund's average month-end Net Assets and out of this amount, the Managing Member will pay all periodic legal, accounting, auditing, filing, and other expenses and fees of the Fund. The Managing Member is responsible for covering any ordinary fees incurred in excess of this amount. The Fund will pay any taxes or extraordinary expenses applicable to it.

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Charges Paid by the Fund

Broker Fees

Many of the Fund's Portfolio Managers' currency trades will be executed in the forward markets in which there are no direct execution costs. No brokerage fees are ordinarily assessed on forward trading because the forward markets are "principal" markets in which execution costs are effectively included in the pricing of the contracts purchased and sold. Prospective investors must recognize that the Fund will indirectly pay substantial "bid-ask" spreads on the forward trades of its Portfolio Managers ? these spreads represent a significant execution cost of these Portfolio Managers.

Incentive Allocation

The Incentive Allocation is calculated separately with respect to each Class of Units as of the end of each calendar month. The Incentive Allocation, with respect to a Unit, equals the product of the applicable percentage and any New Net Profits earned with respect to such Unit. The Incentive Allocation applicable to the Class A Units and the Class B Units will be 10% of any New Net Profits earned with respect to the applicable Unit. The Incentive Allocation applicable to the Class C Units will be 7.5% of any New Net Profits earned with respect to the applicable Unit. Fifty percent of the aggregate Incentive Allocation will be allocated to the Managing Member and 50% will be allocated to the Sub-Advisor in its capacity as a Special Member of the Fund.

New Net Profits are not calculated separately with respect to each Member or each separate investment in Units by each Member. Rather, New Net Profits is calculated in respect of each Class of Units as a whole and then is allocated amongst the Units of such Class. Consequently, all Units of the same Class will have the same "high water mark" and Net Asset Value per Unit.

General

Each of the Managing Member' and the Sub-Advisor's capital account will participate in the income and gains or losses of the Fund in proportion to its share of Fund assets on the same basis as the Members. The Managing Member, the Sub-Advisor, their employees and affiliates may not be subject to the Incentive Allocation. The Managing Member also may waive or reduce the Incentive Allocation, Management Fee, or brokerage commission in respect of any Member without entitling any other Member to a similar waiver or reduction.

Administrative Fees and Expenses

The Fund directly will be responsible for any direct brokerage commissions or related expenses. As it is contemplated that the Fund will invest the substantial majority of its assets in Investee Pools, only a small portion of its assets will be invested by the Managing Member directly in U.S. government securities or cash-equivalent investments. The Fund also will be responsible for any extraordinary expenses.

All other expenses associated with the operations of the Fund will be paid by the Managing Member. Those expenses include, without limitation, organizational and offering expenses, the costs of the Fund's audit, accounting expenses, administrative expenses, legal expenses, fees and expenses of certain custodians of the Fund or Fund Members, and other similar expenses. To partially reimburse the Managing Member for such expenses, the Fund will pay to the Managing Member a monthly Administrative Expense Reimbursement at the rate of 0.65% per annum (.054167% per month) of the Fund's Net Assets determined as of the first business day of the month. Any additional legal, accounting, auditing and filing fees, and all other normal operating expenses (other than those described above) including research, personnel and computer programming expenses, are paid by the Managing Member and not the Fund.

Extraordinary Expenses

The Fund will be responsible for the taxes, if any, imposed on it (as opposed to those imposed on the Members in respect of their investment in the Fund). The Managing Member is not currently aware of any such taxes and will use its

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best efforts to avoid the Fund's becoming subject to any such taxes in the future. In addition, the Fund may be required to pay certain extraordinary charges incidental to its trading. The Managing Member does not anticipate that any such expenses which may become payable by the Fund will be significant. In The Managing Member' experience sponsoring and operating futures funds, such charges have generally been negligible.

Selling Agent Commissions

The Fund will pay any Selling Agents all selling and trailing commissions due to the Selling Agents in respect of the Units. Investors who subscribe for Class A Units may be charged a sales commission of up to 4% of the subscription amount, payable to the Selling Agent from the investor's investment. The amount of the sales commission will be determined by the Selling Agent. Trailing commissions will be in the form of an ongoing monthly compensation one month in arrears at the rate of 2.0% per annum (0.166667% month) of the Class A Units' Net Asset Value per Unit as of the first day of each month. The Selling Agents may pay a portion of all such compensation to their eligible registered representatives.

Ongoing Percentage Expense Load

A Units - The Fund must have annual gains of approximately 3.65% (excluding any sales commission) in order for a Member to "break even" on its investment
for that year.   See "Summary -- Break-Even Analysis" and "Use of Proceeds."

B Units - The Fund must have annual gains of approximately 1.65% in order for
a Member to "break even" on its investment for that year.   See "Summary --
Break-Even Analysis" and "Use of Proceeds."

C Units - The Fund must have annual gains of approximately 1.40% in order for
a Member to "break even" on its investment for that year.   See "Summary --
Break-Even Analysis" and "Use of Proceeds."

Use of Proceeds

The proceeds of this offering will be utilized by the Fund to invest in Investee Pools which engage in trading of futures, forward contracts, commodity interests and option contracts on the foregoing as described under "Trading Strategies - General." The Fund's Investee Pools and Portfolio Managers may trade in as many as thirty to over fifty markets in the six following sectors: currencies, precious and industrial metals, debt instruments, stock indices, agricultural commodities, and energy.

The Managing Member estimates that 90% or more of the Fund's assets with Investee Pools or Portfolio Managers, including the assets used to satisfy margin and collateral requirements, indirectly will be invested in U.S. Treasury bills or notes or other CFTC-authorized investments or held in bank or bank money market accounts. All interest earned on Fund assets directly invested in interest bearing investments will accrue to the Fund. The balance of the Fund's assets will be held in cash in the Fund's bank accounts and will be used to maintain liquidity to pay fund expenses. The Fund will make no loans, whether by direct loan, commercial paper purchase or other form of loan, to the Managing Member, any affiliate or employee of the Managing Member or any other party, and will not invest in equity securities without prior notice to Members. The Managing Member will not commingle the property of the Fund with the property of any other person or entity.

Redemptions, Assignments and Distributions

Redemptions

A Member may cause all or a portion of the value of such Member's Units to be redeemed by the Fund as of the close of business on the last day of any month on ten days' prior written notice to the Managing Member, at the applicable Net Asset Value per Unit of the Units being redeemed (which includes deduction for all applicable fees and expenses). There are no redemption fees charged to Members who redeem their Units.

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Payment will be made within a reasonable time after the date of redemption, generally within ten business days. The Managing Member may distribute Financial Instruments in kind, in whole or in part, in lieu of affecting in cash redemption of all or a portion of the Units held by a Member. Under special circumstances, including but not limited to default or delay in payments due the Fund from Investee Pools, commodity brokers, banks or other persons, the Fund may in turn delay payment to Members requesting redemption of Units of the proportionate part of the Units represented by the sums which are the subject of such default or delay. Members have no rights to repurchase redeemed Units. Any amount owed by the Member to the Fund will be withheld from the payment.

The Fund may withhold or suspend such portions of any distribution otherwise payable to Members as the Managing Member, in its sole discretion, deems advisable or equitable, including, without limitation, a reserve for subsequent adjustments to the computation of the amount of the distribution and a reserve for contingent or unforeseen liabilities arising from events occurring when a redeeming Member was a Member in the Fund. Such liabilities could arise, for example, from contingent liabilities relating to pending or anticipated litigation, Internal Revenue Service audits or other governmental proceedings. Any amount withheld form a withdrawing Member will be held in a segregated interest-bearing account (which may be commingled with similar accounts of other Members). The unused portion, if any, of any such reserve will be distributed, with interest, at such time as the Managing Member determines that the reserve is no longer needed.

The Managing Member has the authority to suspend or defer the payment of redemptions in certain extraordinary circumstances when the Managing Member believes doing so would be in the best interest of the Fund, the Members, or redeeming Members. The Managing Member, by written notice to any Member, may suspend payment of redemption proceeds to such Member if the Managing Member reasonably deems it necessary to do so to comply with anti-money laundering laws and regulations applicable to the Fund, the Managing Member or any of the Fund's other service providers.

The Managing Member may, upon thirty days' written notice, cause the involuntary withdrawal of any Member by redeeming all, or a portion, of such Member's Units. Under certain extraordinary circumstances, the Managing Member may cause the involuntary withdrawal of any Member by redeeming all, or a portion, of such Member's Units without notice.

The federal income tax aspects of redemption are described under "Allocation of Profit and Loss -- Federal Tax Allocations" and "Federal Income Tax Aspects."

Assignments

Because the offering of Units is not registered under the Securities Act, each purchaser must represent and warrant in the subscription agreement that such investor is purchasing Units for investment and not with a view to the assignment, transfer or disposition of all or a portion of such Units.

A Member may not assign, transfer or otherwise dispose of, by gift or otherwise, any of such Member's Units or any interest in those Units without giving prior written notice to the Managing Member and receiving the Managing Member' prior written consent. The notice to the Managing Member must include evidence satisfactory to the Managing Member that the proposed assignment, transfer or disposition is exempt from registration under the Securities Act.

If an assignment, transfer or disposition occurs by reason of the death of a Member or assignee, the notice may be given by the duly authorized representative of the estate of the Member or assignee. The notice must be supported by proof of legal authority and valid assignment acceptable to the Managing Member.

The notice shall specify the name and address of the assignee and the proposed date of assignment, include a statement by the assignee that he agrees to give the above-described notice to the Managing Member upon any subsequent assignment and be signed by the assignor and assignee. The Managing Member may, in its sole discretion, waive receipt of the notice or waive any defect in it.

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No assignee, except with the consent of the Managing Member (which consent may be withheld at its sole and absolute discretion), may become a substituted Member. If the Managing Member withholds consent, an assignee will not have any of the rights of a Member, except that the assignee will be entitled to receive that share of capital or profits and to have that right of redemption to which its assignor would have been entitled and will remain subject to the other terms of the Operating Agreement. An assigning Member will remain liable to the Fund as provided in the Delaware Limited Liability Company Act regardless of whether such Member's assignee becomes a substituted Member.

Distributions

The Managing Member has sole discretion in determining what distributions, if any, the Fund will make to the Members. No distributions are currently contemplated.

Federal Income Tax Considerations

The following is a general summary of certain federal income tax consequences to Members of an investment in the Fund. It is not intended as a complete analysis of all possible tax considerations in acquiring, holding and disposing of Units and, therefore, is not a substitute for careful tax planning by each investor, particularly since the federal, state and local income tax consequences of an investment in entities taxable as partnerships, like the Fund, may not be the same for all taxpayers. Except as otherwise discussed herein, this discussion has been prepared on the assumption that a Member will be an individual who is a citizen or resident of the U.S. (Foreign investors are subject to special U.S. income and estate tax rules as to which they should consult their own tax advisors.) No ruling from the Internal Revenue Service (the "IRS"), and no opinion of legal counsel, has been or will be sought as to any matter discussed below. PROSPECTIVE INVESTORS MUST CONSULT WITH AND RELY SOLELY ON THE ADVICE OF THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES (INCLUDING STATE AND LOCAL AND ESTATE TAX CONSEQUENCES) OF AN INVESTMENT IN THE FUND. THIS DISCUSSION IS NOT INTENDED TO BE AND CANNOT BE RELIED UPON BY ANY PERSON FOR THE PURPOSE OF AVOIDING THE IMPOSITION OF TAX PENALTIES.

This discussion of the federal income tax consequences of an investment in the Fund is based upon existing law, contained in the Code, the Treasury regulations promulgated under the Code ("Regulations"), administrative rulings and other pronouncements, and court decisions as of the date hereof. The existing law, as currently interpreted, is subject to change by either new legislation, or by differing interpretations of existing law in regulations, administrative pronouncements or court decisions, any of which could, by retroactive application or otherwise, adversely affect a Member's investment in the Fund.

Treatment as a Partnership. So long as the Fund is treated as a partnership for federal income tax purposes, no federal income tax is payable by it as an entity. Instead, each Member is required to take into account such Member's distributive share of the items of income, gain, loss, deduction and credit of the Fund, whether or not cash is distributed to that Member during the taxable year. Under currently effective Treasury Regulations, the Fund expects to be classified as a partnership for federal income tax purposes.

Certain "publicly traded partnerships" (as defined by the Code) are taxed as corporations. A safe harbor for avoiding treatment as a publicly-traded partnership is provided for a partnership, the interests of which are privately offered, that does not have more than 100 partners. If the Fund has more than 100 partners, it may be classified as a publicly traded partnership and treated as a corporation for federal income tax purposes unless at least 90% of the Fund's annual gross income consists of "qualifying income" as defined by the Code. The Managing Member believes that it is likely, but not certain, that the Fund will satisfy the 90% test, and therefore does not anticipate that the Fund will be subject to federal corporate income tax.

Based on the foregoing, the discussion below assumes that the Fund will be treated as a partnership for federal income tax purposes. Treatment of the Fund as a corporation for federal income tax purposes would materially reduce the anticipated benefits of an investment in Units of the Fund.

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Taxation of Members on Income or Losses of the Fund.  No federal income tax is payable by an entity that is treated as a partnership for federal income tax purposes. Instead, each Member must report on its federal income tax return for each year during which the Member is a member, its distributive share of the items of income, gain, loss, deduction and credit of the Fund, whether or not cash is distributed to that Member during the taxable year. Because Members will be required to include Fund income in their respective income tax returns without regard to whether there are distributions attributable to that income, Members may be liable for federal and state income taxes on that income even though they have received no distributions from the Fund. The Managing Member is not required to make distributions to Members to cover their tax liability and, in fact, has no present intention of making any distributions. Accordingly, each Member will be required to find other sources from which to pay the federal, state and local taxes arising out of that Member's investment in the Fund.

Taxation of Fund Investments. The Fund expects to generate ordinary income and capital gains and losses from its investments. To the extent that the Fund's taxable income is characterized as capital gain or loss, a Member's share of that gain or loss will be combined with its own net long-term or short-term capital gain or loss in computing its federal income tax. The maximum rate of federal income tax on net long-term capital gains realized by individuals currently is 15% through December 31, 2010, while short-term capital gains realized by individuals are taxed at the same rates as ordinary income (currently up to 35%). For regular corporations, the maximum federal income tax rate on all income is 35%

A Member generally will be unable to deduct its share of any capital loss of the Fund except to the extent that such Member has capital gains from the Fund or other sources in the same or subsequent years. If the Fund generates ordinary income and net capital losses, Members will be taxable on the ordinary income but, unless they have current capital gains, may be unable to deduct the capital losses allocable to them (although individuals may deduct up to $3,000 of capital losses against ordinary income). Except for net capital losses from Section 1256 Contracts (see below), non-corporate Members cannot carry back capital losses, but can carry them forward indefinitely.

Stated interest and any original issue discount on debt instruments will be taxable to Members as ordinary income as such interest accrues, which may be
in advance of when such interest is actually paid to the Fund.   An Investee
Pool or Portfolio Manager may engage in certain swap transactions as to which the Fund may be required to accrue ordinary income in advance of receiving the related cash payments. If a debt obligation is acquired (subsequent to its original issuance) at a discount (so-called "market discount"), the principal payments thereon and the Fund's gain, if any, on a sale of the security will be taxable as ordinary income to the extent of the accrued market discount.

Many of the Investee Pools' investments will be classified for tax purposes as "Section 1256 contracts." For tax purposes, subject to certain mixed straddle elections that an Investee Pool or the Fund might make, Section 1256 contracts that remain open at year-end are treated as if they were sold at year-end, and gain or loss recognized with respect to Section 1256 contracts generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the contracts are held.
Security futures and futures contracts traded on foreign exchanges will not qualify for such 60/40 treatment, and generally will give rise to short-term capital gain or loss when realized.

An Investee Pool may engage in transactions involving forward contracts on foreign currency. Such contracts generally give rise to ordinary income or loss under Section 988 of the Code. Special rules are provided in Section 988 which, among other things, involve certain procedures and elections that the Investee Pool or the Fund may follow, to the extent available to it, to obtain capital gain and loss treatment of such transactions.

If an Investee Pool obtains financing denominated in a foreign currency, then the Fund may recognize gain or loss attributable to fluctuations in such currency relative to the U.S. Dollar. The Fund may also recognize gain or loss on currency fluctuations occurring between the time the Investee Pool obtains and disposes of foreign currency, or between the time the Investee Pool accrues and pays liabilities denominated in a foreign currency. Such gains or losses generally will be treated as ordinary income or loss.

Investment in APM Hedged Global Commodity Fund, LDC; and HFR MF Diversified Select Master Trust. Two of the Investee Pools, APM Hedged Global Commodity Fund, LDC, and HFR MF Diversified Select

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Master Trust (the "Foreign Funds"), would be classified as corporations for
U.S. federal income tax purposes. Each of these Foreign Funds would be a "passive foreign investment company" or "PFIC" for federal income tax purposes. In order to avoid adverse federal income tax consequences for our investors with respect to interests in a PFIC, the Fund will make a "qualified electing fund" or "QEF" election with respect to each of the Foreign Funds. If the QEF election were ineffective, for example, because a Foreign Fund failed to give the fund financial information required for application of the QEF rules, gains realized by Members or the fund attributable to shares in such Foreign Fund would be taxable as ordinary income and subject to an additional interest charge. The Fund has received written confirmation from each of the Foreign Funds that it will provide the necessary financial information necessary to file the QEF election; however prospective investors should still consult their own tax advisors regarding an investment through the Fund in a PFIC.

Investment in Welton Global Capital Markets Fund, Ltd. One of the Investee Pools, Welton Global Capital Markets Fund, Ltd. ("Welton"), is a Bermuda segregated accounts company. Welton has elected to be treated as a partnership for U.S. federal income tax purposes. The risks set forth in the "Federal Income Tax Considerations" section in connection with investment in the Fund also apply to the investment in Welton. In the unlikely event that Welton were to be treated as a corporation, it would be considered a "passive foreign investment company" or "PFIC" and the discussion set forth in the "Investments in APM Hedged Global Commodity Fund, LDC and HFR MF Diversified Select Master Trust" section would apply.

Basis in Units. A Member's tax basis in its Units will include the total amount of money that the Member contributes to the Fund, increased principally by the Member's allocable share of any Fund taxable income and gain, and decreased, but not below zero, principally by distributions from the Fund to the Member and by the Member's allocable share of Fund tax losses and deductions. A Member will be treated for tax purposes as having only one aggregate tax basis even if the Member acquires multiple Units at different times.

Distributions; Withdrawals. Generally, a cash distribution to a Member, including upon a withdrawal of its Units, is taxable only to the extent the distribution exceeds the Member's aggregate tax basis in its Units. The amount of that excess generally would be taxable as capital gain except to the extent attributable to market discount on debt instruments owned by the Fund. It should be noted that an economic loss realized by a Member upon a withdrawal can be recognized as a tax loss only upon a complete withdrawal of all of its Units.

Capital gain or loss on a withdrawal (or other disposition) of Units generally will be long-term capital gain or loss to the extent of the portion of the Member's Units that were held for more than 12 months, and short-term capital gain or loss to the extent of the portion of the Member's Units that were held for 12 months or less. A Member will begin a new holding period each time the Member makes an dditional investment in the Fund as to a portion of all of its Units in the Fund.

Limitations on Deduction of Losses and Expenses. The deduction of Fund losses, if any, and expenses by a Member is subject to numerous limitations. A Member's share of Fund tax losses and expenses in any taxable year generally may be deducted only to the extent of a Member's tax basis in its Units at the end of the taxable year, limited to the amount the Member is considered to have "at risk" (generally, the sum of the Member's cash investments plus any borrowed amounts for which the Member is personally liable or which are secured by personal assets other than Units).

Under Section 67(c) of the Code, an individual's miscellaneous itemized deductions, including investment expenses, are deductible in any year for regular income tax purposes only to the extent that they exceed 2% of such individual's adjusted gross income, and are not deductible at all for alternative minimum tax purposes. The deductible portion, if any, of such expenses is further reduced by an amount equal to the lesser of 3% of an individual's adjusted gross income in excess of a specified threshold amount (indexed for inflation), or 80% of the individual's otherwise allowable miscellaneous itemized deductions. The Managing Member currently expects to take the position that the Management Fees and the Fund's other ordinary operating expenses are trade or business expenses that are not subject to this limitation, but might not be able to take this position depending on the actual level of trading activity. In any event, there is no assurance that the IRS will not challenge the Fund's position on this issue, or challenge the deductibility of Fund expenses on other grounds. (Similar issues might be raised with

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respect to the Incentive Allocation, and the Sub-Advisor's participation in the Incentive Allocation might increase this risk). The deductibility by Members, who are individuals, of any Fund expenses that are treated as investment expenses would be substantially limited.

Under Section 469 of the Code, non-corporate taxpayers and personal service corporations deriving net losses from "passive" activities are permitted to deduct such losses only to the extent of their income from "passive" activities, and closely held corporations may not offset passive activity losses against "portfolio" income. Passive activity income, against which passive activity losses may be offset, does not includes salaries and other compensation, or "portfolio income," such as interest income, dividends and net capital gains not incurred in the ordinary conduct of a trade or business or not treated as passive activity income even though incurred in connection with a trade or business. Any losses that are not currently deductible under this provision may be carried forward and deducted in subsequent years to the extent of the taxpayer's passive activity income in such years. The Fund's income, gains and losses will be non-passive activity income and losses. Accordingly, for most Members, taxable income allocated to them will not be permitted to be offset by passive activity losses from other investments, and tax losses and deductions allocated to them will not be subject to this limitation based on the Regulations currently in effect.

The Code places a limitation on the deductibility of interest on funds borrowed to acquire or carry assets held for investment by taxpayers other than corporations. Assets "held for investment" generally include, for these purposes, investments the income and gains from which are classified as non-passive activity under the passive activity loss rules discussed earlier. Non-corporate Members will be subject to this limitation in calculating the deductible portion of their share of the Fund's interest expense (if any). Under this limitation, which is applied at the Member (not the Fund) level, the amount of investment interest which may be deducted by a non-corporate Member may not exceed the amount of such Member's "net investment income" (i.e., the amount by which interest, royalties, short-term capital gains, certain dividends and rents from investment property exceed the expenses incurred in earning such income). Long-term capital gains and dividends qualifying for taxation at long-term capital gains rates are includable in net investment income only to the extent a Member elects to compute tax on such gains and dividends at the same marginal income tax rates as its other income. Non-deductible interest may be carried forward and deducted as investment interest in futures taxable years, subject to the foregoing limitation.

The investment interest limitation will also apply to interest payable with respect to any loans obtained by non-corporate Members to purchase Units.
The application of the investment interest limitation to a particular Member will depend on its overall tax situation and should be reviewed by the Member with such Member's personal tax advisor.

The Fund's costs and expenses of offering Units are neither deductible nor amortizable. Sales and trading commissions charged to certain classes of Units will not be deductible or amortizable, and will increase a Member's tax basis in its Units.

Taxation of Tax-Exempt Investors. Plans subject to ERISA, Individual Retirement Accounts and other entities exempt from federal income taxation under Section 501(a) of the Code will be subject to taxation, under Section 511 of the Code, on their "unrelated business taxable income" ("UBTI") from all sources in any taxable year in which such income exceeds $1,000. The tax is imposed at such income tax rates as would be applicable to the organization if it were not otherwise exempt from taxation. If an exempt organization is a Member, it will be required to include in its computation of UBTI its pro rata share of the portion, if any, of the Fund's taxable income that would be taxable to the organization as UBTI if earned directly by the organization and to file an annual return with the IRS reporting its UBTI from the Fund.

The Managing Member currently does not expect that the Fund will generate UBTI. However, if any portion of an Investee Pool or Portfolio Manager's investments were to be "debt financed," a related portion of any income and gain from such investments, to the extent allocable to tax-exempt investors, as well as a portion of any gain realized by such Members on a sale or redemption of their Units, would constitute UBTI. This investment therefore would not be suitable for certain types of tax-exempt investors (e.g., charitable remainder trusts).

A tax-exempt Member may deduct only that portion of its share of expenses and losses of the Fund that are directly attributable to the portion of its share of Fund income that is treated as UBTI.

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Consequently, a tax-exempt Member may be unable to deduct its share of expenses and losses of the Fund even though all such items allocated to it will reduce the value of its Units.

In addition to the foregoing UBTI rules, certain tax-exempt Members may be subject to set-aside rules and excise taxes as to which they should consult their own tax advisors.

Fund's Tax Returns; Audits.   The Fund's tax returns are subject to review by
the IRS and other taxing authorities. There can be no assurance that the authorities will not make adjustments in the tax figures reported on the Fund's returns. Any adjustments resulting from an audit may require each Member to file an amended tax return and pay additional income taxes and interest, which generally is not deductible, and might result in an audit of the Member's own return. Any audit of a Member's return could result in adjustments of non-Fund, as well as Fund, income and deductions. Generally, upon an IRS audit, the tax treatment of Fund items will be determined at the Fund level, and such treatment generally will be binding on the Members.
If the Fund's tax returns were audited, the Fund would probably incur legal and accounting expenses in seeking to sustain its position. The payment of these expenses would reduce cash otherwise available for distribution. In addition, the Members might incur personal legal and accounting expenses in connection with any amendment or audit of their returns.

Tax Shelter Regulations; Disclosures. Regulations directed at abusive tax shelter activity apply to transactions not conventionally regarded as tax
shelters.   Among other things, the Regulations require specified disclosures by certain persons that directly or indirectly participate in a "reportable transaction," as defined. A transaction involving an actual or deemed sale of an asset generally is a reportable transaction if it generates gross tax losses (whether or not offset by income or gains) equal to or greater than certain amounts (specified below), unless the transaction comes within one of several exclusions. While the exclusions generally cover most customary trading activity, they do not cover certain types of transactions in derivative instruments as well as certain arbitrage and foreign currency transactions, among others. Accordingly, it is possible that the Fund might participate in one or more reportable transactions. In that event, the Fund will be required to file an IRS form 8886 with its tax return, which may increase the likelihood of an IRS audit, and maintain a list identifying those Members (if any) that were allocated tax losses from the reportable transaction(s) equal to or greater than specified amounts. (The amounts are, for taxpayers other than C corporations, $2 million from one or more reportable transactions in any taxable year, $4 million from one or reportable transactions over any six-year period, or $50,000 of ordinary loss from any foreign currency transaction that is not otherwise excluded from the application of these rules.) A Member that is allocated tax losses from reportable transactions equal to or greater than the specified amounts must file an IRS Form 8886 with its own tax return for each year that the Member reports tax losses from the reportable transaction(s).

State and Local Taxes; Foreign Taxes. Each Member may be liable for state and local income taxes payable in the state or locality in which it is a resident or doing business. The income tax laws of each state and locality may differ from the above discussion of federal income tax laws, and may impose additional limitations on the deductibility of interest and/or losses and expenses that are reported by the Fund or otherwise treated as investment expenses. The Managing Member believes that, provided the Fund qualifies for an exemption under Georgia tax law applicable to partnerships that buy, sell, deal in and hold securities solely for their own account, that a Member who or which is not a Georgia resident may not have to file tax returns or pay taxes in Georgia depending on such Members other interests and/or activities and that the Fund will not be required to withhold Georgia taxes on any distribution paid or credited to such Members. The Managing Member further believes, but cannot assure, that the Fund should qualify for this exemption. Prospective Members should consult their own tax counsel with respect to potential state and local income taxes payable as a result of an investment in the Fund.

The Fund may be subject to foreign taxes, including withholding taxes, on investments in foreign instruments (if any). Such taxes may be deductible or creditable in determining a Member's U.S. income tax liability (if any), subject to applicable tax law limitations.

Members must consult their own advisors regarding the possible applicability of state, local or foreign taxes to an investment in the Fund. In addition, the foregoing summary is not intended as a substitute for professional tax advice, nor does it purport to be a complete discussion of all tax consequences that could apply to this investment. Accordingly, a Member must consult its own tax advisor as to the tax consequences of this investment.

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Conflicts of Interest

The Managing Member

The Managing Member has a conflict of interest in determining whether to make distributions to the Members, as the Managing Member earns fees on the Net Assets. Due in part to the availability of periodic redemptions, the Managing Member does not currently intend to make any distributions to Members.

The Managing Member's business is sponsoring and advising managed futures accounts. The Managing Member may have an economic or other incentive to favor other of its products over the Fund.

The Managing Member may have a conflict of interest in rendering advice to the Fund because of other accounts managed or traded by it, including accounts owned by its principals, which may be traded differently from the Fund's account. There are currently no such accounts owned directly or indirectly for the benefit of the Managing Member or its principals and none are contemplated in the immediate future.

The Managing Member, the Sub-Advisor, the Fund's brokers and their respective principals, affiliates and employees may trade in the commodity markets for their own accounts and the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may be competing with the Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. There are currently no accounts being traded directly or indirectly for the benefit of the Managing Member or its principals and none are contemplated in the immediate future.

Because the Managing Member, the Sub-Advisor, the Fund's brokers and their respective affiliates, principals and employees may trade for their own respective accounts at the same time that they are managing the Fund's account, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Fund. Moreover, the Managing Member, its affiliates, principals and employees may invest with the same or different Investee Pools and Portfolio Managers as the Fund.

The Sub-Advisor

The Sub-Advisor may provide similar services to other managed futures accounts. The Sub-Advisor may have economic or other incentives to favor other of its products over the Fund.

The Placement Agent

The Managing Member has entered into an agreement with its wholly-owned subsidiary, Frontier Solutions LLC, for placement of Units. This may create a conflict of interest because the Managing Member may benefit from higher earnings if there is more money invested in the Fund. In addition, Frontier Solutions LLC may undertake a less stringent due diligence review than an independent placement agent.

The Portfolio Managers

Each Portfolio Manager and its principals are entitled to engage in other activities, including managing other discretionary accounts and investment funds. Accordingly, conflicts may arise with respect to the time and resources that a Portfolio Manager and its principals devote to an Investee Pool, allocation of investment opportunities between an Investee Pool and other accounts managed by a Portfolio Manager, or transactions between a Portfolio Manager and its affiliates on behalf of an Investee Pool.

Conflicts of interest may arise from the fact that the Portfolio Managers and their affiliates generally will be carrying on substantial investment activities for other clients, including other investment funds, in which the Fund will have no interest. The Portfolio Managers may have financial incentives to favor certain of such accounts over an Investee Pool. Any of their proprietary accounts and other customer accounts may compete with the

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Investee Pool for specific trades, or may hold positions opposite to positions maintained on behalf of an Investee Pool. The Portfolio Managers may give advice and recommend securities to, or buy or sell securities for, Investee Pools, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers even though their investment objectives may be the same as, or similar to, those of the Investee Pools.

The Selling Agents

Selling Agents receive ongoing compensation based on the value of outstanding Units sold by such Selling Agent. Accordingly, to the extent that Members consult with registered representatives of a Selling Agent regarding the advisability of purchasing or redeeming Units, such representatives may have a conflict of interest between giving such Members the advice that such representatives believe is in the Members' best interest and encouraging purchases and discouraging redemptions so as to maximize the additional compensation payable to such Selling Agent by the Managing Member. In addition, certain registered representatives of the Selling Agents will receive ongoing additional compensation in respect of Units sold by them that remain outstanding and will, accordingly, have a direct financial incentive to encourage purchases and discourage redemptions of Units.

Access to Information

The office of the Managing Member is 1230 Peachtree Street, N.E., Suite 1750, Atlanta, Georgia 30309-3574 and its telephone number is (404) 879-5126. Prospective Members and purchaser representatives are invited to review any materials available to the Managing Member relating to the Fund, the operations of the Fund, this offering, the commodity experience and trading history of the principals and affiliates of the Managing Member and any other matters relating to this offering. The principals of the Managing Member will answer all inquiries from prospective investors and purchaser representatives relating thereto. All such materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice. The Managing Member will afford prospective investors and purchaser representatives the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Memorandum or any exhibits attached hereto to the extent that the Fund or the Managing Member possesses such information or can acquire it without unreasonable effort or expense. Such review is limited only by the proprietary and confidential nature of the trading systems and money management principles to be utilized by the Managing Member and by the confidentiality of personal information relating to investors.

The most recent monthly report of the Fund will be distributed to each prospective investor together with this Memorandum. The most recent audited financial statements of the Fund are available upon request to the Managing Member.

Prospective investors and purchaser representatives are invited to communicate with Kenneth Banwart or Jeremy Standrod, principals of the Managing Member, at the address and telephone number set forth above.

Subscription Procedure

In order to purchase Units an investor must (1) date, complete and execute the subscription agreement and power of attorney, (2) deliver or mail the subscription agreement to the investor's Selling Agent or, if none, to the Managing Member and (3) send the full subscription amount in the form of a check or wire transfer made out to "Aspen Diversified Fund LLC" to the Fund's account at Bank of America (for wire instructions, contact the Managing
Member at (866) 277-3619).   All subscription documents and funds must be
received not later than three business days and two business days respectively, prior to the end of each calendar month. Subscription funds will be held in the Fund's subscription account at Bank of America until the Managing Member admits the subscriber as a Member of the Fund. After the subscription funds have been deposited in the Fund's account, but before such funds are invested in the Fund, such funds will earn interest and the interest will inure to the benefit of the Fund as a whole. If the Managing Member determines not to admit a subscriber as a Member of the Fund, the subscriber's funds will be repaid to such subscriber without interest.

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The minimum subscription is $25,000 for Class A and Class B and $10,000,000
for Class C, whether made through certain Selling Agents or directly to the Fund.

If an investor relies upon a purchaser representative in evaluating the merits and risks of an investment in Units, the investor must also have the purchaser representative complete, date, sign and deliver to the Managing Member a Purchaser Representative Questionnaire in a form acceptable to the Managing Member. Copies of the Purchaser Representative Questionnaire may be obtained from the Managing Member.

See "Investment Requirements" for suitability standards which will be applied to investors.

After any person subscribes for Units, the Managing Member will notify the subscriber whether the subscription will be accepted or rejected. Amounts paid by any person whose subscription is rejected will be returned promptly to that person without interest or deduction. No interest will be paid on any subscription.

Reports

For each month, the Managing Member will report to each Member the value of such Member's Units as of the end of the month and as of the end of the previous month, the expenses incurred or accrued by the Fund during the month, and the Fund's aggregate realized and unrealized profit or loss for the month. Additionally, the Managing Member will make every effort to distribute to Members, not more than 120 days after the fiscal year end, financial statements for the Fund, certified by an independent public accountant, and information necessary for the preparation of federal income tax returns. As of the current year, Williams, Benator & Libby serve as the Fund's independent public account. This effort is highly dependent upon the various Investee Pools and Portfolio Managers delivering their results to the Managing Member in a timely manner and as a result, no guarantee can be made that the Managing Member will be able to deliver such information in the timeframe mentioned above.

Pursuant to the regulations under the Commodity Exchange Act and the requirements of the CFTC and NFA, prospective subscribers must receive a copy of the Fund's most recent Monthly and Annual Reports together with this Disclosure Document.

ANTI-MONEY LAUNDERING POLICY

The Managing Member has established certain policies with respect to money-laundering in accordance with Title III of the USA Patriot Act of 2001, "International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001".

The Managing Member recognizes the importance of detecting any instances of money laundering, terrorist financing and/or other illegal activities. For this purpose, the Managing Member may ask prospective investors to provide copies of any document and/or any additional information that the Managing Member deems reasonable and/or necessary to verify, among other things, the identity of the investors and, in certain instances, the source and legitimacy of the funds to be invested in the Fund. Depending on the circumstances of each subscription, a detailed verification of the investor may be required. If within a reasonable period of time following such a request for verification of identity the Managing Member has not received evidence satisfactory to the Managing Member, the Managing Member may, in its absolute discretion, refuse to sell Units in the Fund to a prospective investor.

In the event of the breach by an investor of representations made by such investor with respect to such investor's identity, the Managing Member may be obligated to freeze the investment of such Investor, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment, in accordance with applicable regulations, or such investor's investment may immediately be redeemed by the Managing Member and such investor will have no claim against the Fund or the Managing Member for any form of damages as a result of any of the aforementioned actions.

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                          ASPEN DIVERSIFIED FUND LLC
                    (A Delaware Limited Liability Company)


                            ASPEN PARTNERS, LTD.
                 MANAGING MEMBER AND COMMODITY POOL OPERATOR

                                  PART TWO

                     STATEMENT OF ADDITIONAL INFORMATION
                            DATED AUGUST 4, 2006
                       (Not for use after May 1, 2007)





This Statement of Additional Information is the second part of a two-part document and must be read in conjunction with the Confidential Private Placement Memorandum and Disclosure Document of Aspen Diversified Fund LLC dated August 4, 2006.

A copy of the entire Private Placement Memorandum and Disclosure Document for the Aspen Diversified Fund LLC can be obtained free of charge by contacting the Managing Member, Aspen Partners, Ltd., toll-free at (866) 277-3619.

-----------------------------------------------------------------------------


                           ASPEN DIVERSIFIED FUND LLC


                                Table of Contents

Part Two	                                                        Page

Potential Advantages of the Fund.........................................S-1
The Futures and Forward Markets..........................................S-2
Investment Objectives and Strategies.....................................S-5
The LLC Operating Agreement..............................................S-6
Employee Benefit Plan Considerations.....................................S-8
Fiduciary Duty of the Managing Member...................................S-11
Plan of Distribution....................................................S-12
Key Employees of the Managing Member....................................S-12
Key Employees of the Sub-Advisor........................................S-13

Limited Liability Company Operating Agreement......................Exhibit A
Subscription Agreement and Power of Attorney.......................Exhibit B


Each capitalized term used but not defined herein has the meaning given such term in the Private Offering Memorandum and Disclosure Document of the Aspen Diversified Fund LLC.

                                     -i-
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POTENTIAL ADVANTAGES OF THE FUND

An investment in the Fund involves a high degree of risk. Past results of the Managing Member are not necessarily indicative of future performance.
See "Risk Factors" in Part I of the Memorandum. The Fund may, however, offer the following potential advantages to suitable investors:

Professional Manager Selection. The Managing Member has employed the Sub-Advisor, Guidance Capital LLC to provide Investee Pool and Portfolio Manager selection recommendations and due diligence services for the Fund. The principals of the Sub-Advisor have been responsible for advising over $2 billion in alternative investments at firms prior to forming the Sub-Advisor. The Sub-Advisor currently manages approximately $450 million in their own affiliated fund-of-hedge funds.

Each Investee Pool or Portfolio Manager is analyzed and monitored by the Sub-Advisor. Generally, the universe of target Investee Pools and Portfolio Managers may be scored by an analyst of the Sub-Advisor in a number of categories, including, but not limited to:

	- Validity of strategy
	- Quality of investment strategy
	- Depth of professional resources
	- Risk profile
	- Risk management
	- Historical performance
	- Organizational structure
	- Asset capacity
	- Vehicle quality
	- Client service

In its analysis, the Sub-Advisor seeks Investee Pools and Portfolio Managers with well defined strategies expected to exhibit low correlation to traditional market indices. The Investee Pools and Portfolio Managers should also display deep knowledge of and experience with the markets in which they operate and the risks associated with investing in those markets. The Sub-Advisor limits investment recommendations to strategies and Investee Pools or Portfolio Managers it considers analyzable, such that the Sub-Advisor believes it understands the source of the Portfolio Managers' returns and the extent and the nature of the risks that the Sub-Advisor expects a Portfolio Manager will accept in pursuit of returns.

The Sub-Advisor will monitor, among other factors, the residual net-long exposure of each Portfolio Manager in order to manage market exposure; the liquidity of each Investee Pool or Portfolio Manager's portfolios; the nature of each Portfolio Manager's credit lines; and the stability of each Investee Pool or Portfolio Manager's investor base in order to manage liquidity risk in the Fund. The Sub-Advisor will pay particular attention to containing such factor-tilt risks and may match Portfolio Managers with opposing factor-tilt risks within the Fund. The Sub-Advisor will examine each Portfolio Manager's performance during times of historical market volatility to assess each Portfolio Manager's ability to handle future episodes of market volatility. The Sub-Advisor also will monitor style drift to help ensure that each Investee Pool or Portfolio Manager, to the extent such information is available, is adhering to its stated investment strategy or style. Lastly, while generally seeking full position disclosure (i.e., disclosure of all actual securities held by the Investee Pool or Portfolio Manager), the Sub-Advisor realizes that such disclosure is not always available. In cases where full position disclosure is not available, the Sub-Advisor will seek summary information that characterizes the Investee Pool or Portfolio Manager.

Investment Diversification. Participation in the futures and forward markets provides diversification from investments in stocks, bonds and real estate. The Managing Member believes, on the basis of experience, that the profit potential of the Fund does not depend upon favorable general economic conditions and that it is as likely to be profitable during periods of declining stock, bond and real estate markets as at any other time.

Diversification among Foreign Currency, Fixed Income and Physical Commodity Markets. Through its underlying Investee Pools and Portfolio Managers, the Fund indirectly has exposure to as many as 200 futures markets or contracts on both domestic and international exchanges in the areas of foreign exchange, fixed income, and physical commodities including energy, grains, and metals. The Fund directly or indirectly may trade more or fewer markets at any given time.

                                     S-1
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Limited Liability.  Unlike an individual who invests directly in futures contracts, a Member is not personally subject to margin calls and cannot lose more than the amount of such Member's investment and profits.
Interest Income. Almost all commodity exchanges and brokers permit accounts to deposit margin for futures contracts in the form of interest-bearing obligations such as United States Treasury bills, rather than cash. Approximately 90% or more of the assets directly or indirectly invested with the underlying Investee Pools or Portfolio Managers are invested in such interest-bearing obligations. Accordingly, the Fund will earn interest on assets committed to trading as well as assets held in reserve, although such interest income is included in Net Profits for purposes of calculating the aggregate Incentive Allocation allocable to the Managing Member and the Sub-Advisor and is subject to the risk of trading loss.

THE FUTURES AND FORWARD MARKETS

Futures Contracts

Futures contracts in the United States generally are required to be made on a futures exchange and call for the future delivery of various commodities, currencies or financial instruments at a specified time and place. The contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity, currency or financial instrument (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent futures contract on the same (or a linked) exchange prior to the designated date of delivery. Certain futures contracts such as currency contracts, Eurodollar time deposit contracts and stock index contracts settle in cash irrespective of whether they are offset prior to "delivery."

Forward Contracts

Currencies and certain commodities may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In these instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated costs in the prices it quotes. The Fund or Investee Pools trade foreign currency forward contracts. The forward markets are substantially unregulated. See "Regulation," below. Unlike futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. However, forward contracts, particularly in foreign exchange, have a generally accepted form, and negotiation on a particular forward contract is usually limited to quantity, price and delivery or settlement date. Because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible and there is no direct means of offsetting a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on U.S. exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions. See "Risk Factors - Certain Special Considerations Relating to Forward Trading" in Part I of the Memorandum.

Options

An option on a futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price in the underlying futures contract. The seller of an option is obligated to take a futures position at a specified price if the option is exercised.
Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. Options usually trade at a premium above their intrinsic value (the difference between the market price for the underlying futures contract and the striking price). As an option nears its expiration date, the market value and the intrinsic value move into parity as the time value diminishes. Increased market volatility generally increases the value of options and the value of options is also materially affected by changes in interest-rate levels. See "Risk Factors - Trading in Options" in
Part I of the Memorandum.

                                     S-2
-----------------------------------------------------------------------------

A market in currency options exists on the Philadelphia Stock Exchange. Because such options are considered to be "securities" rather than "futures" under applicable regulations, the Fund may not utilize this market.

Futures Markets and Traders

Futures exchanges in the United States generally operate through clearinghouses which make the offsetting of positions possible by assuming the opposite side of all open positions acquired during a day's trading. After trading has closed on any given day, the clearinghouse matches each clearing member's records of the contracts it has bought or sold for the accounts cleared through it during the day. Trades are referred back to the clearing brokers for adjustment if the brokers' records disagree. Trades on which brokers are in agreement are cleared, and the clearinghouse (which has the financial backing of all its members), rather than the individual broker who sold or purchased the particular contract, becomes obligated to perform under the contract. Because each trader contracts with the clearinghouse rather than the other trader from whom he actually purchased or to whom he actually sold a contract, a trader who wishes to offset his position need only execute an offsetting trade on the same exchange.

Another function the clearinghouse performs is the daily "marking-to-market" of open positions. At the end of each day's trading, each member of an exchange must pay to the clearinghouse the amount of all unrealized losses incurred that day in the open positions held by the accounts traded through that member. (Commodity brokers are the members of the exchanges and they, not their customers, are responsible to the exchange for performance under open contracts.) At the same time, the clearinghouse will pay to other members the amount of any unrealized profit in their open positions. Member brokers deduct unrealized losses from, and credit unrealized profits to, their customers' accounts. If a customer's account is charged with unrealized losses, the losses are deducted from the customer's margin on account. When margin declines below required levels, the broker is required to demand that the customer deposit additional funds to the extent of any deficiency. If the customer does not do so within a reasonable time, the broker is required to liquidate the customer's open positions. The daily "marking-to-market" procedure is designed to limit the outstanding loss of any trader at any time to the losses (which can be considerable) incurred in a single day's trading.

Two broad classifications of persons who trade in futures are "hedgers" and "speculators." Commercial interests use the futures markets primarily for hedging to protect themselves against price fluctuations, exchange rate risk or interest rate changes. Hedging is designed to minimize losses which may occur from price fluctuations between the time a merchandiser or processor makes a contract to sell or purchase a raw or processed commodity and the time he must perform the contract, exchange rate fluctuations between the time a bank or other financial institution undertakes an obligation which must be fulfilled in a given currency and the time such obligation must be discharged, or interest rate changes between the time a bond or note is sold and the time when payment is made. The speculator, on the other hand, generally expects neither to deliver nor receive the commodity and instead, seeks to profit from price fluctuations in futures or forward contracts.

Regulation

Futures exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market), the New York Mercantile Exchange and the New York Board of Trade.

Futures exchanges in the United States are subject to regulation under the Commodities Exchange Act ("CEA"). Under the CEA, the CFTC is the governmental agency with the authority to regulate futures exchanges and futures trading on exchanges. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets.

Federal legislation adopted in December 2000 has made possible a variety of new derivative exchanges and clearing organizations that will be subject to less CFTC oversight than are the futures exchanges on which the Fund or Investee Pools trade in the United States. Additionally, this legislation permits a variety of highly qualified persons to trade contracts for future

                                   S-3
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delivery on certain, non-agricultural, commodities among themselves off-
exchange. The Managing Member expects that substantially all of the Fund's or Investee Pools' futures trading in the United States will continue to be traded on exchanges subject to the full oversight of the CFTC. However, it is not now possible to determine what impact the existence of these new exchanges will have on the Fund's trading activities.

The CFTC has exclusive jurisdiction to regulate the activities of a CTA and CPO and has adopted regulations with respect to certain of their activities. In accordance with the Commodity Exchange Act, the Managing Member is registered as a CPO. Suspension or termination of any such registrations could prevent it, until such time (if any) as such registration were to be reinstated, from continuing its association with the Fund, and could result in the termination of the Fund. The Fund itself is not registered, or required to register, with the CFTC in any capacity.

The CFTC does not regulate currency forward contracts traded through banks, futures trading on exchanges outside of the United States or transactions in physical commodities generally. The Comptroller of the Currency and other federal and state banking officials do not regulate forward trading and forward dealers are not subject to any registration or similar regulatory requirements.

Members are afforded certain rights to institute reparations proceedings under the CEA. The CFTC has adopted rules implementing the reparations provisions of the CEA which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant and its associated persons, a CTA or a CPO.

See "Risk Factors - Futures Trading May be Illiquid" in Part I of the Memorandum for a description of daily limits on the movement of prices on United States commodity exchanges. See "Risk Factors - Possible Effects of Speculative Position Limits" in Part I of the Memorandum for a description of limitations on the size of positions which may be held.

Futures exchanges outside the United States differ in certain respects from their United States counterparts. For example, certain non-United States exchanges are "principals' markets" (on which performance of a futures contract is the responsibility of the individual member with whom one is dealing), in contrast to United States exchanges on which the exchange itself or an affiliated clearing corporation assumes the opposite side of each transaction.

The NFA is a "registered futures association" under Section 17 of the CEA. At the present time, the NFA is the only non-exchange self-regulatory organization for futures industry professionals (similar to the National Association of Securities Dealers, Inc. in respect of securities industry professionals).

The regulations of the CFTC and NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, respectively from representing that such registration or membership in any respect indicates that the CFTC or NFA, as the case may be, has approved or endorsed such person or such person's trading program or objectives. The registration and membership of the Managing Member must not be considered as constituting any such approval or endorsement. No commodity exchange has given or will give any such approval or endorsement.

Foreign futures exchanges are not under the jurisdiction of the CFTC and may be regulated to a substantially different and/or lesser extent than their United States counterparts.

The regulation of futures trading in the United States and other countries is a constantly changing area of the law. The various statements made herein are subject to modification by legislative action and changes in the rules and regulations of the CFTC, NFA, the commodity exchanges and other regulatory bodies.

                                       S-4
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Margins; Use of Treasury Bills and Notes

Margins in futures and forward trading are typically extremely low - ranging between approximately 2% and 10% of contract value. Such low margins enable traders to take positions with a face value many times the net asset value of the account they are trading.

Futures traders in the United States must deposit margin as a good faith deposit to assure their ability to discharge their obligations under their open positions. Margin also is often deposited in connection with forward trading, but is not required by any applicable regulations. However, the concept underlying the system of margining - i.e., the assessment of the risk involved in an open position as a function of position size and market volatility - is fundamental to the Managing Member's strategies and its emphasis on loss control.

Margin requirements are set by the exchanges on which a given contract is traded and are subject to change (by the exchange or brokers) at any time. Any such change would apply to existing as well as subsequently acquired positions, and could, accordingly, require traders with open positions to deposit additional margin or have their positions compulsorily liquidated.

Brokers typically permit customers with accounts of a certain size to deposit Treasury instruments rather than cash as margin. The Fund will deposit Treasury bills and notes or other obligations of or guaranteed by the United States or a foreign government or other CFTC-authorized investment rather than cash as margin to the maximum extent feasible, and all interest will accrue to the Fund.

INVESTMENT OBJECTIVE AND STRATEGIES

The Fund will seek to achieve long-term capital appreciation. The primary strategy of the Fund is to pursue a "multi-advisor" strategy by investing primarily in Investee Pools and, possibly, with Portfolio Managers which, in turn, invest in "managed futures."

Managed futures is an industry in which professional money managers direct investments in the global currency, interest rate, equity, metal, energy and agricultural markets. They do this through the use of futures, forwards and options. The futures markets have played a pivotal role in the world's economies. Tremendous market expansion has created new categories of markets and industry growth. The number and variety of markets traded in managed futures investments may add substantial diversification to an investment portfolio. Potentially, they can enhance risk-adjusted rates of return. (Historically, managed futures' returns have been non-correlated to those achieved by stock and bond investments.)

CTAs have been in existence for many years. As the name implies, the trading programs used by CTAs originally focused on commodities such as corn and gold, but have since expanded as the futures exchanges around the world developed new products such as currency, interest rate, stock index, and energy futures. CTAs do not hold direct interests in the underlying commodities or financial instruments, but utilize futures to initiate positions. An exception to this is when currency traders go to the over-the-counter market seeking a more liquid alternative to futures.

Managed futures trading programs tend to make less profit when the markets are flat and there is little opportunity to take advantage of expected price changes - either up or down. Volatile or more accurately, steadily trending markets have proven to be profitable for managed futures programs as a whole. It is this potential to earn positive returns in a variety of down equity market outcomes that has made managed futures attractive to investors.

The majority of managed futures programs base their investment decisions on systematic, quantitative methods to analyze historical prices in order to identify patterns or trends that can be used to predict future values or price/trend direction. A shrinking number of programs use discretion alone to implement opportunistic trading strategies. Systematic trend-followers identify trends in the marketplace over varying time periods using quantitative models based on, for example, moving averages, momentum, price range break-outs, or technical rules. Specifically, technical managers

                                     S-5
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identify trends using chart patterns of historical prices while fundamental managers review fundamental valuation or economic parameters for various commodities. Either can be discretionary, that is, free from any predetermined trading models, and based on an individual manager's evaluation of market conditions. With an ever-increasing number of advanced computational systems available, technical strategies are becoming the norm.

Momentum pattern recognition attempts to identify trends in the market that will continue whereas countertrend managers will trade against the current trend in hopes there will be a reversion. Spread traders take advantage of what they perceive to be as a relative value between two futures contracts that is too wide or a too narrow compared to historical pricing. Timing of implementation-whether short-, medium-, or long-term-can vary. Furthermore, the number of futures products is ever increasing and managers can choose to focus on a single sector/market or be broadly diversified. The following summarizes the main elements of managed futures programs that can be combined to produce a variety of permutations:

	- Methodology:  Technical or Fundamental
	- Trading Style:  Momentum, Countertrend, or Spread
	- Holding Period: Under one month, under six months, or greater than six months
	- Markets:  Broadly diversified or Niche

Academic research has shown that managed futures trading programs are highly correlated to each other and therefore, risk and returns within this strategy can be defined by a single factor. Although there may be various approaches to managed futures investments, systematic strategies explain much of managed futures as a whole. To a large extent, this is because the preponderance of trading programs follows a systematic approach, with only a limited number following a discretionary approach.

Because the common factor explaining risk and return in the managed futures universe is explained by systematic strategies, discretionary strategies (other than minor discretionary elements incorporated into systematic strategies) are excluded from potential inclusion in Fund. Constituents are selected from only the systematic bucket, as it tends to be non-correlated to and more distinct from other alternative investment strategies.

The Fund believes it is able to employ this strategy most effectively through the multi-advisor structure of the Fund. The Fund will invest in one (1) or more Investee Pools that the Sub-Advisor has recommended pursuant to a rigorous analysis and selection process. The Sub-Advisor primarily will be responsible for recommending allocations and re-allocations of the Fund's assets among the Investee Pools. Through the multi-advisor structure, the Fund will be able to utilize a number of different CTAs. This will allow the Fund to diversify its assets and to reduce the Fund's exposure to CTA-specific and other related risks. Through its investment in Investee Pools, the Fund will be invested, indirectly, primarily in futures, commodities, forwards, commodity interests and options on the foregoing.

The Investee Pools are subject to a wide range of risks, including the factors set forth above. The Fund seeks to reduce such risk by:

	- Analyzing the Portfolio Manager thoroughly before allocating the assets of the Fund;
	- Limiting exposure to any single Portfolio Manager;
	- Continually monitoring the Portfolio Manager for performance and style drift; and
	- Requiring the Portfolio Manager to disclose or characterize their portfolios to the Sub-Advisor.

THE LLC OPERATING AGREEMENT

This section contains a description of certain terms and provisions, not elsewhere described, of the Limited Liability Company Operating Agreement (the "LLC Operating Agreement"), a copy of which is attached as Exhibit A to this Statement of Additional Information. You should read the entire LLC Operating Agreement before making an investment in the Fund. The following description is a summary only.

                                     S-6
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Liability of Members

The Fund was organized in April 2005 under the Delaware Limited Liability Company Act. Units purchased and paid for pursuant to this offering will be fully paid and non-assessable. A Member of the Fund is liable to the Fund only to the extent of such Member's capital contributions and profits, if any, necessary to discharge the Fund's liabilities to all creditors who extend credit or whose claims arose before any return of the cash value of the Member's Units. Accordingly, it is possible that the Fund may have a claim against a Member after its redemption of Units from the Fund for liabilities of the Fund which arose before the date of such redemption, but such claim will not exceed the sum of such member's capital and profits, if any, together with interest thereon.

Management of Fund Affairs

The Members will take no part in the management and will have no voice in the operation of the Fund. Any participation by the Members in the management of the Fund potentially may jeopardize their limited liability. Responsibility for managing the Fund and complete trading authority is vested solely in the Managing Member. To facilitate the execution of various documents by the Managing Member on behalf of the Fund and the members, the members will appoint the Managing Member their attorney-in-fact by executing a power of attorney which is part of the attached subscription agreement. Such documents include, without limitation, amendments to the LLC Operating Agreement and Certificate of Formation and subscription documents for Investee Pools and customer agreements with the Fund's commodity brokers, if any.

Nature of Classes and Determination of Net Asset Value

The Fund is organized into four separate Classes of Units, each having the rights and preferences described in this Memorandum and in the LLC Operating Agreement. The Managing Member has the authority to establish one or more additional Classes of Units in its sole and absolute discretion, without notice to or the consent of Members.

The terms "Net Asset Value" or "Net Assets" as of any date with respect to any Class of Units refer to (1) the total assets of the Fund constituting such Class as of such date including the market value of all U.S. Treasury bills, cash and cash equivalents and other securities plus accrued interest, plus the liquidating value of investments in Investee Pools and the market value of all open futures, forward and other commodity interest positions, minus (2) all accrued liabilities of the Fund as of that date attributable to that Class, determined in accordance with U.S. generally accepted accounting principles under the accrual basis of accounting. The terms "Net Asset Value" or "Net Assets" as of any date with respect to the Fund as a whole refer to the sum of the Net Asset Values or Net Assets of all Classes as of that date. Net Assets include any unrealized profits or losses attributable to the Net Assets and any accrued fees or expenses attributable to the Net Assets.

The market value of a futures, forward or other commodity interest is the price quoted on the exchange on which such contract is traded as of the close of each trading day, or if such contract is not traded on an exchange, the fair market value of such contract, as determined by the Managing Member in its sole and absolute discretion.

Each Class shall share in the assets, expenses and liabilities of the Fund on a proportional basis with each other Class, except to the extent otherwise specifically provided in this Memorandum or in the LLC Operating Agreement or to the extent that the Managing Member determines, in good faith, that any expense or liability of the Fund, or any portion of any expense or liability of the Fund, should be attributable only to a particular Class or Classes. This allocation will be final and binding on all Members.

The term "Net Asset Value per Unit" with respect to Units of any Class refers to the Net Asset Value of that Class divided by the number of Units outstanding in that Class. Thus, each Unit within a Class shall have the same Net Asset Value as all other Units within that same Class.

                                     S-7
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Additional Members

The LLC Operating Agreement provides that the Fund may from time to time offer and sell additional Units and admit additional members at the sole discretion of the Managing Member.

Amendments

The LLC Operating Agreement may be amended by an instrument signed by the Managing Member and Members owning more than 50% of the aggregate value of Units then owned by Members, except that all Members must approve any amendment which would extend the term of the Fund, reduce the capital account of any Member, modify any Member's percentage interest in the Fund, or provide for the continuation of the business of the Fund in the event of the withdrawal, insolvency, or dissolution of the Managing Member. The Managing Member may make certain administrative amendments to the LLC Operating Agreement without the consent of the Members. No amendments may be made to the LLC Operating Agreement without the consent of the Managing Member.

Reports to Members

The books and records of the Fund will be maintained in its place of business and the Members have the right at all times during reasonable business hours to have access to and copy the Fund's books and records, in person or by their authorized attorney or agent. Each month the Managing Member will report to the Members the following information: the value of a Member's Units as of the end of the month and as of the end of the previous month; the aggregate administrative expenses incurred or accrued by the Fund during the month; the aggregate realized and unrealized profit or loss for the month; any change in the identity of the principals of the Managing Member; and such other information as the CFTC may require. Additionally, the Managing Member will make every effort to distribute to Members, not more than 120 days after the fiscal year end, financial statements for the Fund, certified by an independent public accountant, and information necessary for the preparation of federal income tax returns. As of the current fiscal year, Williams, Benator & Libby serves as the Fund's independent public accountant. This effort is highly dependent upon the various Investee Pools and Portfolio Managers delivering their results to the Managing Member in a timely manner and as a result, no guarantee can be made that the Managing Member will be able to deliver such information in the timeframe mentioned above.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The Fund may accept subscriptions from Employee Benefit Plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"), from IRAs, Keogh Plans which cover only self-employed persons and their spouses and other employee benefit plans which cover only the owners of a business which are not subject to ERISA (collectively, "Individual Retirement Funds"), and from government plans, church plans, and foreign employee benefit plans, which are not subject to ERISA (collectively, "Non-ERISA Plans") and from other entities the assets of which are "plan assets" of ERISA Plans or Individual Retirement Funds due to investments in such entities by ERISA Plans, Individual Retirement Funds and Non-ERISA Plans (collectively, "Plan Asset Entities"). Individual Retirement Funds, ERISA Plans, Non-ERISA Plans and Plan Assets Entities are hereafter called "Plans."

Section 404(a)(l) of ERISA and the regulations promulgated thereunder by the United States Department of Labor (the "DOL") provide as a general rule that a fiduciary with respect to a Plan subject to ERISA must discharge his duties with respect to the Plan in a prudent manner and must consider several factors in determining whether to subscribe for Units. If a fiduciary with respect to any such Plan acts imprudently with regard to subscribing for Units, the fiduciary may be held personally liable for losses incurred by the Plan as a result of such imprudence. Among the factors that should be considered are (i) the diversification and liquidity of the Plan's portfolio;
(ii) the potential returns on the proposed investment taking into account the risk of loss and opportunity for gain; (iii) the place the proposed investment would occupy in the Plan's portfolio taken as a whole; and (iv) whether the proposed investment is permitted under the documents and instruments governing the Plan.

                                       S-8
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The acceptance of a subscription by the Fund from a Plan does not constitute a representation or judgment by the Fund or the Managing Member that an investment in the Fund is an appropriate investment for that entity or that such an investment meets the legal requirements applicable to such entity. Those considering the purchase of Units on behalf of a Plan remain responsible for the Plan's compliance with the legal requirements applicable to such entity.

Plan Assets

Depending upon the relative Net Asset Value of Units purchased by Plans, relative to purchases by other investors, the underlying assets of the Fund may be considered to be assets of the Plans investing in the Fund for regulatory compliance purposes. Under DOL regulations, when a Plan acquires an equity interest in an entity such as the Fund, which interest is not a publicly offered security, as is the case with the Units, the underlying assets of the entity will not be deemed to be "plan assets" of an ERISA Plan or Individual Retirement Fund if the "25% Ownership Limitation" is met. The 25% Ownership Limitation will be met if less than 25% of the aggregate equity interests in each class of equity of the entity are held by Plans (excluding equity interests held by any person with discretionary authority or control with respect to the entity, or affiliates of any such person). If the 25% Ownership Limitation is not met and Plans own Units representing 25% or more of the aggregate Net Asset Value of all Units (excluding any Interest held by the Managing Member or any of its affiliates), the underlying assets of the Fund will constitute "plan assets" of investing ERISA Plans, Individual Retirement Funds and Plan Asset Entities that include as investors ERISA Plans and Individual Retirement Funds. The 25% Ownership Limitation is applied when a person acquires or disposes of an equity interest in an entity.

It is likely that the Managing Member will accept subscriptions from prospective investors that will cause the 25% Ownership Limitation to be exceeded. The Managing Member may, in its sole discretion, decide to permit the Fund to exceed the 25% Ownership Limitation. If the Managing Member permits the Fund to exceed the 25% Ownership Limitation, then the underlying assets of the Fund will be treated as "plan assets" of investing ERISA Plans, Individual Retirement Funds and Plan Asset Entities. To the extent the assets of the Fund are deemed to be "plan assets," the Managing Member will be a fiduciary with respect to each Plan subject to ERISA that holds any Units and Fund transactions will be subject to the general prudence and fiduciary responsibility provisions of ERISA. In addition, Fund transactions will need to be monitored for compliance with the prohibited transaction rules of ERISA or the Code.

There can be no assurances that the 25% Ownership Limitation will not be exceeded prior to the Managing Member making a determination to exceed such limit. For example, the limit could be unintentionally exceeded if a Plan investor misrepresents its status as a Plan.

Management of the Fund

To the extent the Fund is considered "plan assets" of an ERISA Plan or an Individual Retirement Fund, Fund transactions will be subject to ERISA's prohibited transaction provisions (and the generally parallel provisions of Section 4975 of the Code) in connection with the management of the Fund. Thus, unless an exception or exemption applies, the Managing Member is prohibited from allowing the Fund to engage in any transaction which it knows or should know is with a "party in interest," regardless of the reasonableness or fairness of the transaction. As a general matter, this would require the Managing Member to determine whether each transaction involving the assets of the Fund would give rise to a non-exempt prohibited transaction under ERISA. A party in interest, for these purposes, includes, without limitation: any fiduciary, administrator or service provider of any of the Plans or the Fund; an employer whose employees are covered by any of the Plans; and a union any of whose members are covered by any of the Plans. In addition, certain affiliates of the foregoing entities are also classified as parties in interest.

If the Managing Member believes the assets of the Fund would be considered "plan assets" of an ERISA Plan or an Individual Retirement Fund, the Managing Member intends to re-allocate the assets of the Fund so that such assets are only invested in Investee Pools, where such Investee Pools are not "parties in interest" with respect to any Plan which holds Units of the Fund and which themselves are designed to satisfy the 25% Ownership Limitation discussed above. If any such Investee Pool itself exceeds the 25% Ownership Limitation, then persons exercising investment discretion over the Investee Pool would be a fiduciary with respect to each Plan subject to ERISA that holds Units, and

                                       S-9
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transactions of the Investee Pool would be subject to the general prudence and fiduciary responsibility provisions of ERISA and the prohibited transaction rules of ERISA and the Code. So long as the Managing Member understands that each such Investee Pool is in compliance with the 25% Ownership Limitation, the Managing Member will operate under the assumption (until it has knowledge to the contrary) that the 25% Ownership Limitation has not been violated by each such Investee Pool. There can be no assurances, however, that the 25% Ownership Limitation will not be exceeded by an Investee Pool. For example, the limit could be unintentionally exceeded if a Plan investor misrepresented its status to the Portfolio Manager of the Investee Pool.

To the extent the Fund's assets are treated as "plan assets" subject to ERISA, ERISA's custody requirements will also apply to the assets of the Fund. Thus, in that instance, the assets of the Fund would have to be maintained within the jurisdiction of the United States district courts unless an exception applies.

To the extent the assets of the Fund are considered assets of an ERISA Plan, the Managing Member will endeavor to comply with ERISA's fiduciary standards and the prohibited transaction rules, but there can be no guarantee that the good faith actions of the Managing Member will not result in a breach of fiduciary duty under ERISA or give rise to a non-exempt prohibited transaction. In this regard, each Plan fiduciary is therefore urged to consult with its own legal counsel concerning these issues. Moreover, there can be no absolute assurance that the Managing Member will be able to determine whether a violation of ERISA, or a nonexempt prohibited transaction, has occurred or might occur. In the event that the Managing Member believes any transaction would reasonably be expected to give rise to a violation of ERISA or, a nonexempt prohibited transaction and no exemption for such transaction is readily available, the Managing Member reserves the right, upon notice to, but without the consent of, any Unit holder, mandatorily to redeem the Units of any Unit holder in the Fund which is a Plan so as to avoid entering into a non-exempt prohibited transaction.

Additional Fiduciary Considerations

Certain prospective Plan investors may maintain relationships with the Managing Member or any of its affiliates under which the Managing Member or any such affiliate provides investment advisory and/or management services to such entity. These relationships may cause the Managing Member or its affiliates to be deemed to be a fiduciary with respect to such Plan. As a result, an investment in the Fund by a Plan for which the Managing Member or any of its affiliates provide investment advisory and/or management services could possibly be interpreted to raise a prohibited transaction concern.
Plan fiduciaries should make their own determination regarding whether any relationship that the Plan investor (or its fiduciaries) maintains with the Managing Member or any of its affiliates would constitute a prohibited use of Plan assets.

ERISA Investment Manager Status

Where (i) a fiduciary of a Plan subject to ERISA is a "named fiduciary," (ii) the fiduciary appoints an investment adviser to manage the assets of the Plan, and (iii) the investment adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (or under similar state law), and acknowledges in writing that it is a fiduciary with respect to the Plan, the investment adviser can meet the requirements of an "investment manager" under Section 3(38) of ERISA, and the fiduciary's liabilities can be partially limited with respect to the investment adviser's management of the Plan's assets. Thus, in the event the assets of the Fund are deemed to be ERISA plan assets, the Plan fiduciary will remain responsible for the prudence of selecting the investment adviser and for monitoring the investment adviser's actions. However, the fiduciary need not be responsible for any failure of the investment adviser to comply with ERISA's fiduciary standards or otherwise have any obligation to manage or invest any assets which are subject to the management of the adviser (unless the Plan fiduciary has actual knowledge of a breach of the investment adviser's fiduciary duties). In connection with the offering of the Units, to the extent the Fund's assets are ERISA plan assets, the Plan fiduciary will have appointed the Managing Member as an investment adviser of the Plan's undivided interest in the Fund. However, if the Managing Member is not appointed as an ERISA investment manager, including if any of the conditions described above are not satisfied, the fiduciary of a Plan subject to ERISA will be responsible

                                     S-10
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for both the selection and monitoring of the Managing Member as well as the
Managing Member's compliance with the fiduciary standards and prohibited transaction rules of ERISA and the related provisions of the Code. The Managing Member has registered with the SEC as a an investment adviser to make itself eligible to serve as an ERISA investment manager prior to making a determination that the Fund would exceed the 25% Ownership Limitation discussed above.

ERISA Fidelity Bond

The Managing Member has purchased a fidelity bond satisfying the requirements of Section 412 of ERISA with respect to the assets of the Fund owned by ERISA Plans in anticipation of the Fund exceeding the 25% Ownership Limitation discussed above.

Reporting and Disclosure

Plan fiduciaries are responsible for complying with any reporting and disclosure requirements under ERISA or the Code resulting from an investment in the Fund. A Form 5500 (Annual Return/Report) is required to be filed by certain Plans investing in the Fund. Pursuant to DOL regulations, certain Plans investing in the Fund would need to include on their Form 5500 information relating to the fair market value of the Plan's investment in the Fund, and the Plan's acquisition or disposition of Units as of the last day of the Plan's fiscal year. If the Plan's fiscal year differs from the Fund's fiscal year, the Plan investor may not be able to obtain valuation information on its Units. Moreover, to the extent that the assets of the Fund are treated as plan assets, detailed information regarding the Fund's assets and liabilities and even the Fund's investment transactions may need to be reported on the Plan's Form 5500, unless the Managing Member elects to make an alternative filing directly with the DOL. Presently, the Managing Member does not intend to make such filing with the DOL. Filing the Form 5500 is the responsibility of the Plan sponsor of the participating trust. Sponsors should contact the Managing Member if they need assistance in obtaining any information to complete their filings.

Special Rules for Individual Retirement Funds

Although Individual Retirement Funds are subject to the prohibited transaction rules of the Code, Individual Retirement Funds are not subject to ERISA's fiduciary standards, but may be subject to additional rules and regulations that could impact a decision to invest in the Fund. For example, IRAs are subject to special custody rules and are prohibited from investing in certain commingled investments. Individual Retirement Fund fiduciaries should consider the unique rules applicable to their Individual Retirement Fund before making an investment in the Fund.

Exempt Plans

Plans may include the assets of governmental plans which are not subject to ERISA and church plans which often will not be subject to ERISA. Also, the above-described prohibited transaction provisions do not apply directly to governmental plans or church plans. However, such Plans are subject to prohibitions against certain related-party transactions under Section 503 of the Code, which prohibitions operate similarly to the above-described prohibited transaction rules. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan before making an investment in the Fund.

PLAN FIDUCIARIES OF PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL CONCERNING THE APPROPRIATENESS OF AN INVESTMENT IN THE FUND, AND THE CONSEQUENCES UNDER ERISA OR OTHER APPLICABLE LAW OF AN INVESTMENT IN THE FUND.

FIDUCIARY DUTY OF THE MANAGING MEMBER

The Managing Member has a fiduciary duty to the members to exercise good faith and fairness in dealings affecting the Fund. This is a rapidly developing and changing area of the law, and members with questions concerning the duties of the Managing Member should consult their counsel. If a Member believes the Managing Member has violated its fiduciary duty, such Member may seek legal relief on its on behalf or on behalf of the Fund under applicable laws including company and commodities laws, to recover damages from or require an accounting by the Managing Member. Members also may have the right, subject to applicable procedural and jurisdictional

                                     S-11
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requirements, to bring company class actions in federal court to enforce their rights under federal securities laws and the rules and regulations promulgated there under by the SEC. Members who have suffered losses in connection with the purchase or sale of Units may be able to recover such losses from the Managing Member where the losses result from a violation by the Managing Member of the federal securities laws. State securities laws may also provide certain remedies to members. Members should be aware that performance by the Managing Member of its fiduciary duty to the Fund is measured by the terms of the LLC Operating Agreement as well as by applicable law.

Members are afforded certain rights to institute reparations proceedings under the CEA for violations of the CEA or of any rule, regulation or order of the CFTC by the Managing Member or any futures commission merchant for the Fund.

The Fund has agreed to indemnify the Managing Member and its principals and employees for actions or omissions relating to the Fund, including civil liabilities in connection with the sale of Interests, unless there has been a judicial determination that such actions or omissions were the result of gross negligence or reckless or intentional misconduct. The LLC Operating Agreement provides that the Managing Member, its principals and employees shall not be liable, responsible or accountable in damages or otherwise to the Fund, its members or any of its successors or assigns except by reason of acts or omissions due to bad faith, willful misconduct, gross negligence or reckless disregard of duties.

PLAN OF DISTRIBUTION

The Units are being offered by the Fund through the Managing Member, as well as any Selling Agents retained as its agents, in a private placement directed only to a limited number of qualified investors. The Managing Member will retain Selling Agents who are either (i) members in good standing of the National Association of Securities Dealers, Inc. or (ii) foreign banks, dealers or institutions ineligible for membership in a registered securities association that agree to make no sales within the United States. The Units have not been registered under the Securities Act of 1933 or any state securities laws. The Managing Member reserves the right to reject any subscription. See "Investment Requirements."

The Managing Member may require certain prospective investors to engage the services of a qualified purchaser representative at the expense of such investors.

Normally, Units will be issued on the first business day of each month with respect to subscriptions received and accepted during the preceding month. The Managing Member may in its discretion issue Units other than on the first business day of a month. There is no maximum amount of funds which may be contributed to the Fund. The Managing Member may terminate this offering at any time. The Fund may from time to time offer and sell additional Units and thereby admit additional members in the sole discretion of the Managing Member.

KEY EMPLOYEES OF THE MANAGING MEMBER

This section is meant to supplement the section "Principles of the Managing Member" found in Part I of the Confidential Offering Memorandum and Disclosure Document.

Bill Nickles, born in 1971, joined the Managing Member in 2001 and serves as Senior Vice President - Northeast Region where he has responsibility for client relationships in Connecticut, Iowa, Massachusetts, Maine, Minnesota, North Dakota, New Hampshire, New Jersey, New York, Rhode Island, South Dakota, Vermont, and Wisconsin. Mr. Nickles was recently appointed to the position of Director - Hedge Funds where he will oversee all the activities in various future hedge fund investments for the firm. Mr. Nickles will not have direct involvement in the management of the Aspen Diversified Fund. He will also continue his responsibilities in the Northeast Region until an

                                    S-12
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adequate replacement is appointed. Prior to joining the Managing Member, Mr.
Nickles served as an investment broker with Bear Stearns & Company. Mr. Nickles began his career in the financial services industry with J.C. Bradford as an investment advisor. He holds a B.S. in Economics with a concentration in Law from Clemson.

William Ware Bush, born in 1953, joined the Managing Member in 1998 and serves as Senior Vice President - Southern Region where he has responsibility for client relationships in Alabama, Arkansas, Florida, Georgia, Kansas, Kentucky, Louisiana, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, and Texas. He has seventeen (17) years of experience in the financial services industry and has served in consulting roles at both investment banks and brokerage firms. He has been a senior marketer for three (3) institutional investment advisory organizations.

He brings a broad perspective to his role with the Managing Member. Previous to his involvement in financial services, he was an economic development professional whose duties ranged from organizing trade missions to providing venture capital.

A native of Augusta, Georgia, he received an undergraduate degree in History and International Political Science from Vanderbilt University and an MBA in International Business from Georgia State University in Atlanta.

Bryan Fisher, born in 1973, joined the Managing Member in 2000 and serves as Senior Vice President - Mid-Atlantic Region where he has responsibility for client relationships in Delaware, Illinois, Indiana, Maryland, Michigan, Ohio, Pennsylvania, Virginia, and West Virginia. Prior to joining the Managing Member, Mr. Fisher previously worked for First Union Securities' (now Wachovia Securities) Alternative Investment Group where he was responsible for National sales and marketing of seven (7) broad product groups: managed futures, private real estate, oil and gas LPs, exchange funds, hedge funds of funds, private equity/venture capital, and institutional money market funds. During his time in this position, he raised over $1 billion.

Prior to joining First Union, Mr. Fisher was Vice President of Sales and Marketing for National Holdcasting Corp., a telecommunications firm located in Richmond, VA. Mr. Fisher holds a Bachelor of Arts Degree from Virginia Polytechnic Institute and State University.

Adam Langley, born in 1967, oversees all aspects related to regulatory matters and compliance of the Fund and Managing Member. He joined the Managing Member in 2004 and has been responsible for various accounting and operational functions.

Prior to joining the Managing Member, Mr. Langley served as Executive Director of a non-profit organization where he oversaw risk management, real estate, legal matters, and government relations among other duties. Previously he worked for Delta Air Lines in sales and was a part of the company's disaster response team.

Mr. Langley holds a B.B.A. in Management from the University of West Georgia and a M.S. from Ohio State University.

KEY EMPLOYEES OF THE SUB-ADVISOR

This section is meant to supplement the section "Principles of the Sub-Advisor" found in Part I of the Confidential Offering Memorandum and Disclosure Document.

Jacob Rossof is a member of the Sub-Advisor, focusing on hedge fund manager research. He is also a member of the Sub-Advisor's Investment Committee. Prior to joining the Sub-Advisor, he was an analyst at Graystone Wealth Management Services, a division of Morgan Stanley. At Graystone he was responsible for recommending and monitoring alternative investment managers
across many different strategies.   Mr. Rossof has ten (10) years of
investment management and consulting experience. Before joining Graystone, he was a Senior Investment Analyst at Ennis, Knupp and Associates where he was responsible for their alternative investment capabilities. Mr. Rossof started his career in 1993 at John Nuveen and Co. where he was primarily responsible for monitoring the performance of a portfolio of municipal bonds.

                                    S-13
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Mr. Rossof holds both a B.A. and an M.A. in Economics from Boston University.
He is currently pursuing his second Master's degree in Applied Mathematics from DePaul University. He is a CFA charter holder and belongs to both the Investment Analysts Society of Chicago and the Association for Investment Management and Research.

Christopher Walvoord is a member of the Sub-Advisor and its Investment Committee. Mr. Walvoord has seven (7) years of investment management experience. Prior to joining the Sub-Advisor, Mr. Walvoord was Director of Hedge Fund Investments at the Northern Trust Company. At Northern Trust, Mr. Walvoord oversaw all aspects of the investment process for the firm's hedge funds program. He ran four (4) different funds-of-funds with assets of over $400 million. Earlier in his career at Northern, he was a portfolio manager managing over $10 billion in structured short duration credit portfolios. Prior to joining Northern Trust, Mr. Walvoord was an associate at John Nuveen and Co., and a member of its Capital Markets Group, where he modeled municipal derivative transactions for investment banking clients.

Mr. Walvoord holds an M.S. in Mechanical Engineering from the University of California Berkley and an M.B.A. from the University of Chicago, where he focused on finance and statistics. He also holds a B.A. from the University of Illinois.

                                    S-14
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                                 EXHIBIT A






                        ASPEN DIVERSIFIED FUND LLC
                  (A Delaware Limited Liability Company)

                    LIMITED LIABILITY COMPANY AGREEMENT




THE SECURITIES REPRESENTED BY AND ISSUED PURSUANT TO THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS.

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                               Table of Contents
                                                                        Page

ARTICLE I	DEFINITIONS................................................1

                1.1     Account............................................1
                1.2	Accounting Period..................................1
                1.3	Act................................................1
                1.4	Additional Investing Member........................1
                1.5	Additional Managing Member.........................1
                1.6	Affiliate..........................................1
                1.7	Agreement..........................................1
                1.8	Assignee...........................................2
                1.9	Bankruptcy.........................................2
                1.10	BHC Act............................................2
                1.11	BHC Limit..........................................2
                1.12	BHC Investing Member...............................2
                1.13	Capital Account....................................2
                1.14	Capital Contributions..............................2
                1.15	Certificate........................................2
                1.16	Class..............................................2
                1.17	Code...............................................2
                1.18	Commodity Interests................................2
                1.19	Event of Withdrawal................................2
                1.20	Financial Instrument...............................2
                1.21	Fiscal Year........................................3
                1.22	Company............................................3
                1.23	High Water Date....................................3
                1.24	High Water Mark....................................3
                1.24	Incentive Allocation...............................3
                1.26	Incentive Allocation Period........................3
                1.27	Investee Pool......................................3
                1.28	Legal Counsel......................................3
                1.29	Management Fee.....................................3
                1.30	Managing Member....................................3
                1.31	Member.............................................3
                1.32	Net Asset Value....................................3
                1.33	Net Asset Value per Unit...........................4
                1.34	New Net Profits....................................4
                1.35	Non-Voting Interests...............................4
                1.36	Person.............................................4
                1.37	Private Placement Memorandum.......................4
                1.38	Redeeming Member...................................4
                1.39	Redemption Notice..................................4
                1.40	Securities Act.....................................4
                1.41	Substitute.........................................4
                1.42	Sub-Advisor........................................4
                1.43	Tax Matters Member.................................4
                1.44	Treasury Regulations...............................4
                1.45	Units..............................................5
                1.46	Unit Ownership Percentage..........................5

                                     i
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ARTICLE II	ORGANIZATION...............................................5

                2.1	Formation of Company...............................5
                2.2	Name...............................................5
                2.3	Registered Office; Principal Place of Business.....5
                2.4	Purposes and Powers................................5
                2.5	Term...............................................6

ARTICLE III	CAPITAL CONTRIBUTIONS; ADMISSION OF MEMBERS................6

                3.1	Issuance of Interests..............................6
                3.2	Establishment of Additional Classes................6
                3.3	Capital Contributions of the Investing Members;
                        Admission of Additional Investing Members..........6
                3.4	Admission of Additional Managing Members...........7
                3.5	Form and Timing of Contributions...................7
                3.6	Division or Combination of Units...................7
                3.7	Capital Contributions of the Managing Member.......7
                3.8	Admission of Special Member........................7

ARTICLE IV	CAPITAL ACCOUNTS; ALLOCATIONS..............................7

                4.1	Capital Accounts; Opening Capital Account Balance..7
                4.2	Capital Accounts; Closing Capital Account Balance..8
                4.3	Incentive Allocation...............................8
                4.4	Allocation of Taxable Income and Taxable Loss......9

ARTICLE V	RECORDS AND ACCOUNTING; REPORTS...........................10

                5.1	Records and Accounting............................10
                5.2	Fiscal Year; Accounting Period;
                        Accounting Methods................................10
                5.3	Net Asset Value...................................10
                5.4	Valuation of Assets...............................11
                5.5	Reports...........................................12
                5.6	Tax Returns.......................................12
                5.7	Tax Matters Member................................13

ARTICLE VI	REDEMPTIONS OF CAPITAL AND DISTRIBUTIONS..................13

                6.1	Redemptions from Capital Accounts.................13
                6.3	Effect of Complete Redemption.....................14
                6.4	Distributions.....................................15
                6.5	Limitations; Form of Distributions................15
                6.6	Redemptions by the Managing Member................15
                6.7	Effect of Company Dissolution.....................15

ARTICLE VII	MANAGEMENT................................................15

                7.1	Authority of the Managing Member..................15
                7.2	Activities of the Managing Member and Affiliates;
                        Interested Members................................16
                7.3	Expenses and Management Fee.......................16
                7.4	Advisory, Consulting and Other Services...........17
                7.5	Exculpation.......................................17
                7.6	Indemnification...................................18
                7.7	Reliance by Third Parties.........................19
                7.8	Registration of Assets............................19
                7.9	Limitation on Authority of Managing Member........19
                7.10	Withdrawal of Managing Member or Additional
                        Managing Member...................................19

ARTICLE VIII	RIGHTS AND OBLIGATIONS OF THE MEMBERS.....................20

                8.1	General	20
                8.2	Assignments by Investing Members and Assignees....20
                8.3	Death, Bankruptcy, or Incapacity of
                        Investing Member..................................21

                                      ii
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ARTICLE IX	DISSOLUTION AND TERMINATION OF THE COMPANY................22

                9.1	Dissolution.......................................22
                9.2	Liquidation and Distribution......................22
                9.3	Termination.......................................22

ARTICLE X	MISCELLANEOUS PROVISIONS..................................23

                10.1	Appointment of Managing Member as
                        Attorney-in-Fact..................................23
                10.2	Signatures; Amendments............................23
                10.3	Notices and Addresses.............................24
                10.4	Governing Law.....................................24
                10.5	Consent to Jurisdiction...........................24
                10.6	Successors and Assigns............................24
                10.7	Counterparts......................................24
                10.8	Modifications to be In Writing....................24
                10.9	Consent or Approval of Investing Members..........24
                10.10	Interpretation....................................25
                10.11	Validity and Severability.........................25
                10.12	Statutory References..............................25
                10.13	Partition Action..................................25

ARTICLE XI	BANK HOLDING COMPANY REGULATORY COMPLIANCE................25

                11.1	Non-Voting Interests..............................25
                11.2	Waiver of Right to Vote for Substitute Managing
                        Member............................................25
                11.3	Notice of Distribution............................25
                11.4	Redemption of non-Permitted Interests.............26

                                     iii
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                           ASPEN DIVERSIFIED FUND LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT is made as of May 12, 2005, among Aspen Partners, Ltd., a Delaware corporation, as the Managing Member and those persons who shall execute a counterpart of this Agreement or otherwise agree in writing to be bound hereby as Members.

                                R E C I T A L S:

WHEREAS, the parties hereto desire to form a limited liability company under the Act for the purposes and under the terms and conditions as set forth more fully herein;

NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                              A G R E E M E N T S:

ARTICLE I.
DEFINITIONS

When used in this Agreement, the following terms have the following meanings:

1.1 Accountants. "Accountants" means such firm of independent certified public accountants as shall be engaged from time to time by the Fund.

1.2  Accounting Period.  "Accounting Period" has the meaning set forth in
Section 5.2(b).

1.3 Act. "Act" means the Limited Liability Company Act of the State of Delaware, as amended from time to time.

1.4 Additional Member. "Additional Member" means any Person admitted to the Fund as a Member after the effective date of this Agreement pursuant to
Section 3.3.

1.5 Additional Managing Member. "Additional Managing Member" means any Person appointed as an Additional Managing Member pursuant to Section 3.4.

1.6 Affiliate. "Affiliate" means with respect to a specified Person: (a) any Person that directly or indirectly through one or more intermediaries controls, alone or through an affiliated group, is controlled by, or is under common control with, such specified Person, (b) any Person that is an officer, director, partner, trustee, or employee of, or serves in a similar capacity with respect to, such specified Person (or an Affiliate of such specified Person), (c) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, or (d) any relative or spouse of the specified Person.

1.7 Agreement. "Agreement" means this Limited Liability Company Agreement, as amended from time to time.

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1.8  Assignee.  "Assignee" means a Person to whom any Units have been assigned in accordance with the provisions of this Agreement but who has not been admitted as a Substitute Member.

1.9 Bankruptcy. "Bankruptcy" means, with respect to a Person: (i) the commencement against such Person of a proceeding for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension of debts, provided such proceeding shall not have been dismissed, nullified, stayed (but only so long as such stay shall continue in force), or otherwise rendered ineffective within ninety (90) days after the commencement of such proceeding; (ii) the commencement by such Person of a proceeding for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension of debts; (iii) a decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee or assignee in Bankruptcy or insolvency of such Person or of a substantial part of such Person's property, or for the winding up or liquidation of its affairs, which decree or order remains in force undischarged and unstayed for a period of ninety (90) days; or (iv) a general assignment by such Person for the benefit of creditors or the admission by such Person in writing of its inability to pay its debts generally as they become due.

1.10 BHC Act. "BHC Act" means the Bank Holding Company Act of 1956, as amended.

1.11 BHC Limit. "BHC Limit" has the meaning set forth in Section 11.4 hereof.

1.12 BHC Member. "BHC Member" means a Member that is, or is an affiliate of, a bank holding company, as defined in the BHC Act, or is a non-bank subsidiary of such bank holding company, or is otherwise subject to the BHC Act.

1.13  Capital Account.  "Capital Account" has the meaning set forth in
Section 4.1 hereof.

1.14 Capital Contributions. "Capital Contributions" means, with respect to any Member as of any date, the total amount of money and the fair market value of property (as determined by the Managing Member, in its sole and absolute discretion) that have been contributed to the Fund by such Member (including,in the case of an Assignee or Substitute Member, contributions of property or money made by any prior holder of the Units held by such Assignee or Substitute Member) as of such date.

1.15 Certificate. "Certificate" means the Certificate of Formation filed on behalf of the Fund in the State of Delaware, as amended from time to time.

1.16  Class.  "Class" has the meaning set forth in Section 3.2 hereof.

1.17 Code. "Code" means the Internal Revenue Code of 1986, as from time to time amended, or any successor thereto.

1.18 Commodity Interests. The term "Commodity Interests" shall refer to U.S. and foreign futures contracts, forward contracts, all other interests in commodities whether traded on an exchange or over-the-counter (including, without limitation, security futures contracts, foreign currencies, swap contracts, spot contracts and options contracts on futures contracts, forward contracts and physical commodities), and interests in Investee Pools.

1.19 Event of Withdrawal. "Event of Withdrawal" means, with respect to the Managing Member or any Additional Managing Member, (i) the cessation of its status as a Member as a result of death, an adjudication of incompetence, dissolution, Bankruptcy, complete redemption, or any other reason, other than the dissolution of the Fund, or (ii) any other event requiring the withdrawal of the Managing Member or Additional Managing Member under the Act.

1.20 Financial Instrument. "Financial Instrument" means any domestic or foreign: (i) general partnership, limited partnership, or limited liability company interest including, without limitation, an interest in an Investee

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Pool; (ii) share of capital stock; (iii) share of beneficial interest; (iv)
investment contract, preorganization certificate or subscription; (v) bond, note, debenture (whether subordinated, convertible or otherwise), trust receipt or certificate, loan, participation, account or note receivable, trade acceptance, contract or other claim, executory contract, instrument or evidence of indebtedness, collateralized debt obligation, collateralized bond obligation or collateralized loan obligation; (vi) fixed and/or variable annuity; (vii) certificate of deposit, money market fund, or other cash-equivalent instrument; (viii) Commodity Interest; or (ix) right or option to purchase or sell any of the foregoing or any securities index, including a put or call option written by the Fund or by another.

1.21 Fiscal Year. "Fiscal Year" means the Fiscal Year established for the Fund under Section 5.2(a) hereof.

1.22 Fund. "Fund" means the limited liability company formed pursuant to the Certificate and this Agreement, as amended from time to time.

1.23 High Water Date. The "High Water Date" as to any Unit is (i) the first day immediately following the last date for which an Incentive Allocation was allocated with respect to such Unit, or (ii) if no Incentive Allocation has ever been allocated with respect to such Unit, the date on which the Unit was issued.

1.24 High Water Mark. "High Water Mark" means, as to any Unit, the greater of (i) the Net Asset Value of the Unit as of the High Water Date, or (ii) the Net Asset Value of the Unit as of the first day of the Incentive Allocation Period for which the calculation of New Net Profits is being made.

1.25 Incentive Allocation. "Incentive Allocation" has the meaning set forth in Section 4.3 hereof.

1.26 Incentive Allocation Period. "Incentive Allocation Period" shall mean the period beginning on the first day following the last day of the last Incentive Allocation Period (or, initially, the date a Unit was issued) and ending on the last day of each calendar month.

1.27 Investee Pool. "Investee Pool" means any underlying investee pool in which the Fund will invest managed by an independent or affiliated commodity trading advisor or other investment manager ("Portfolio Manager") that is organized for the purpose of investing its assets and trading in Financial Instruments.

1.28 Legal Counsel. "Legal Counsel" means such legal counsel as shall be engaged from time to time by the Managing Member.

1.29 Management Fee. "Management Fee" has the meaning set forth in Section 7.3(c) hereof.

1.30 Managing Member. "Managing Member" means, initially, Aspen Partners, Ltd., or any Substitute Managing Member.

1.31 Member. "Member" means, as of any date, any Person who has been admitted as and continues to be a Member of the Fund as of such date, including an Additional Member, Managing Member, and Additional Managing Member.

1.32 Net Asset Value. "Net Asset Value" or "Net Assets" as of any date shall refer to: (i) the total assets of the Fund as of such date including all cash and cash equivalents; minus (ii) any brokerage commissions that are payable directly by the Fund (or which would be payable directly by the Fund) if all open Commodity Interest positions were closed as of the date the calculation is being made; and minus (iii) all other accrued liabilities of the Fund as of such date determined in accordance with generally accepted accounting principles. The market value of a Commodity Interest shall be that pricequoted on the exchange on which each such Commodity Interest is traded as of the close of each trading day, or if any such Commodity Interest is not so traded; the fair market value of each Commodity Interest, as determine by the Managing Member. Each Member shall share in the assets, expenses and liabilities of the Fund on a pro rata basis with all other Members except to the extent otherwise specifically provided in this Agreement or to the extent that the Managing Member determines, in good faith, that any expense or liability of the Fund (or a portion thereof)

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should be attributable only to a particular Class or Classes.  Any such determination shall be final and binding as to all Members. The terms "Net Asset Value" or "Net Assets" as of any date with respect to the Fund as a whole shall refer to the sum of the Net Asset Values or Net Assets of all Units as of such date.

1.33 Net Asset Value per Unit. The term "Net Asset Value per Unit" of a particular Class shall refer to the Net Asset Value of the Fund allocable to such Class divided by the number of Units of such Class outstanding.

1.34 New Net Profits. "New Net Profits" as to the Net Assets represented by any Unit for any period means the amount by which the Net Assets represented by such Unit on the last day of the period (before reduction for any state tax) exceeds the Net Assets represented by such Unit, as of the High Water Date, taking into account both realized and unrealized gains and losses and adjusted to reflect, redemptions and distributions with respect to such Unit.

1.35 Non-Voting Units. "Non-Voting Units" shall mean Units of the Fund which have no voting rights other than (i) the right to vote on any proposal to continue the Fund under Section 7.10(b), but not on the selection of the Managing Member pursuant to such Section 7.10(b), (ii) the right to vote with respect to any amendment to this Agreement which significantly and adversely affects the rights or preferences of the interests held by the Member or such Member's limited liability status, and (iii) any amendment to the provisions of Article XI.

1.36 Person. "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, limited duration company, trust, unincorporated organization, government or any department, political subdivision or agency of a government.

1.37 Private Offering Memorandum. "Private Offering Memorandum" means the Confidential Private Offering Memorandum and Disclosure Document prepared by the Fund with respect to the offer and sale of Units, as supplemented or amended from time to time.

1.38 Redeeming Member. "Redeeming Member" means any Member who voluntarily or involuntarily makes a redemption from its Capital Account pursuant to Sections 6.1 or 6.2 hereof.

1.39 Redemption Notice. "Redemption Notice" means, as the context requires, either (i) a notice required to be delivered by a Member who desires to make a redemption pursuant to Section 6.1 hereof, or (ii) a notice required to be delivered by the Fund to a Member who is required to redeem pursuant to
Section 6.2 hereof.

1.40 Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

1.41  Special Member.  "Special Member" has the meaning set forth in Section
3.8 hereof.

1.42 Substitute. "Substitute" means, with respect to any Person, a Person to whom any Units have been assigned and who has been admitted to the Fund as a successor or substitute Managing Member ("Substitute Managing Member") or a successor or substitute Member ("Substitute Member") in accordance with this Agreement.

1.43 Sub-Advisor. "Sub-Advisor" means Guidance Capital LLC, an Illinois limited liability company.

1.44 Tax Matters Member. "Tax Matters Member" means the person designated as such in accordance with Section 5.7 hereof.

1.45 Treasury Regulations. "Treasury Regulations" means the regulations promulgated by the Department of the Treasury with respect to a section of the Code, whether in proposed, temporary or final form, as from time to time amended, or any successors thereto.

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1.46  Unit.  "Unit" means an ownership interest in the Fund acquired upon the making of a Capital Contribution by the Managing Member or a Member.
Ownership of a Unit by a Member constitutes an ownership interest of such Member in the Fund, including the right of such Member to any and all benefits to which a Member may be entitled under this Agreement and the Act, together with the obligations of such Member to comply with all the terms and provisions of this Agreement with which such Member is required to comply.

1.47 Unit Ownership Percentage. "Unit Ownership Percentage" means, with Respect to each Member holding Units as of any date, shall refer to the number of Units of a particular Class owned by such Member, divided by the number of Units of such Class outstanding as of such date. The sum of the Unit Ownership Percentages of each particular Class shall equal 100%.


ARTICLE II.
ORGANIZATION

2.1 Formation of Limited Liability Company. The parties hereby enter into a limited liability company under the provisions of the Act commencing on the effective date of this Agreement, and, except as otherwise expressly provided herein, the rights and liabilities of the Members shall be as provided in the Act. The Managing Member has prepared, executed, filed, and recorded in the appropriate public offices a Certificate and shall do all other things required to authorize the conduct of the Fund's business under an assumed name in all jurisdictions where the Fund intends to conduct business.
Name. The business of the Fund shall be conducted under the name "Aspen Diversified Fund LLC" or under such other name as the Managing Member may determine.

2.2 Registered Office; Principal Place of Business. The Fund shall maintain in the State of Delaware a registered agent and a registered office. The identity and location of said registered agent shall be determined by the Managing Member. The Fund's principal place of business is Aspen Diversified Fund LLC, c/o Aspen Partners, Ltd., 817 Peachtree Street, N.W., Suite 400, Atlanta, Georgia 30308-1144. The Managing Member may from time to time, upon written notice to the Members, change the registered agent or registered office, change the location of the Fund's principal place of business, or establish additional places of business at such locations as the Managing Member from time to time may determine.

2.3 Purposes and Powers. The Fund is organized for the purpose of investing its assets and trading in the Investee Pools and other Financial Instruments, as well as engaging in any lawful activity for which limited liability companies may be organized under the laws of the State of Delaware. In furtherance of these purposes, but not by way of limitation, the Fund shall have full power and authority to:

(a) Purchase, hold, sell, write, exchange, transfer, mortgage, pledge, and otherwise invest and trade in, and exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to, interests in the Investee Pools and other Financial Instruments, and the proceeds therefrom (whether within or without the United States, on margin or otherwise, and whether or not hedged), and other assets of the Fund;

(b) Borrow and raise money from time to time, and issue, accept, endorse and execute notes, drafts, guarantees, bills of exchange and evidences of indebtedness of all kinds, with or without security;

(c) Delegate discretionary and other authority to manage the Fund's Net Assets to one or more Persons, including the Sub-Advisor or Affiliates of the Managing Member, in the Managing Member's sole and absolute discretion;

(d) Maintain for the conduct of Fund affairs one or more offices within or without the State of Delaware and, in connection therewith, rent or acquire office space, engage personnel, and do such other acts as may be advisable or necessary in connection with such offices and personnel; and

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(e)  Enter into, make and perform, all contracts and other undertakings, and engage in all other activities and transactions, as the Managing Member may deem necessary, advisable, or appropriate for carrying out the purposes of the Fund.

     Nothing set forth herein shall be construed as authorizing the Fund to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

2.5 Term. The Fund will commence its existence as of the date hereof, and shall continue in existence until dissolved as provided in Section 9.1.


ARTICLE III.
CAPITAL CONTRIBUTIONS; ADMISSION OF MEMBERS

3.1  Issuance of Units.

(a) The Managing Member, for and on behalf of the Fund, shall issue and sell units to persons desiring to become Members, and except to the extent provided herein, the manner of the offering of Units, the terms and conditions under which subscriptions for such Units will be accepted (including the establishment of minimum Capital Contribution requirements), the manner of and conditions to the sale of Units to subscribers therefore, and the admission of such subscribers as Members, shall be prescribed by the Managing Member in its sole and absolute discretion.

(b) The Managing Member may establish any number of designated Classes of Units having separate rights, fees, expenses, charges, allocations, powers or duties. While the Fund shall maintain separate records for any such Class, the assets associated with any such Class shall not be held (directly or indirectly, including through a nominee or otherwise) and accounted for separately from the assets of any other Class. Accordingly, the assets associated with any particular Class may be commingled with assets attributable to other Classes and will be subject to the liabilities and claims of creditors of other Classes.

(c)  Without limiting the authority of the Managing Member set forth in this
Section 3.1 to establish and designate any further Classes, the Managing Member hereby establishes and designates five (5) initial Classes of Units, Class A Units, Class B Units, Class C Units, Class D Units and Class E Units, having the relative rights and preferences set forth in the Private Offering Memorandum and this Agreement.

3.2 Establishment of Additional Classes. The establishment and designation of any classes of Units (collectively, "Classes" and each, individually, a "Class") other than those specifically named in Section 3.1 above shall be effective upon the execution by the Managing Member of an instrument setting forth the establishment, designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Class previously established and designated, the Managing Member may by an instrument executed by it abolish that Class and establishment and designation thereof. Each instrument referred to in this Section 3.2 shall have the status of an amendment to this Agreement.

3.3 Capital Contributions of the Members; Admission of Additional Members. Subject to the limitations of Section 3.1, effective as of the first business day of any calendar month (or at such other times as the Managing Member shall determine) the Managing Member may, in its sole and absolute discretion, (i) allow Members to make additional Capital Contributions to the Fund, and (ii) admit one or more Additional Members. Each Member shall execute an appropriate counterpart to this Agreement or otherwise agree in writing to be bound by the terms and provisions hereof. The admission of an Additional Member to the Fund shall not dissolve the Fund. Except as expressly provided herein, no Member shall be required to make any additional Capital Contributions to the Fund.

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3.4  Admission of Additional Managing Members.  The Managing Member may
cause the Fund to admit one or more Additional Managing Members to the Fund at any time without the consent of the Members. In the event that the Managing Member desires to admit an Additional Managing Member to the Fund, the Managing Member shall send each Member a written notice of such proposed admission at least fifteen (15) business days prior to such admission. Such notice shall contain the name of the Additional Managing Member and the date on which it is to be admitted to the Fund.

3.5 Form and Timing of Contributions. All amounts to be contributed by a Member under this Article III shall be paid in immediately available funds at the office of the Fund or at such other location as may be reasonably requested by the Managing Member on the day prescribed by the Managing Member in the Private Offering Memorandum or in any written notice delivered to the Member.

3.6 Division or Combination of Units. From time to time, the Managing Member may divide or combine the Units of any Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Class. The Managing Member may issue Units of any Class for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit distribution or split-up), all without action or approval of the Members. The Managing Member may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time. The Managing Member may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Class reacquired by the Fund. The Units may be divided into fractional Units.

3.7 Capital Contributions of the Managing Member. The Managing Member shall make an initial Capital Contribution in such amount as it in its sole and absolute discretion determines, and in return therefore shall receive Units of the Fund.

3.8 Admission of Special Member. The Managing Member, in its sole and absolute discretion, may admit the Sub-Advisor as a Special Member of the Fund. Upon making a Capital Contribution to the Fund, the Sub-Advisor, in its capacity as a Special Member, shall be entitled to a portion of the Incentive Allocation set forth in Section 4.3 hereof. The Managing Member may establish a separate Class for the purposes of admitting and issuing Units to the Sub-Advisor, in its capacity as a Special Member.


ARTICLE IV.
CAPITAL ACCOUNTS; ALLOCATIONS

4.1  Capital Accounts; Opening Capital Account Balance.

(a) Upon the issuance of Units to any Member, the Managing Member shall establish a separate capital account ("Capital Account") representing its investment in the Units of such Class of the Fund. The initial balance of each Member's Capital Account shall be the amount of its initial Capital Contribution to the Fund.

(b) The Net Asset Value of any Class shall be determined as of the last day of each Accounting Period before any Management Fees, selling or trailing commissions and Incentive Allocations with respect to Units of such Class as of such date. All net profits, net losses and items of expense attributable to a Class, before payment of any Management Fees, selling or trailing commissions or Incentive Allocations as of the end of such period shall then be credited or charged to the Capital Accounts of the Members holding Units in such Class in proportion to their respective Unit Ownership Percentages. As set forth in Section 4.2, any Management Fees, selling or trailing commissions and Incentive Allocations with respect to each Member holding Units of a Class for such period shall then be charged to the Capital Account of such Member in proportion to his Unit Ownership Percentage. The amount of any distribution to a Member and any amount paid to a Member in redemption shall be charged to that Member's Capital Account.

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(c)  An opening Capital Account balance shall be established for each Member on the books of the Fund as of the first day of each month. The opening Capital Account balance for a Member as of the first day of the Accounting Period in which the Member has acquired Units of the Fund shall be the amount of such Member's Capital Contribution for such Units as of such date. The opening Capital Account balance for each Member as of the beginning of each Accounting Period after the Accounting Period in which the Member has acquired Units shall be an amount equal to (i) the closing Capital Account balance of such Member for the immediately preceding Accounting Period (determined in accordance with Section 4.2 hereof), decreased by (ii) the amount of any redemptions made by the Member effective as of any day during the immediately preceding Accounting Period, and decreased by (iii) the amount of the distributions made to the Member pursuant to Section 6.4 hereof effective as of any day during the immediately preceding Accounting Period, and increased by (iv) the amount of any additional Capital Contribution made by such Member pursuant to Section 3.3 hereof effective as of the beginning of such Accounting Period.

4.2 Capital Accounts; Closing Capital Account Balance. A closing Capital Account balance shall be established for each Member on the books of the Fund as of the last day of each Accounting Period. The closing Capital Account balance for each Member as of the end of each Accounting Period shall be determined by adjusting the Member's opening Capital Account balance for such Accounting Period in the following manner and order:

(a) First, any increase or decrease in the Net Asset Value of any Class for the Accounting Period shall be credited or debited (as the case may be), before deduction for any applicable Management Fee, selling or trailing commission and Incentive Allocation, to the individual Capital Accounts, including the Managing Member's and the Sub-Advisor's Capital Account, in proportion to their respective Unit Ownership Percentages; and

(b) Second, the Management Fee, if any, with respect to the Net Assets represented by the Units in each Capital Account (determined in accordance with Section 7.3(c) hereof) unless waived by the Managing Member, shall be debited against such Units, in proportion to their respective Unit Ownership Percentages, and paid to the Managing Member or credited to the Capital Account of the Managing Member, as the Managing Member determines in its sole and absolute discretion; and

(c) Third, any selling or trailing commission with respect to the Net Assets represented by the Units in each Capital Account (determined in accordance with Section 7.3(d) hereof) unless waived by the Managing Member, shall be debited against such Units, in proportion to their respective Unit Ownership Percentages, and credited to the Capital Account of the Managing Member; and

(d) Fourth, the Incentive Allocation(s), if any, with respect to the Net Assets represented by the Units in each Capital Account (determined in accordance with Section 4.3 hereof) unless waived by the Managing Member, shall be debited against such Units, in proportion to their respective Unit Ownership Percentages, and 50% of the aggregate Incentive Allocation will be allocated to the Capital Account of the Managing Member and 50% of the aggregate Incentive Allocation will be allocated to the Capital Account of the Sub-Advisor.

     Notwithstanding the foregoing, if the Managing Member determines it to be in the best interests of the Fund, or necessary in order for the Fund to participate in an investment in which, under applicable law or rule, it would not otherwise be entitled to participate, the Managing Member, in its reasonable discretion, shall be entitled to make adjustments to or special allocations for the Capital Account with respect to any Units described above in a manner other than in proportion to the Unit Ownership Percentage constituted by the Member's Capital Account.

4.3  Incentive Allocation.

(a) In accordance with the terms of the Private Offering Memorandum, with respect to Units of certain Classes, at the end of each calendar month, the Managing Member will compute the incentive allocation ("Incentive Allocation") for all of the Units in Classes for which an Incentive Allocation is due. The Incentive Allocation applicable to the Class A Units and the Class B Units shall be 10% of all New Net Profits earned with respect to such Units in the calendar month for which the calculation is being made. The Incentive Allocation applicable to the Class C Units and the Class D Units shall be 5% of all New Net Profits earned with respect to such Units in the calendar months for which the calculation is being made. The Class E

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Units shall notbe assessed an Incentive Allocation.  Fifty percent of the aggregate Incentive Allocation will be allocated to the Managing Member, and 50% of the aggregate Incentive Allocation will be allocated to the Sub-Advisor.

(b) Once an Incentive Allocation has been allocated to the Managing Member and Sub-Advisor as to any Unit, it shall be retained by the Managing Member and Sub-Advisor notwithstanding subsequent losses as to such Unit.

(c) Notwithstanding anything in this Agreement to the contrary, (i) the Incentive Allocation to be charged against the Capital Account of any Member in accordance with the procedures set forth in this Section 4.3 may be reduced or waived entirely with respect to any Member in the sole and absolute discretion of the Managing Member, and (ii) an increased or different allocation than the Incentive Allocation may be charged to the Units of any Member with the consent of such Member or if required by law or regulation.

4.4 Allocation of Taxable Income and Taxable Loss. As of the end of each Fiscal Year, except as otherwise required by Section 704(c) of the Code and the Treasury Regulations thereunder, the Fund's taxable income or loss and each item of income, gain, loss, expense, or credit for federal income tax purposes shall be determined and allocated among the Members in the following amounts and priorities:

(a) First, the Managing Member may, in its sole and absolute discretion, make special allocations of income and gain or expense and loss to any Member or former Member who received one or more payments in redemption from its Capital Account pursuant to Article VI hereof during the Fiscal Year to reflect equitably amounts credited or debited to its Capital Account pursuant to Sections 4.1 and 4.2 hereof for the Fiscal Year and all prior Fiscal Years as compared to the aggregate taxable income or loss allocated to the Member or former Member in all prior Fiscal Years.

(b) Second, the remainder of the Fund's taxable income or loss of the Fund for the Fiscal Year, if any, and each item of Fund income, gain, loss, expense, or credit included therein, shall be allocated among the Members and former Members in such amounts and in such proportions as will, as determined in the sole and absolute discretion of the Managing Member, reflect equitably the amounts credited or debited to each Member's and former Member's Capital Account for the Fiscal Year and all prior Fiscal Years as compared to the aggregate taxable income or loss that has been allocated to such Member and former Member during the Fiscal Year (including allocations for the Fiscal Year under subsection (a) hereof) and all prior Fiscal Years.

(c) The character of any item of income, gain, expense or loss allocated pursuant to this Section 4.4 shall be made in such proportions as will, as determined in the sole and absolute discretion of the Managing Member, reflect equitably the amounts credited or debited to each Member's Capital Account.

(d) All amounts withheld from Fund revenues or distributions by the Fund pursuant to the Code or any provision of any state or local tax law shall be treated for all purposes as distributions to those Members who receive tax credits with respect to withheld amounts or for whose account such amounts are withheld. In any case where a tax, fee or other assessment is levied upon the Fund, the amount of which is determined in whole or in part by the status or identity of the Members, the Managing Member may allocate the expense and deduct from such Members' Capital Accounts their distributable share of such taxes, fees and assessments.

(e) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to the preceding provisions of this Article IV shall be determined by the Managing Member unless specifically and expressly otherwise provided for by the provisions of this Agreement, and such determinations and allocations shall be final and binding on all Members. The Managing Member may, without the consent of the other Members, amend the provisions of this Article IV if such amendments are made in response to the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the tax law. The Managing Member is empowered to amend such provisions to the developments in the tax law. The Managing Member is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the Accountants and Legal Counsel to effectuate the allocations and

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distributions provided inthis Agreement, and no such new allocation shall give rise to any claim or cause of action by any Member.


ARTICLE V.
RECORDS AND ACCOUNTING; REPORTS

5.1 Records and Accounting. The Managing Member, or an agent or administrator retained by the Managing Member, shall maintain complete and accurate records and books of account of the business of the Fund at the Fund's principal office or the office of such agent or administrator. Each Member or its duly authorized representative will have the right to inspect such books and records for any equitable purposes reasonably related to the Fund and such Member's Units therein under such conditions and restrictions as the Managing Member may reasonably prescribe; provided, however, that each Member agrees that it will not disclose (and will require its representative to forebear from disclosing) to third parties any information of a proprietary nature which is obtained upon any such inspection or to the extent reasonably requested by the Managing Member.

5.2  Fiscal Year; Accounting Period; Accounting Methods.

(a) The Fiscal Year of the Fund shall end on December 31 of each year, unless otherwise changed by the Managing Member in its sole and absolute discretion.

(b) An Accounting Period (i) shall begin on the day after the close of the preceding Accounting Period or, in the case of the initial Accounting Period, on the effective date of the first admission of a Member, and (ii) shall end on the earlier of the close of the calendar month, the effective date of any redemption by a Member under Sections 6.1 or 6.2 hereof, or the day preceding the effective date of any Capital Contribution to the Fund.

(c) The Fund shall keep its books and records in accordance with the provisions of this Agreement. All matters concerning accounting practices not specifically and expressly provided for by the terms of this Agreement shall be determined by the Managing Member in accordance with United States generally accepted accounting principles, consistently applied, or in such other manner as the Managing Member, in its sole and absolute discretion, determines is in the best interests of the Fund. Each such determination shall be final and conclusive as to all the Members.

5.3  Net Asset Value.

(a) The Net Asset Value of Fund shall be determined as of the first and last day of each Accounting Period. The "Net Asset Value" or "Net Assets" of the Fund as of any date means the value of the assets of the Fund (determined in accordance with Section 5.4) minus its liabilities (including accrued expenses through the date hereof), determined as of the close of business (as determined by the Managing Member). For purposes of this Agreement, the increases and decreases in Net Asset Value for each Accounting Period shall be measured by the difference between the Net Asset Value of the Fund as of the last day of such Accounting Period and the Net Asset Value of the Fund as of the first day of such Accounting Period; provided, that the Net Asset Value of the Fund as of the first day of an Accounting Period shall be determined as of the beginning of business on such date.

(b) For purposes of determining the amount of the liabilities of the Fund as of any date, the Managing Member may, in its sole and absolute discretion, treat estimates of expenses that are incurred on a regular or recurring basis over yearly or other periods as accruing in equal proportions over any such period.

(c) The Managing Member may, in its sole and absolute discretion, establish such reserves as the Managing Member may reasonably deem advisable. In addition, the Managing Member may, in its sole and absolute discretion, treat any liability or expenditure which becomes fixed or is incurred in an Accounting Period subsequent to the Accounting Period to which such liability or expenditure relates as either (i) arising in the Accounting Period in which the liability becomes fixed or the expenditure is made, or (ii) arising in the prior Accounting Period, in which case such liability or expenditure shall be charged to Persons who were Members during such prior Accounting

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Period (whether or not such Persons are Members during the Accounting Period in which the liability is fixed or the expenditure is incurred) in accordance with their respective Unit Ownership Percentages for such prior Accounting Period, and the Fund may collect amounts previously distributed to such Persons in accordance with Section 8.1 hereof.

5.4 Valuation of Assets. For all purposes of this Agreement, including without limitation the determination of the Net Asset Value of the Fund and the Net Asset Value of the Capital Account of any Member, the assets of the Fund shall be valued according to the following:

(a) Financial Instruments that are listed on one or more United States or foreign securities exchanges (including securities which are principally traded on the NASD Automated Quotation System ("NASDAQ")) will be valued at their closing price as is customarily ascertained by the respective exchange and disseminated by quotation services such as Reuters or Bloomberg, or published in recognized newspapers such as The Wall Street Journal or Financial Times.

(b) Unlisted Financial Instruments and Financial Instruments that trade predominantly in the over-the-counter market will be valued, in accordance with standard industry practice, based on the mean of their closing "bid" and "ask" prices in the over-the-counter market as quoted by a reputable broker, dealer or investment banker. Convertible Financial Instruments may be marked at a premium over their conversion value which reflects the quoted premium over the conversion value as quoted by dealers. Convertible Financial Instruments also may be valued at their conversion value, as adjusted for any costs which would be incurred in the event of conversion, if such price more accurately represents the value realizable for the Financial Instruments than the foregoing.

(c) The Fund's over-the-counter derivatives transactions will be valued, in accordance with standard industry practice, on the basis of the Financial Instrument components whose economics the derivatives reflect. In the event of any uncertainty in the valuation of an over-the-counter derivative, either the counterparty or another reputable dealer in similar instruments will provide a valuation for the derivative, as determined by the Managing Member in its sole and absolute discretion.

(d) In calculating the value of an open position with respect to any Financial Instrument, any commission, accrued transaction fee and/or "block order discount" that would be incurred in liquidating such position may be taken into account.

(e) Short-term money market instruments and bank deposits shall be valued at cost plus accrued but unpaid interest to date.

(f) If the asset being valued is an interest in the Investee Pool, the value of such interest shall be (i) the valuation of such interest as determined in accordance with the audited financial statements of such Investee Pool as of the date for which the valuation is made, or (ii) if audited financial statements are not available for the date for which the valuation is made, the valuation of such interest as determined in accordance with either the unaudited financial statements of such Investee Pool as of the date for which the valuation is made, or an estimate made by such Investee Pool or the manager thereof. Without limiting the generality of the foregoing, it is understood and agreed that the Fund may rely on such valuations for all purposes hereunder, notwithstanding that they may be based on the Fund's investment in an Investee Pool, rather than the fair market value of its interest. If an Investee Pool's interests or other Financial Instruments to be valued are subject to restrictions on their sale for any reason, the Managing Member may assign a different value to such Investee Pool's interests or Financial Instruments than that calculated in this paragraph.

(g) If on any date for which a valuation is made the exchange or market herein designated for the valuation of any given asset is not open for business, the valuation of such asset shall be determined as of the last preceding date on which such exchange or market was open for business, unless the Managing Member determines that such price would not be representative in which case the Managing Member shall determine a price in accordance with
Section 5.4(i).

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(h)  Notwithstanding the foregoing, if the Financial Instruments to be valued constitute a block which, in the Managing Member's judgment, could not be liquidated in a reasonable time without depressing or inflating the market, or restrictions upon marketability exist with respect to such securities, the Managing Member may assign a different value to such Financial Instruments other than that calculated above; provided that such Financial Instruments shall not be valued at a unit value in excess of, for long positions, or below, for short positions, the quoted market price of such Financial Instruments. The foregoing valuations also may be modified by the Managing Member, in its sole and absolute discretion, if and to the extent the Managing Member shall determine that such modifications are advisable to reflect other factors affecting the value of Financial Instruments.

(i) The Managing Member will assign a value to all other Financial Instruments for which there is no trading market the value that the Managing Member determines in good faith.

(j) The foregoing valuations may be modified by the Managing Member, in its sole and absolute discretion, if and to the extent that it shall determine that such modifications are advisable. Without limiting the generality of the foregoing, the valuation of an asset by the Managing Member may reflect the amounts invested by the Fund in such asset (i.e., at cost), notwithstanding that such amounts may not represent the market value of such asset. All determinations of values by the Managing Member pursuant to this
Section 5.4 shall be final and conclusive as to all Members.

5.5  Reports.

(a) The Fund will engage the Accountants to assist in the annual closing of the Fund's books and to prepare the Fund's financial reports and information and tax returns. Beginning with the period ending December 31, 2005, the Accountants shall annually examine the Fund balance sheet and related statement of Members' Capital Accounts so as to enable the Accountants to render an opinion as to whether or not such financial statements present fairly the data shown therein in accordance with the accounting provisions as hereinafter provided.

(b) Within a reasonable period of time after the end of each Fiscal Year beginning with the Fiscal Year ending on December 31, 2005 but in any event not later than one hundred twenty (120) days after the end of the Fiscal Year, the Managing Member will cause to be delivered to each Person who was a Member during the Fiscal Year a report on the Fund's operations during such year. Such annual financial report shall include (i) an audited balance sheet as of the end of such Fiscal Year; (ii) audited statements of income for such Fiscal Year; and (iii) an audited statement of the Member's Closing Capital Account as of the end of the Fiscal Year.

(c) Within a reasonable period of time after the end of each calendar month and/or calendar quarter, the Managing Member shall cause to be delivered to each Person who was a Member at any time during such month: (i) such information as determined by the Managing Member, and (ii) such other financial reports and other information as may be required to be delivered to the Members under applicable law.

5.6  Tax Returns.

(a) The Managing Member will cause federal and, to the extent it deems necessary, state, and local income tax returns for the Fund to be prepared and filed with the appropriate authorities. The Managing Member, in its sole and absolute discretion, shall determine the accounting methods and conventions under the tax laws of the United States, the states, and other relevant jurisdictions as to the treatment of income, gain, loss, expense, and credit of the Fund or any other method or procedure related to the preparation of such tax returns. In addition, the Managing Member may in its sole and absolute discretion cause the Fund to make (or refrain from making) any and all tax elections permitted by such tax laws, including, without limitation, the elections referred to in Sections 475 or 754 of the Code.

(b) Within a reasonable period of time after the end of each Fiscal Year, the Managing Member shall cause to be delivered to each Person who was a Member during the Fiscal Year such tax information and schedules as are required of the Fund under the Code or the laws of the various jurisdictions in which the Fund is formed or doing business.

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(c)  Each Member agrees in respect of any year in which it has or had a
Capital Account in the Fund that, unless otherwise agreed by the Managing Member, it shall not: (i) treat, on its individual tax returns, any item of income, gain, loss, expense, or credit relating to its Capital Account in the Fund in a manner inconsistent with the treatment of such item by the Fund as reflected on the Schedule K-1 or other information statement furnished by the Fund to such Member for use in preparing its income tax return; or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

5.7  Tax Matters Member.

(a) In the event of an income tax audit of any tax return of the Fund, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, expense, or credit reflected on any tax return of the Fund, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (i) the Tax Matters Member shall be authorized to act for, and its decision shall be final and binding upon, the Fund and all Members, and
(ii) all expenses incurred by the Tax Matters Member in connection therewith (including, without limitation, attorneys', accountants' and other experts' fees and disbursements) shall be expenses of the Fund. The Fund and each Member hereby designate the Managing Member as the "Tax Matters Member" for all purposes pursuant to Sections 6221-6231 of the Code.

(b) The cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member's tax return will be borne solely by the affected Member. The Fund will indemnify, defend and hold the Tax Matters Member harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and other professional fees) sustained or incurred as a result of any act or decision concerning Fund tax matters and within the scope of such Member's responsibilities as Tax Matters Member, so long as such act or decision was not the result of willful or wanton misconduct. The Tax Matters Member shall be entitled to rely on the advice of Legal Counsel or Accountants as to the nature and scope of its responsibilities and authority as Tax Matters Member, and any act or omission of the Tax Matters Member pursuant to such advice shall in no event subject the Tax Matters Member to liability to the Fund or any Member.


ARTICLE VI.
REDEMPTIONS OF CAPITAL AND DISTRIBUTIONS

6.1  Redemptions from Capital Accounts.

(a) Subject to (i) the Managing Member's discretion, (ii) the ability and willingness of the Managing Member to liquidate Fund investments, (iii) the provision for the payment and discharge when due of all Fund liabilities and the establishment of such reserves as the Managing Member may determine, and
(iv) certain other significant restrictions set forth in this Section 6.1, prior to dissolution of the Fund, a Member shall be entitled to withdraw from its Capital Account, as of any calendar month-end, such Member's entire Capital Account or any portion thereof by delivering a written notice to the Managing Member which must be received by the Managing Member no less than ten (10) days' prior to the intended redemption date, subject to the right of the Managing Member in its sole and absolute discretion to accept shorter notice and to allow redemption at other than a calendar month-end. Any Redemption Notice, once given, shall be irrevocable and binding on the Member unless the Managing Member determines otherwise in its sole and absolute discretion. Any Unit shall be redeemed at its Net Asset Value on the applicable redemption date, and is calculated after deduction of all accrued expenses of the Fund, including Management Fees, and Incentive Allocations on the amount redeemed.

(b) Except to the extent provided herein, the Managing Member shall cause the Fund, to the extent reasonably practicable, to distribute to the Member not less than 95% of the amount or estimated amount redeemed pursuant to this
Section 6.1 (based upon the unaudited books and records of the Fund) within ten (10) days following the last day of the Accounting Period for which said redemption is effective. Final settlement of the full amount of such distribution shall be made, generally without interest, as promptly as possible after completion of the Fund's audit for the Fiscal Year in which said redemption occurs. Notwithstanding the foregoing, if the Managing Member believes that extraordinary circumstances exist, including, but not limited to, (i) the Fund's inability to liquidate positions as of a redemption date, (ii) a default or delay in payments due the Fund from Investee Pools, commodity brokers, banks or other Persons, or (iii) other

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significant administrative or other hardships exist (collectively,
"Hardships"), the Fund may in turn delay payment to Members requesting redemption of the proportionate part of the value of redeemed Units represented by the illiquid sum or sums which are the subject of such Hardships, in which event payment for redemptions will be made to Members as soon as practicable following the resolution of such Hardships. The Managing Member will, in its sole and absolute discretion, determine whether to liquidate positions held by the Fund to redeem the Units and whether it is in the Fund's best interest to do so. The Managing Member may, but is not obligated to, borrow funds on behalf of the Fund to fund a distribution to any Redeeming Member. In addition, the Managing Member may distribute Financial Instruments in-kind, in whole or in part, in lieu of effecting in cash a redemption of all or a portion of the Units held by a Member.


(c) The Managing Member may suspend the issue, valuation, sale, purchase and/or redemption of Units (or payment of redemption proceeds) in any Fiscal Year during any period in which (i) the Managing Member determines that (A) the suspension is necessary in order to assure that the Fund will not be treated as "publicly traded" under Code Section 7704, and treatment as "publicly traded" would be adverse to the Members, or (B) the effect of redemptions, including redemptions for which Redemption Notices have been received, would materially impair the Fund's ability to operate in pursuit of its objectives, or the remaining Members would be unfairly and materially disadvantaged, (ii) any recognized exchange on which a portion of the Financial Instruments held by the Fund are quoted, listed or dealt in is closed otherwise than for ordinary holidays, or during which dealings in any such recognized exchange are restricted or suspended, (iii) the existence of any state of affairs which constitutes an emergency or otherwise as a result of which, disposal or valuation of Financial Instruments held by the Fund cannot in the opinion of the Managing Member be effected or completed normally or without prejudicing the interest of Members, (iv) any breakdown in the means of communication normally employed in determining the price or value of any portion of the Fund's investments, or of current prices in any market as aforesaid, or when for any other reason the prices or values of any portion of the investments owned by the Fund cannot reasonably be promptly and accurately ascertained, (v) any period when the transfer of funds involved in the realization or acquisition of any investments cannot, in the opinion of the Managing Member, be effected at normal rates of exchange, or
(vi) any period during which redemptions would materially impair the operations of the Fund or jeopardize its tax status. The Managing Member's good faith determinations pursuant to the preceding sentences shall be final and conclusive as to all the Members. The Fund will promptly notify Members of any such suspension, and the termination of any such suspension, by means of a written notice. To the extent that a Redemption Notice is not withdrawn, the redemption shall be affected promptly following the recommencement of redemptions or valuations.

6.2 Involuntary Redemption. The Managing Member may at any time, in its sole and absolute discretion, require any Member to withdraw all or any portion of its Units as of any date by giving a written Redemption Notice of not less than thirty (30) days' advance notice to such Redeeming Member. In addition, no notice shall be required, and the effective date of redemption may be retroactive, with respect to any Member (i) if the Managing Member has reason to believe that such Member acquired Units as a result of a misrepresentation,

    (ii) if the Managing Member has reason to believe that such Member's ownership of Units would cause the Fund or the Managing Member to be in violation of any law or regulation applicable to the Fund, the Managing Member or the Member, or

    (iii) if the Managing Member has reason to believe that redemption of the Member is necessary to avoid having the assets of the Fund treated as "Plan Assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Member thus designated shall redeem from the Fund or redeem that portion of such Member's Capital Account specified by the Managing Member, as the case may be, as of the close of business on such date as is determined by the Managing Member. The Member shall be deemed to have made a partial or complete redemption from its Capital Account, as the case may be, without further action on the part of said Member and the provisions of
Section 6.1 shall apply to such Member.

6.3 Effect of Complete Redemption. A Member who elects (or is required) to make a complete redemption from its Capital Account shall continue as a Member between the date of its Redemption Notice (if any) and the effective date thereof, but following the date of its Redemption Notice (if any) shall have no further right to exercise any of the powers conferred herein or under the laws of the State of Delaware or any other jurisdiction purporting by statute to grant express rights to a member of a limited liability company, except that all allocations of increases or decreases in the Net Asset Value of the Fund attributable to the Capital Account of the Redeeming Member and any distributions made with respect thereto shall be made to such Redeeming

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Member through the effective date of such Member's redemption.  After the effective date of a redemption, a Redeeming Member shall cease to participate in the profits and losses of the Fund and the Capital Account of such Redeeming Member shall not be included in calculating the Unit Ownership Percentages of the Members necessary to take action under this Agreement. Upon the receipt of the distributions required to be made in retirement of a Redeeming Member's Capital Account, such Redeeming Member shall have no further rights under this Agreement. The redemption of a Member shall not affect a dissolution of the Fund and the remaining Members shall continue the Fund pursuant to this Agreement.

6.4 Distributions. The Managing Member, in its sole and absolute discretion, may at any time, or from time to time, cause the Fund to make a distribution to the Members of the Fund of an amount that the Managing Member does not expect to use in the operations of the Fund and that is available after the payment of all expenses then due and the creation of reasonable reserves for expenses and for additional investments in the Investee Pools or Financial Instruments. Such distributions shall be made to the Members in proportion to their Unit Ownership Percentages for the Accounting Period in which such distributions are made to the Members, unless the Managing Member determines, in its sole and absolute discretion, that distributions should be made in different proportions. At the sole and absolute discretion of the Managing Member, distributions may be made in cash or in kind to the Members.

6.5 Limitations; Form of Distributions. No Member shall be entitled to receive any distribution or make any redemption except as expressly provided in this Agreement. No Member shall have the right to demand and receive property other than cash. All distributions made pursuant to this Agreement may be made in cash or in kind as the Managing Member, in its sole and absolute discretion, may determine.

6.6 Redemptions by the Managing Member. The Managing Member may make redemptions from its Capital Account at any time, without notice to the Members.

6.7 Effect of Fund Dissolution. Notwithstanding anything to the contrary herein, no redemption under this Article VI shall be effective if the Fund is dissolved on or before the proposed effective date of such redemption.


ARTICLE VII.
MANAGEMENT

7.1 Authority of the Managing Member. The management, operation, and determination of policy of the Fund shall be vested exclusively in the Managing Member. The Managing Member shall have the authority and power on behalf and in the name of the Fund to perform all acts and enter into and perform all contracts and other undertakings which it may deem necessary, advisable, or incidental to the purposes of the Fund set forth in Section
2.4. The Managing Member may delegate any or all of its responsibilities designated under this Agreement to one or more Persons, in its sole and absolute discretion, on such terms as the Managing Member shall decide. The Managing Member is authorized to combine purchase or sale orders on behalf of the Fund together with orders for other accounts managed by the Managing Member or its Affiliates and allocate the Financial Instruments or assets so purchased or sold, on an equitable basis, among such accounts. In the event that any Additional Managing Member is admitted to the Fund, such Additional Managing Member shall not be entitled to participate in the management of the business of the Fund except to the extent that duties may from time to time be assigned to the Additional Managing Member(s) by the Managing Member. Any Additional Managing Member(s) to whom duties are so assigned is authorized only to act for or on behalf of the Fund by reason of such assignment to the extent and within the scope of the duties assigned by the Managing Member.

7.2  Activities of the Managing Member and Affiliates; Interested Members.

(a) Although nothing herein shall require the Managing Member (or any Affiliate thereof) to devote full time or any material proportion of its time to the Fund, the Managing Member hereby agrees to use its best efforts in connection with the purposes and objectives of the Fund and to devote to such

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purposesand objectives such of its time and activity (and the time and activity of its employees) during normal business days and hours as it in its discretion shall deem necessary for the management of the affairs of the Fund; provided, however, that nothing contained in this Section 7.2 shall preclude the Managing Member or any Affiliate thereof from: (i) acting, consistent with the foregoing, as a director, stockholder, officer, or employee of any corporation, a trustee of any trust, a partner of any partnership, a member of any other limited liability company, or an administrative official of any other business or governmental entity, regardless of whether the Fund invests in or has dealings with such corporation, trust, partnership, limited liability company, or other entity; or (ii) receiving compensation for services rendered thereto, or participating in profits derived from investments in, any such corporation, trust, partnership, limited liability company, or other entity.

(b) The fact that a Member or an Affiliate of a Member directly or indirectly owns an interest in, has any right to receive any payment with respect to, or is otherwise connected with any Person with which or with whom the Fund has dealings, and the right of a Member or an Affiliate of a Member to receive the payment of advisory and management fees, brokerage fees, profit shares and other amounts, shall not preclude such investments or dealings or make them void or voidable, and neither the Fund nor any of the Members shall have any rights in or to such investments or dealings or any payments or profits derived therefrom. Without limiting the generality of the foregoing sentence, the Managing Member (or any Affiliate thereof) shall have the right to participate, directly or indirectly, in the fees payable by the Fund to investment advisers or asset managers retained by the Fund, and may serve as a manager of, managing member of, or adviser to any Investee Pool in which the Fund may invest and receive a share of the profits of such Investee Pool or fees therefrom. Neither the Managing Member, nor any Affiliate of the Managing Member, shall be obligated to present any particular investment opportunity to the Fund even if such opportunity is of a character which, if presented to the Fund, could be taken by the Fund, and each of them shall have the right to take for its own account (individually, as trustee or Managing Member, or on behalf of any client) or to recommend to other individuals or entities any such particular investment opportunity.

(c) Nothing in this Agreement should be construed to prohibit any Member (or Affiliate thereof) from buying or selling Financial Instruments or other property for its own account, including Financial Instruments which are the same as those held by the Fund, but no Member as principal shall buy Financial Instruments from or sell Financial Instruments to, the Fund.

7.3  Expenses and Management Fee.

(a) The Managing Member will pay all of the Fund's organizational and initial offering expenses.

(b) The Fund will pay the Managing Member administrative expenses at the rate of approximately 0.65% per annum (.054167% per month) of the Fund's Net Assets determined as of the first business day of each month and out of this amount, the Managing Member will pay the expenses associated with the operations of the Fund including organizational and initial offering expenses, audit, accounting, administrative legal and overhead expenses, as well as fees and expenses of certain custodians of the Fund or Fund Members, and other similar expenses. The Managing Member is responsible for covering any ordinary fees incurred in excess of this amount. The Fund will pay any direct brokerage commissions or related expenses, taxes or extraordinary expenses applicable to it.

(c) The Managing Member will receive an annual Management Fee from the Fund computed and paid monthly in arrears equal to the applicable annual percentage rate for each Unit of a Class outstanding determined as of the first business day of each month. The Management Fee applicable to the Class A Units and Class B Units shall be 1.0% annually of the applicable Net Asset Value per Unit for each such Unit. The Management Fee applicable to Class C Units and Class D Units shall be 0.50% annually of the applicable Net Asset Value per Unit for each such Unit. The Class E Units shall not be charged a Management Fee. The Managing Member will share the Management Fee equally with the Sub-Advisor. The Managing Member also may, in its sole and absolute discretion, reduce or waive the Management Fee with respect to any Member. For purposes of computing the Management Fee, Net Assets will be determined before any applicable selling or trailing commission, accrued but unpaid Incentive Allocation or applicable state taxes. The Management Fee will be paid to the Managing Member regardless of whether the Fund has accrued any profit.

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(d)  Each month, beginning in the first month of investment, the Managing
Memberwill receive reimbursement for selling or trailing commissions equal to anannual rate of 2.0% of the Net Asset Value per Unit as of the first business day of each month for the Class A Units sold by registered broker/dealers ("Selling Agents") retained by the Managing Member to act as its agent in connection with the offer and sale of such Units, and an annual rate of 1.0% of the Net Asset Value per Unit as of the first business day of each month for the Class C Units sold by Selling Agents to be paid by the Managing Member to such Selling Agents.

7.4 Advisory, Consulting and Other Services. The Managing Member may enter into agreements with one or more Persons, including, without limitation, the Sub-Advisor, to serve as investment advisers, commodity trading advisors, consultants, administrators, valuation agents, appraisers or selling agents, to the Fund on a discretionary or non-discretionary basis and upon such other terms and conditions as the Managing Member may determine. The Managing Member at any time may terminate the services of an investment adviser, commodity trading advisor, consultant, administrator, valuation agent, appraiser or selling agent, and substitute any other investment adviser, commodity trading advisor, consultant, administrator, valuation agent, appraiser or selling agent. Nothing herein shall require the Managing Member to employ or continue to employ the services of any investment adviser, commodity trading advisor, consultant, administrator, valuation agent, appraiser or selling agent, or be construed to limit in any way the discretion or management power or authority of the Managing Member. The Managing Member will bear all fees and expenses due to any investment advisers, commodity trading advisors, consultants, administrators, valuation agents, appraisers or selling agents, with whom the Managing Member contracts to provide services to the Fund.

7.5 Exculpation. Except as may be required by applicable securities laws or other law, neither the Managing Member or any Additional Managing Member, any of their respective Affiliates, or any member, officer, director, employee or shareholder of the Managing Member, any Additional Managing Member, or any of their respective Affiliates (individually, a "Party" and collectively, the "Parties"), shall be liable, responsible or accountable in damages or otherwise to the Fund or any of the Members for honest mistakes of judgment, or for losses due to such mistakes or due to the negligence, dishonesty or bad faith of any employee, broker or other agent of the Fund, or for any action taken or failure to act in any way related to the Fund or its business or affairs (including but not limited to (i) failure to obtain the lowest negotiated brokerage commission rates or other transaction costs, or to combine or arrange orders so as to obtain the lowest commission rates or other transaction costs with respect to any transaction on behalf of the Fund, or failure to recapture, directly or indirectly, any brokerage commissions or other transaction costs for the benefit of the Fund, or (ii) claims, costs, expenses, damages or losses due to, including but not limited to, the Bankruptcy, insolvency or suspension of normal business activities of any Investee Pool, bank, brokerage firm, custodian or transfer agent holding assets of the Fund, or due to the negligence, dishonesty, bad faith or malfeasance of any investment adviser with whom the Fund invests, either directly or indirectly, any Affiliate of any entity in which the Fund invests, or any employee, broker or other agent of the Fund), if such Party acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Fund; provided, however, that such Party shall not be relieved of liability in respect of any loss, expense or damage caused by such Party's actual fraud, gross negligence or wanton or willful misconduct. The termination of any pending or threatened action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that a Party did not satisfy the standards for exculpation set forth in this Section 7.5. The Managing Member may consult with Legal Counsel and Accountants in respect to the Fund's affairs and shall be fully protected and justified in acting or failing to act in accordance with the written or oral advice or opinion of such Legal Counsel or Accountants, provided that they have been selected with reasonable care, and provided further that the failure to obtain any such advice or opinion shall not be evidence as to whether the Managing Member's actions fall within or outside the scope of this Section 7.5.

7.6  Indemnification.

(a) Except as may be prohibited by applicable securities laws or other law, the Fund shall indemnify and hold harmless each Managing Member, Additional Managing Member, their respective members, partners, officers, directors, employees, shareholders and trustees and the members, partners, officers, directors, employees, shareholders and trustees of such parties and, in the sole and absolute discretion of the Managing Member, may indemnify and hold

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harmless any Affiliate thereof, and any employee or agent of, or adviser to, the Managing Member, Additional Managing Member and of their respective Affiliates (such Persons, to the extent they are required to be indemnified hereunder or are provided indemnity hereunder by the Managing Member, are herein collectively referred to as "Indemnified Parties") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys' fees and expenses), judgments, fines, settlements and other amounts (collectively, the "Liabilities") arising from, or related or incidental to, any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which such Indemnified Party may be involved, or threatened to be involved, as a party or otherwise, and arising out of or related to the initial offering of Units in the Fund, any other offering of Units in the Fund, or the business, operation, administration or termination of the Fund, including, without limitation, Liabilities under federal or state securities laws (and regardless of whether such Indemnified Party continues to be the Managing Member, an Additional Managing Member, any Affiliate of either of them, or a member, partner, officer, director, shareholder, trustee, employee or agent of, or adviser to, the Managing Member, an Additional Managing Member or any of their respective Affiliates at the time any such Liabilities are paid or incurred), if such Indemnified Party acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Fund, and, with respect to any criminal proceeding, did not in good faith believe its conduct was unlawful; provided, however, that such Indemnified Party shall not be indemnified against any such Liabilities (and the Indemnified Party shall repay all amounts previously advanced by the Fund pursuant to and in accordance with Section 7.6(b) hereof), that were caused by such Indemnified Party's actual fraud, gross negligence or wanton or willful misconduct, unless the court in which such proceeding was brought shall determine the Indemnified Party is fairly and reasonably entitled to indemnity in which case such indemnification shall be provided only to the extent permitted by such court. Notwithstanding the foregoing, to the extent that an Indemnified Party has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 7.6, or in connection with any appeal therein, or in defense of any claim, issue or matter therein, the Fund shall indemnify such Indemnified Party against the expenses, including, without limitation, attorneys' and accountants' fees and expenses, incurred by such Indemnified Party in connection therewith. The termination of any pending or threatened action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnified Party did not satisfy standards for indemnification set forth in this Section 7.6.

(b) Liabilities incurred by any Indemnified Party in defending any pending or threatened claim, demand, action, suit or proceeding shall, from time to time, be paid by the Fund in advance of the final disposition or settlement of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Party to repay such amounts (or a proportionate share of such amounts determined in accordance with clause (c) of this Section 7.6 if applicable) if it is ultimately determined that the Indemnified Party is not to be indemnified by the Fund as provided in this Section 7.6.

(c) If for any reason (other than the fraud, gross negligence or the wanton or willful misconduct or bad faith of the Indemnified Party), the foregoing indemnification is unavailable to such Indemnified Party, then the Fund shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Fund, on the one hand, and such Indemnified Party on the other hand, but also the relative fault of the Fund and such Indemnified Party as well as any relevant equitable considerations.

(d) The indemnification (or contribution) and advancement of amounts provided by this Section 7.6 shall not be deemed exclusive of, but shall be in addition to, any other rights to which those persons seeking indemnification (or contribution) or advancement of amounts may otherwise be entitled and shall continue as to any Indemnified Party notwithstanding the dissolution or other cessation to exist of such Indemnified Party or the redemption, adjudication of Bankruptcy or insolvency of such Indemnified Party, such Indemnified Party's no longer serving in the capacity entitling it to indemnification under the provisions of this Section 7.6, or the termination of the Fund.

(e) The Fund may purchase and maintain insurance on behalf of any of the Indemnified Parties, and such other persons as the Managing Member shall determine, against any Liabilities that may be asserted against or that may be incurred by such persons arising out of or related to the initial offering of Units, any other offering of Units or other interests in the Fund, and/or the business, operation, administration or termination of the Fund,

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regardless of whether the Fund would be required to indemnify any such persons against such Liabilities under the provisions of this Agreement.

(f) The advancement, indemnity and contribution obligations of the Fund under this Section 7.6 shall be in addition to any liability which the Fund may otherwise have, shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Fund and each of the Indemnified Parties and shall not be deemed to create any rights for the benefit of any other party. The provisions of this Section 7.6 shall survive any termination of this Agreement or an Event of Withdrawal with respect to the Managing Member or Additional Managing Member.

7.7 Reliance by Third Parties. No Person shall be required to inquire into the authority of the Managing Member to bind the Fund. Persons dealing with the Fund shall be entitled to rely on a certification by the Managing Member with regard to the authority of any other person to act on behalf of the Fund in any matter.

7.8 Registration of Assets. Any assets owned by the Fund may be registered in the Fund name, or in the name of a nominee, or a "street name." Any corporation, brokerage firm or transfer agent called upon to transfer any assets to or from the name of the Fund shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Managing Member or its agents without inquiry as to the authority of the person signing or purporting to sign such instructions or assignment or as to the validity of any transfer to or from the name of the Fund.

7.9 Limitation on Authority of Managing Member. The Managing Member shall not have the authority without the written consent of or ratification by all the Members to: (i) do any act in contravention of the Certificate; or (ii) possess Fund property or assign rights to specific Fund property for other than a Fund purpose.

7.10  Withdrawal of Managing Member or Additional Managing Member.

(a) The Managing Member or any Additional Managing Member may make a complete withdrawal from the Fund with ninety (90) days prior written notice to all the Members; provided, however, in the event Aspen Partners, Ltd. withdraws from the Fund, any Member may make a complete redemption of its Units effective coincident with the effective date of the withdrawal of Aspen Partners Ltd., upon written notice to the Fund within fifteen (15) days after written notice of the withdrawal of Aspen Partners, Ltd. is delivered to such Member. The right of a Member who redeems from the Fund pursuant to this
Section 7.10(a) to receive distributions in retirement of its Capital Account shall be governed by Section 6.1 hereof. Notwithstanding anything herein to the contrary, a Member shall not be permitted to make a redemption of its Units pursuant to this Section 7.10(a) if Aspen Partners, Ltd. transfers its Units or assigns its duties hereunder to one of its Affiliates. Neither the Managing Member nor any Additional Managing Member may be removed from the Fund by the Members or otherwise.

(b) Upon the occurrence of an Event of Withdrawal with respect to any Additional Managing Member, the Fund shall not be dissolved and the Managing Member shall continue the business of the Fund unless the Managing Member elects within ninety (90) days after the occurrence of such Event of Withdrawal to discontinue the Fund business. Upon the occurrence of an Event of Withdrawal with respect to the last remaining Managing Member, the Fund shall dissolve, unless within ninety (90) days after the occurrence of such Event of Withdrawal, all of the Members shall elect to continue the Fund business and designate a Substitute Managing Member. In the event that the Fund is continued in accordance with either of the two preceding sentences, the withdrawing Managing Member or the withdrawing Additional Managing
Member:

    (i) Shall be and remain liable for all obligations and liabilities incurred by it as a Managing Member or Additional Managing Member during its membership in the Fund;

    (ii) Shall be free of any obligations or liability incurred on account of the activities of the Fund from and after the time as of which it ceased to be a Managing Member or Additional Managing Member of the Fund, and the Managing Member's or the Additional Managing Member's right to indemnity set

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forth in Section 7.6 hereof shall survive the withdrawal of the Managing
Member or the Additional Managing Member; and

    (iii) Shall be entitled to receive (A) Incentive Allocations computed in accordance with Section 4.3 and expense reimbursement, or other amounts due and owing to it at the date of such withdrawal, plus (B) its Capital Account as of the close of the Accounting Period in which the Event of Withdrawal is effective. If the Managing Member's or Additional Managing Member's Capital Account is charged and if such charge results in a negative Capital Account balance, the Managing Member or Additional Managing Member shall contribute amounts to the Fund sufficient to eliminate such negative balance.


ARTICLE VIII.
RIGHTS AND OBLIGATIONS OF THE MEMBERS

8.1  General.

(a) Member, as such, will not be personally liable for any of the debts, liabilities, contracts or any other obligations of the Fund. A Member will be liable only to make its Capital Contribution required hereunder and will not be required to lend any funds to the Fund or, after its Capital Contribution shall have been paid, to make any further Capital Contribution to the Fund. If the Managing Member determines in good faith that a Member is liable for any liabilities arising out of events occurring in any Accounting Period in which the Member was a Member, the Member may be required to return amounts previously distributed to such Member to the extent of such Member's share of such liability; provided that no third party shall be entitled to rely on this provision.

(b) The Managing Member shall not have any personal liability for the repayment of the Capital Contributions of any Member.

(c) No Member may take part in the management or control of the business of the Fund, transact any business for the Fund, or have any authority to sign for or bind the Fund.

8.2  Assignments by Members and Assignees.

(a) Subject to any restrictions on transferability created by operation of law or contained elsewhere in this Agreement, a Member may assign (which term shall include, for purposes of this Article VIII, a sale, gift, pledge, hypothecation or other disposition or transfer) all or part of its Units only if all the following conditions are satisfied:

    (i) Except as otherwise consented to by the Managing Member, the assignee meets all of the requirements applicable to an original subscriber for Units and consents in writing in form satisfactory to the Managing Member to be bound by the terms of this Agreement, as if it were the assignor;

    (ii)  Such assignment is made in form satisfactory to the Managing
Member;

    (iii) The Managing Member has consented in writing to such assignment, which consent may be withheld in the sole and absolute discretion of the Managing Member or conditioned upon such opinions of counsel to the assignor as the Managing Member may prescribe in its sole and absolute discretion; and

    (iv) The assignor, assignee, and (if deemed necessary by the Managing Member) all other Members have executed all such certificates and other documents and performed all such acts as the Managing Member deems

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necessary or appropriate to effect a valid transfer and to preserve the rights, status and existence of the Fund.

    Notwithstanding the foregoing, the Managing Member, in its sole and absolute discretion, may waive any or all of the foregoing conditions.

(b) If a Member assigns all of its Units in the Fund, such Member will, upon the effective date of such assignment, cease to be a Member for all purposes but will not be relieved of any obligations it may have had under this Agreement before the date of such assignment. The effective date of an assignment under this Section 8.2 shall be as determined by the Managing Member.

(c) Unless and until an Assignee of a Unit in the Fund becomes a Substitute Member, such Assignee shall not be entitled to exercise any of the rights provided to a member under the laws of the State of Delaware or any other jurisdiction purporting by statute to grant express rights to a member of a limited liability company, except that all allocations of increases or decreases in Net Asset Value of the Fund which are allocable to any Unit in the Fund acquired by reason of an assignment and any distributions made with respect thereto shall be made to the assignor in respect to those arising prior to the effective date of the assignment and to the Assignee in respect of those arising after the effective date. Unless otherwise permitted by the Managing Member, no Assignee will have the right to become a Substitute Member unless and until: (i) the Managing Member has consented thereto, which consent may be withheld in the sole and absolute discretion of the Managing Member; (ii) if deemed necessary by the Managing Member, an amended Certificate has been duly executed and filed in the appropriate public offices; and (iii) the assignor and Assignee execute and acknowledge such other instruments, in form and substance satisfactory to the Managing Member, as the Managing Member may deem necessary or desirable to effect such substitution.

(d) By executing this Agreement, each Member shall be deemed to have consented to any assignment consented to by the Managing Member and to the admission of an Assignee as a Substitute Member permitted by the Managing Member. Each Member agrees, upon request of the Managing Member, to execute such certificates or other documents and perform such acts as the Managing Member deems appropriate to preserve the status of the Fund as a limited liability company after the completion of any assignment of any Units in the Fund pursuant to the terms of this Agreement under the laws of any jurisdiction in which the Fund is doing business. For purposes of this subsection (d), any transfer of any Units in the Fund, whether voluntary or by operation of law, shall be considered an assignment.

(e) Notwithstanding anything in this Section 8.2 to the contrary, no Member may assign, encumber or otherwise transfer all or any part of such Member's Units in the Fund if such transfer might, in the judgment of the Managing Member, result in (A) the assets of the Fund being treated as plan assets under ERISA, except as permitted by the Managing Member, (B) the characterization of the Fund as "publicly traded" for federal income tax purposes, (C) the Fund being required to register as an investment company under the Investment Company Act of 1940, as amended, or (D) the Fund being in violation of any law or regulation applicable to the Fund or a Member.
Any attempt to effect any such transfer, assignment or sale shall be null and void ab initio and of no legal force or effect whatsoever, it being understood that nothing in this subsection (e) shall be construed as a limitation on a Member's rights of redemption under Article VI.

8.3 Death, Bankruptcy, or Incapacity of Member. In the event an individual Member or Assignee dies or is incapacitated, or in the event of the Bankruptcy of a Member or Assignee, the duly appointed and qualified legal representative of such Member or Assignee shall succeed to the Units of such Member or Assignee upon furnishing to the Managing Member satisfactory evidence of such representative's appointment and authority, but such legal representative (i) shall have only the status of an Assignee (except that the executor or administrator of the estate of a deceased Member shall have all the rights of a Member for the purpose of settling its estate or administering its property), and (ii) may assign the Units of such Member or Assignee only as permitted by Section 8.2 and the Act. The provisions of clause (ii) shall apply to any assignment or distribution by any legal representative to the beneficiaries under the will of, or the heirs at law of, any deceased Member or Assignee.

                                     -22-
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ARTICLE IX.
DISSOLUTION AND TERMINATION OF THE FUND

9.1 Dissolution. The Fund shall dissolve and wind up its affairs upon the earliest to occur of the following events:

(a) An Event of Withdrawal of the last remaining Managing Member and the Members do not elect to continue the business of the Fund and designate a Substitute Managing Member in accordance with Section 7.10(b);

(b)  An event which makes it unlawful for the Fund business to be continued;
or

(c) Determination by the Managing Member in its sole and absolute discretion to dissolve the Fund.

9.2  Liquidation and Distribution.

(a)  Upon the dissolution of the Fund under the circumstances described in
Section 9.1, the Managing Member (or, in the event the dissolution is caused by dissolution or Bankruptcy of the Managing Member, the remaining managing members, if any, or a Person selected by a majority-in-interest of the Members) shall act as liquidating trustee and shall wind up the affairs of the Fund. The liquidating trustee shall: (i) sell or dispose of the Fund's assets in an orderly manner (it being agreed that the liquidating trustee shall have full right and unlimited discretion to determine the time, manner and amount of any sale or disposition having due regard to the activity and condition of the relevant market and general financial and economic conditions); (ii) apply the proceeds therefrom (together with other funds held by the Fund) to the payment of the Fund's outstanding unpaid liabilities and obligations (including, to the extent permitted by law, any liabilities to creditors who are Members) and the expenses of liquidation; and (iii) establish such reserves which the liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities, obligations or expenses (including, the expenses of maintaining such reserves) of the Fund arising out of or in connection with its business and affairs or its liquidation. Such reserves shall be held by the liquidating trustee for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such reasonable wind-up period as the liquidating trustee shall deem advisable, for distributing the balance remaining in the manner hereinafter provided. For purposes hereof, the expenses of liquidation shall include fair compensation for services rendered to the Fund by any Person (including a Member), as well as a reasonable allocation of indirect overhead expenses of the Managing Member or any non-Member (including any Affiliate of the Managing Member) who performs administrative services for the Fund (including salaries of accounting, secretarial, and clerical personnel, office rent, utilities, and other office expenses) to the extent such expenses are attributable to the liquidation of the Fund.

(b) The Fund's Net Assets, after satisfaction of its liabilities and expenses (including the expenses of liquidation) shall be applied in the following manner and order:

    (i)  Allocation of the Incentive Allocation calculated in accordance with
Section 4.3 for the calendar year of termination; and

    (ii) Distribution of the remaining assets to the Members in proportion to their closing Capital Account balances for the Accounting Period in which termination under Section 9.3 takes place, without distinction between the Managing Member and Members.

9.3 Termination. Each Member shall be furnished with a statement prepared by the Accountants, which shall set forth the assets and liabilities of the Fund as of the date of dissolution. Upon compliance with the distribution plan set forth in Section 9.2, the Members shall cease to be such, and the Managing Member or the liquidating trustee shall execute, acknowledge, and cause to be filed a certificate of cancellation of the Fund. Upon completion of the dissolution, winding up, liquidation, and distribution of the liquidation proceeds, the Fund shall terminate.

                                     -23-
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ARTICLE X.
MISCELLANEOUS PROVISIONS

10.1  Appointment of Managing Member as Attorney-in-Fact.

(a) Each Member, by the execution of this Agreement, irrevocably constitutes and appoints the Managing Member its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

    (i) All fictitious name certificates and all certificates and other instruments (including the Certificate and counterparts of this Agreement), and any amendment or restatement thereof, which the Managing Member deems appropriate to form, qualify or continue the Fund as a limited liability company in the jurisdictions in which the Fund may conduct business or in which such formation, qualification or continuation is, in the opinion of the Managing Member, necessary or desirable to protect the limited liability of the Members;

    (ii) All amendments to this Agreement and the Certificate adopted in accordance with the terms hereof and all instruments which the Managing Member deems appropriate to reflect a change or modification of the Fund in accordance with the terms of this Agreement; and

    (iii) All conveyances and other instruments which the Managing Member deems appropriate to reflect the dissolution and termination of the Fund.

(b) The foregoing appointment shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing and other action by it on behalf of the Fund, and shall survive the Bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Member hereby giving such power and the transfer or assignment of all or any part of the Units held by such Member; provided, however, that in the event of the transfer by a Member of all of its Units, the foregoing power of attorney of a transferor Member shall survive such transfer only until such time as the transferee shall have been admitted to the Fund as a Member or Substitute Managing Member, as the case may be, and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

10.2  Signatures; Amendments.

(a) Each Member shall become a party hereto by signing such number of counterpart signature pages to this Agreement or such other instrument or instruments, and in such manner, as the Managing Member shall determine, provided that no such counterpart or instrument shall be binding until it shall have been accepted by the Managing Member. Each party hereto agrees to execute or cause to be executed all such documents, and to do or cause to be done all such filings and other acts necessary (or, in the judgment of the Managing Member, appropriate) to comply with the applicable laws of the State of Delaware and any jurisdiction in which the Fund conducts its business.

(b) This Agreement may be amended from time to time by the Managing Member, without the consent of any of the Members, to make any changes deemed necessary or appropriate by the Managing Member, including without limitation, such changes as are necessary: (i) to add to the representations, duties or obligations of the Managing Member or surrender any right or power granted to the Managing Member herein if such surrender would be for the benefit of the Members; (ii) to add such provisions as will modify the rights and obligations of only those Members who elect to have such rights and obligations so modified; (iii) to delete or add any provision of this Agreement required to be so deleted or added by a federal agency or by a state "Blue Sky" commissioner or similar such official, which addition or deletion is deemed by such agency, commissioner or official to be for the benefit or protection of the Members; (iv) to amend or add to the provisions

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of Article IV relating to the allocation of the taxable income or loss as may become necessary to ensure that such allocations comply with Section 704 of the Code and the Treasury Regulations thereunder; (v) to prevent the Fund from being deemed an "investment company" for purposes of the Investment Company Act of 1940, as amended; and (vi) to clarify any provision of this Agreement; provided, however, that no amendment pursuant to this Section 10.2(b) shall be adopted pursuant to this Section 10.2(b) unless the adoption thereof: (A) is for the benefit of or not adverse to the Units of any Member (unless such Member consents thereto); and (B) does not adversely affect the limited liability of the Members or the status of the Fund as a limited liability company for federal income tax purposes.

(c) In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the Managing Member with the consent of the holders of a majority-in-interest of the Units of the Fund; provided, however, that without the consent of the Members to be adversely affected by the amendment, this Agreement may not be amended pursuant to this subsection (c) so as to: (i) modify the limited liability of a Member; or (ii) alter the Units held by a Member in the Net Asset Value or distributions from the Fund in a manner not otherwise permitted hereunder.

(d) In making any amendments, there shall be prepared and filed for recordation by the Managing Member such documents and certificates as shall be required to be prepared and filed under the Act and under the laws of the other jurisdictions under the laws of which the Fund is then formed or otherwise required to make such filing. The Managing Member shall give written notice to all Members promptly after any amendment has become effective.

10.3 Notices and Addresses. All notices required to be given under this Agreement shall be in writing and shall be mailed by certified or registered mail, hand delivered, or delivered by next business day courier. Any notice to be sent to the Fund shall be mailed to the principal place of business of the Fund or at such other address as the Managing Member may specify in a notice sent to all of the Members. All notices to Members shall be mailed or delivered to the Members at the addresses contained in the Fund's records or such other address as a Member may notify the Fund of in writing. Notices shall be effective on the date three days after the date of mailing or, if hand delivered, on the date of delivery, provided, however, that notices to the Managing Member shall be effective upon receipt.

10.4 Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that this Agreement is governed by and to be construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles.

10.5 Consent to Jurisdiction. To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of Georgia and of the U.S. District Court of the Northern District of Georgia.

10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members, Assignees, and their respective legal representatives and successors.

10.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

10.8 Modifications to be In Writing. This Agreement constitutes the entire understanding of the parties hereto and no amendment, modification or alteration will be binding unless the same is in writing and adopted in accordance with the provisions of Section 10.2.

10.9 Consent or Approval of Members. Wherever in this Agreement the consent or approval of a Member is required (including, without limitation, under Section 10.2 governing amendments to this Agreement), such consent shall be deemed given by a Member if (i) such Member affirmatively grants such consent, or (ii) such Member fails to respond within the allocated time

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period after the date on which a written notice containing information regarding the matter to be consented to or approved is sent to such Member. In each case, the manner in which consent or approval is to be given shall be determined by the Managing Member in its sole and absolute discretion.

10.10 Interpretation. The use of the neuter herein shall be deemed to include the feminine and masculine genders. The use of either the singular or the plural includes the other unless the context clearly requires otherwise. The captions are inserted for convenience of reference only and shall not affect the construction of this Agreement.

10.11 Validity and Severability. If any provision of this Agreement is held invalid or unenforceable, such decision shall not affect the validity or enforceability of any other provision of this Agreement, all of which other provisions shall remain in full force and effect.

10.12 Statutory References. Each reference in this Agreement to a particular statute or regulation, or a provision thereof, shall be deemed to refer to such statute or regulation, or provision thereof, or to any similar or superseding statute or regulation, or provision thereof, as is from time to time in effect.

10.13 Partition Action. Each party hereto irrevocably waives any right which it may have to maintain an action for partition with respect to property of the Fund.


ARTICLE XI.
BANK HOLDING COMPANY REGULATORY COMPLIANCE

11.1 Non-Voting Units. That portion of any Units held by a BHC Member which is determined at the time of admission of such BHC Member to be in excess of 4.99% of the aggregate Units outstanding, excluding for purposes of calculating such percentage those Units that are Non-Voting Units, shall be a Non-Voting Unit (whether or not subsequently transferred in whole or in part to any other person) except as provided in the following sentence. Upon the admission of any Member to, or any redemption of a Member from, the Fund, a recalculation of the Units in the Fund held by all BHC Members shall be made, and only that portion of the total Units in the Fund held by each BHC Member that is determined as of the date of such admission or redemption to be in excess of 4.99% of the aggregate Units outstanding, excluding Non-Voting Units as of such date, shall be a Non-Voting Unit. Except as specifically provided by Section 1.35, Non-Voting Units shall not be counted as Units of Members for purposes of determining under this Agreement whether any vote required hereunder has been approved by the requisite percentage-in-interest of the Members. Except as specifically provided in this Article XI, a Non-Voting Unit shall be treated under this Agreement in the same manner as if it were a Voting Unit. Any Member may, upon notice to the Fund, elect to exchange a Voting Unit for a Non-Voting Unit. Any such election shall be irrevocable and shall bind the assignees of such Member's Units.

11.2 Waiver of Right to Vote for Substitute Managing Member. Each BHC Member irrevocably waives its right to vote its Non-Voting Units on the selection of a Substitute Managing Member under Section 18-801 of the Act, and any other voting rights as set forth in this Agreement, which waiver will be binding upon such BHC Member and upon any person or entity that succeeds to its Units in the Fund.

11.3 Notice of Distribution. The Managing Member and any liquidating trustee shall give at least fifteen (15) days prior written notice to each BHC Member of any proposal to distribute property in kind to such BHC Member and the proposed date of such distribution, and shall not make any such distribution in kind to the extent that such BHC Member advises the Managing Member or such trustee at least five (5) days prior to the date set forth in such notice for such distribution that such distribution in kind could reasonably be expected to cause it to violate the BHC Act. If the BHC Member notifies the Fund that it will not accept a distribution in kind in accordance with the foregoing, the Fund will cause the assets constituting such distribution in kind to be sold and the proceeds thereof to be distributed to the BHC Member, or will make such other arrangements as are reasonably determined by the Managing Member.

11.4 Redemption of non-Permitted Units. In the event that a BHC Member or a group of BHC Members aggregated for BHC Act purposes acquires Units which would

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result in such BHC Member(s) owning Units in excess of 24.99% or such other percentage as is required by the BHC Act (the "BHC Limit") of all Units of the Fund in the aggregate (those Units up to the BHC Limit, the "Permitted Units"), then, notwithstanding anything to the contrary contained in this Agreement, each BHC Member shall have the right to redeem as of the next calendar month-end or such earlier date the Managing Member permits in its sole and absolute discretion, all or a portion, at its option, of its Units which exceeds the Permitted Units, in accordance with Section 6.1. The Managing Member shall immediately notify each BHC Member upon becoming aware of any anticipated event (including, without limitation, proposed redemptions by, or distributions to, other Members) which could cause such BHC Member to exceed the BHC Limit, but shall have no liability for failure to do so.

[signature page follows]

                                     -26-
-----------------------------------------------------------------------------

IN WITNESS WHEREOF, the undersigned have executed this Limited Liability Company Agreement as of the date first above written.

MANAGING MEMBER:

ASPEN PARTNERS, LTD.

By:	/s/ Kenneth E. Banwart
Name:	Kenneth E. Banwart
Title:	Managing Director

MEMBERS:

By: 	ASPEN PARTNERS, LTD., as attorney-in-fact

By:	/s/ Kenneth E. Banwart
Name:	Kenneth E. Banwart
Title:	Managing Director


                                     -27-
-----------------------------------------------------------------------------

                                 EXHIBIT B


                          ASPEN DIVERSIFIED FUND LLC
                            SUBSCRIPTION AGREEMENT


                                AUGUST 4, 2006
                 (Not for use for investments after May 1, 2007)

                     PLEASE READ CAREFULLY BEFORE SIGNING

ALL SUBSCRIPTIONS ARE SUBJECT TO ACCEPTANCE BY THE MANAGING MEMBER. ALL INFORMATION REQURIED TO BE PROVIDED HEREIN BY SUBSCRIBERS FOR DETERMINING PURCHASER QUALIFICATION WILL BE KEPT STRICTLY CONFIDENTIAL.

                             Subscription Address:
                          ASPEN DIVERSIFIED FUND LLC
                           c/o Aspen Partners, Ltd.
                                Managing Member
                           1230 Peachtree Street, NE
                                  Suite 1750
                            Atlanta, Georgia 30309
                            Phone:  (404) 879-5126
                              Fax:  (404) 879-5128

Note: Completed documents must be received by Aspen Partners, Ltd. by the close of business, three business days before month end. Funds must be received by Aspen Partners, Ltd. by the close of business, two business days before month end.

                             Wire Instructions:
                     Bank of America, N.A., New York, NY
                             100 W. 33rd Street
                             New York, NY 10001

                             ABA# 026 009 593
                     Credit - Aspen Diversified Fund LLC
                          Account #003 286 235 140
                For Further Credit To: (Insert Investor Title)

Federal and state securities laws require that investors in private offerings such as this Fund meet certain suitability requirements. In order to determine whether you qualify for this investment, the Managing Member needs information regarding your financial status and investment background. It is imperative that you fill out the following documents accurately and completely. Incomplete documents will be returned, and may cause delays in the investment. The information set forth in this Agreement will be kept confidential by the Managing Member and will not be disclosed except (i) to the extent that any information is required to be disclosed in accordance with any law, rule, regulation or order of any court, arbitration panel, governmental, regulatory or self-regulatory authority (ii) to the agents, employees and affiliates of the Managing Member; and (iii) to the attorneys, accountants and other persons providing professional services to the Managing Member and the Fund.


ASPEN DIVERSIFIED FUND, LLC

SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

I.    Subscription for Interests in the Fund.

      The undersigned subscriber (the "Investor") hereby irrevocably subscribes for that dollar amount of limited liability company interests ("Interests") in the Aspen Diversified Fund LLC, a Delaware limited liability company (the "Fund"), as set forth on the signature page attached hereto. The minimum initial subscription is $25,000 for Interests in Class A, Class B, and Class E and $5,000,000 for Interests in Class C and Class D; a lower minimum may be permitted by Aspen Partners, Ltd., the Managing Member of the Fund (the "Managing Member") in special cases and may be permitted with respect to sales made by certain selling agents. Payment in full for Interests must be received by the Fund no less than two (2) business days prior to the first day of the month in which the Investor desires to become a member of the Fund. Payment for the Interests may be made by check payable to "Aspen Diversified Fund, LLC" or by wire transfer of immediately available funds to the Fund's bank account (wire transfer instructions are available from the Managing Member). This signed Subscription Agreement (the "Subscription Agreement") together with a completed Questionnaire to Prospective Purchasers attached as Annex A hereto (the "Purchaser Questionnaire"), must be received by the Fund no less than three (3) business days prior to the first day of the month in which the Investor desires to become a member of the Fund. For purposes of this Subscription Agreement, a business day shall mean any day other than Saturday, Sunday or a day on which the commercial banks located in the State of Georgia are closed for business. The undersigned understands that if the undersigned's subscription is rejected the undersigned's subscription amount will be promptly returned to the undersigned without interest or deduction. If accepted, the undersigned's subscription amount will be used to purchase an Interest. Except as otherwise provided by state securities laws, all subscriptions, once submitted, are irrevocable.

II.   Representations and Warranties of Subscriber.

As an inducement to the Managing Member, acting on behalf of the Fund, to sell the undersigned the Interest for which the undersigned has subscribed, the undersigned hereby represents and warrants to the Managing Member and the Fund as follows:

a. If an individual, the Investor is over 21 years old and is legally competent to execute this Agreement; if an entity, the Investor is duly authorized and qualified to become a member in the Fund (a "Member") and the individual signing this Agreement has been duly authorized by the Investor to do so; and the Investor has received and carefully read a copy of the Confidential Private Offering Memorandum and Disclosure Document of the Fund dated May 12, 2005, including the Exhibits thereto and Risk Disclosure Statements (the "Memorandum") relating to and describing the terms and conditions of the offering of interests.

b. The Investor has a pre-existing business relationship with the Manager, the Investor's purchaser representative, or an authorized selling agent. The Investor has such knowledge and expertise in financial, tax and business matters and is capable of evaluating the merits and risks of an investment in the interests and of making an informed investment decision with respect thereto. The Investor and the Investor's purchaser representative, if any, have carefully reviewed and understand the various risks of an investment in the Fund, including the risks summarized in the Memorandum under "Risk Factors;" and the Investor can afford to bear the risks of an investment in the Fund, including the risk of losing the Investor's entire investment.

c. The Investor understands that the Managing Member, selling agents and Investor's purchaser representative potentially have conflicts of interest with the Fund, and the Investor has carefully reviewed the various conflicts summarized under "Conflicts of Interest" in the Memorandum.

d. The Investor understands that the data in the performance tables in the Memorandum should be read only in conjunction with the notes to the tables and should not be interpreted to mean that the Fund will have similar results or will realize any profits whatsoever.

e. The Investor is acquiring the Interest for which the Investor has subscribed for the Investor's own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the Interest. The Investor understands that the Interests have not been registered under the Securities Act of 1933 (the "Act"), or any similar state law and cannot be transferred or assigned except in certain limited circumstances set forth in the Fund's Limited Liability Company Operating Agreement (the "Operating Agreement"). The Investor understands that redemption of the interests is restricted and that no market will exist for the resale of such securities. The Investor understands that redemption of interests is restricted as summarized under "Redemptions, Assignments, and Distributions" in the Memorandum.

f. The Investor and the Investor's purchaser representative, if any, have been furnished with any materials relating to the Fund, its operation, the private placement of Interests, the commodity experience of the officers of the Managing Member and Sub-Advisor of the Fund (the "Sub-Advisor"), the performance record of the trading method to be utilized by the Managing Member and Sub-Advisor and any other matter relating to this private placement which they have requested; the Investor and the Investor's purchaser representative, if any, have received answers to all inquiries put to the Managing Member and its principals; and the Investor and the Investor's purchaser representative, if any, have been afforded the opportunity to ask questions and obtain any additional information necessary to verify the accuracy of any representation or information set forth in the Memorandum.

g. The Investor has relied only on the information in the Memorandum and any information furnished or made available to the Investor pursuant to paragraph (f) above in determining to subscribe for an Interest.

h. The Investor is not required to be registered with the Commodity Futures Trading Commission ("CFTC") in any capacity under the Commodity Exchange Act, as amended (the "CEA"), and the CFTC's rules to be so registered and the Investor is not a commodity pool subject to the disclosure requirements of Part 4 of the CFTC's rules; or, in the alternative, the Investor is properly registered with the CFTC in all capacities in which it is required to be registered under the CEA and the CFTC's rules.

i. All the information which the Investor has furnished to the Managing Member in the Purchaser Questionnaire, or which is set forth herein, is correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to the Investor's admission as a Member the Investor will immediately furnish such revised or corrected information to the Managing Member or if there should be any material change in such information at any time while the Investor's is a Member the Investor will notify the Managing Member within 30 calendar days.

j. The Investor, if not a benefit plan investor as described in Section 3 below on the date this Subscription Agreement is signed, agrees to notify the Managing Member immediately if the Investor becomes a benefit plan investor.

k. The Investor agrees that the foregoing representations and warranties may be used as a defense in any actions relating to the Fund or the offering of the Interests, and that it is only on the basis of such representations and warranties that the Managing Member may be willing to accept the Investor's subscription for Interests.

l. Under penalties of perjury, the Investor represents warrants and certifies that the Investor is not subject to "backup withholding" pursuant to Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Investor has provided the Investor's correct tax identification number below.

m. The Investor acknowledges that the Investor has been advised to consult with the Investor's own attorney regarding legal matters concerning the Fund and to consult with the Investor's tax adviser regarding the tax consequences of participating in the Fund.

III. Employee Retirement Income Security Act of 1974, as amended ("ERISA") Accounts.

      If the Investor is acting on behalf of an "employee benefit plan," as defined in and subject to ERISA, or a "plan," as defined in Section 4975 of the Code (a "Plan"), the individual signing this Subscription Agreement on behalf of the undersigned, in addition to the representations and warranties set forth in Section 2 hereof, hereby further represents and warrants, as or on behalf of the fiduciary of the Plan responsible for purchasing Interests in the Fund (the "Plan Fiduciary"), that: (a) the Plan Fiduciary has considered an investment in the Fund in light of the risks relating thereto;
(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the Managing Member, Sub-Advisor, any Selling Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Interests; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Interests for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary
(i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Member, Sub-Advisor, any selling agent and each of their respective affiliates, and (iii) is qualified to make such investment decision. The Investor will, at the request of the Managing Member, furnish the Managing Member with such information as the Managing Member may reasonably require to establish that the purchase of an Interest by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

IV.     Documentation.

        If the Investor is an entity, the Managing Member may request certain documentation prior to accepting its subscription. Upon request:

        a corporation may be required to deliver one copy of its articles of incorporation and by-laws, and a copy of any document authorizing or governing its investment policies, e.g., resolutions of the Managing Member;

        a company may be required to deliver one copy of its operating agreement or other governing agreement; and

        a trust may be required to deliver one copy of its declaration of trust or other governing instrument and any document authorizing or governing its investment policies.

        Alternatively, entities may submit an opinion of counsel to the effect that the investment proposed to be made in the Fund by the subscriber is authorized (such counsel need not pass on the suitability of such investment, which is a question of fact). In addition, the subscriber should attach a reasonably current balance sheet of the subscriber, a statement of income for the previous year plus any other financial information which the subscriber believes may be relevant to a determination of the suitability of the Fund for the subscriber.

V. Representations and Warranties of the Subscriber under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act").

a. The Investor represents that all of the information it has provided to the Fund in connection with this Agreement is true and correct.

b. The Investor agrees to provide any information deemed necessary by the Managing Member in its sole discretion to comply with its anti-money laundering programs and related responsibilities from time to time.

c. The Investor represents that the Investor, and each beneficial owner of the Investor is not (i) an individual, entity or organization on any Office of Foreign Assets Control "watch list" of foreign nations, organizations and individuals and does not have any affiliation of any kind with such an individual, entity or organization (see http://www.treas.gov/ofac); (ii) a foreign shell bank; (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force; and (iv) an individual or group identified in Executive Order 13224 with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism (please see http://www.treas.gov/terrorism.html).

d. The Investor represents that the funds to be invested in the Fund were not derived from any activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

e. The Investor is not, and no beneficial owner of the Investor is, a senior foreign political figure,1 an immediate family member of a senior foreign political figure2 or a close associate of a senior foreign political figure.3

f. The Investor is acquiring the Interest for which the Investor has subscribed for the Investor's own account, risk and beneficial interest, as principal, for investment and not with a view to the resale or distribution of all or any part of such Interest, or, if the Investor is an intermediary subscribing for the Interest on behalf of one or more investors or beneficial owners ("Owners"), the Investor agrees that the representations made in
Section V (a) through (e) herein are made by the Investor on behalf of and with respect to both the Investor and all such Owners.

VI.     Acceptance of Operating Agreement.

        The Investor agrees that as of the date of the acceptance of the Investor's subscription funds by the Company the Investor shall become a Member, and the Investor hereby agrees to each and every term of the Operating Agreement, a copy of the form of which is attached as Exhibit A to the Fund's Memorandum dated May 2005, as amended and supplemented from time to time, as if the Investor's signature were subscribed thereto. Moreover, the Investor agrees to be bound by the terms and conditions of all modifications or amendments to the Operating Agreement in accordance with the terms thereof. The Investor hereby authorizes the Managing Member as the Investor's attorney-in-fact to subscribe the Investor's name to such Operating Agreement or any modification or amendment thereto pursuant to the power of attorney set forth in Section 7 hereof (the "Power of Attorney"). It is understood, however, that this Agreement is not binding on the Fund until the Managing Member accepts it, which acceptance is in the Managing Member's sole discretion.

VII.    Power of Attorney.

a. In connection with the Investor's subscription for Interests, the Investor hereby irrevocably constitutes and appoints the Managing Member, its principals and officers, or any of them, with full power of substitution, as the Investor's true and lawful representative and attorney-in-fact, granting unto such attorney-in-fact full power of substitution and with full power and authority in the Investor's name, place and stead to make, execute, acknowledge, deliver, swear to, file and record in all necessary or appropriate places: (a) the Operating Agreement; (b) all other documents, certificates or instruments that the Managing Member deems appropriate to qualify, continue or terminate the Fund as a limited liability company in the jurisdictions in which the Fund may conduct business; (c) all instruments that the Managing Member deems appropriate to reflect a change or modification of the Fund in accordance with the terms of the Operating Agreement; (d) all other certificates, documents and instruments with any jurisdiction that the Managing Member deems appropriate to carry out the business of the Fund; (e) certificates of assumed name; and (f) all conveyances and other instruments that the Managing Member deems appropriate to effect the dissolution and liquidation of the Fund.

b. This Power of Attorney is coupled with an Interest, is irrevocable, and shall survive the death, dissolution, incompetence or incapacity of the Investor or an assignment by the Investor of the Investor's Interests except that where the assignee thereof has been admitted to the Fund as a substituted member, this Power of Attorney shall survive such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge and file any certificate, instrument or document necessary or appropriate to effect such substitution.

c. The Investor hereby agrees to be bound by all of the representations of the attorney-in-fact and waives any and all defenses that may be available to the Investor to contest, negate or disaffirm the actions of the attorney-in-fact or its successors under this Power of Attorney, and hereby ratifies and confirms all acts that said attorney-in-fact may take as attorney-in-fact hereunder in all respects, as though performed by the Investor.

VIII. Additional Subscriptions.

        Subject to the terms of the Memorandum and the Operating Agreement, Members may purchase additional Interests as of the first day of any calendar month (or at other times as determined by the Managing Member) subject to the consent of the Managing Member, in its sole discretion. Therefore, the Member hereby represents, warrants and agrees that all of the representations and warranties of the Investor set forth herein and in the Purchaser Questionnaire will be true and correct on the date any such additional purchase of Interests is made (or, if there have been any changes in such information, the Investor will have advised the Fund in writing of such changes).

IX.     Assignability.

        The Investor agrees not to transfer or assign this Subscription Agreement or any interest of the Investor therein. This Subscription Agreement and the representations and warranties contained herein or in the Purchaser Questionnaire shall be binding upon the heirs, executors, administrators, and other successors of the Investor and this Subscription Agreement shall inure to the benefit of and be enforceable by the Fund. If there is more than one signatory hereto, the obligations, representations, warranties, and agreements of the Investor are made jointly and severally.

X.      Applicable Law.

        This Subscription Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Any and all litigation arising out of this Subscription Agreement shall be conducted only in courts located in the State of Georgia.

XI.     Entire Agreement.

        This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, may be amended only by a writing executed by all of the parties, and supersedes any prior agreement between the parties with respect to the subject matter hereof.

XII.    State Securities Legend.

        Prospective investors from the following state should note the required legend below.

Georgia Investors. THE UNITS WILL BE SOLD IN RELIANCE ON THE EXEMPTION FROM SECURITIES REGISTRATION CONTAINED IN PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


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PURCHASER QUESTIONNAIRE

Investor Information

Title of Account as it should appear in our records (e.g.: John Doe or ABC Custodian FBO John Doe IRA Account#000-000)

Taxpayer ID to be used for tax reporting purposes (Custodian tax ID for IRA/Keogh/Pension)

Mailing Address of Investor

City
State
Zip Code

      Check here if you prefer to receive account information by email.

Investor Email Address

Daytime Area Code and Telephone Number
Evening Area Code and Telephone Number


Financial Advisor

Financial Advisor/Account Executive

Area Code and Telephone Number


Broker/Dealer (if applicable)


Account Reporting

If the units are to be held in a custodial or brokerage account, please complete the following:

Custodian or Brokerage Firm Name

Area Code and Telephone Number

Custodian or Brokerage Account Number

If the units are to be reported to a Reporting Agency, please complete the following:

Reporting Agency Name

Area Code and Telephone Number

Reporting Agency Account Number

If you would like duplicate statements send to any other third party, please complete the following. Please note that your financial advisor and custodian will automatically receive account information.


Third Party Name

Mailing Address of Third Party

City
State
Zip Code

      Check here if the third party prefers to receive account information by email.

Third Party Email Address

Investment Details

      A Units
      B Units
      C Units

Subscription Amount: $

If A Units, Selling Commission Rate (0-4%):    %

Less Selling Commission: $

Net Investment Amount: $

      Check Enclosed      Wire to Follow


Type of Account

 Individual
 S-Corporation
 Joint Tenants with Right of Survivorship *
 Other Corporation
 Tenants in Common *
 Irrevocable Trust
 Community Property
 Estate
 Individual Retirement Account (IRA)
 Retirement Plan  (The PLAN is the Subscriber)
 Self-Directed Account in a Retirement Plan
 General Partnership
 Revocable Trust
 Limited Partnership
* Both Parties must sign.
 Limited Liability Company
 Other Entity (specify)



Please Complete SECTION 1, beginning on page 9.
Please Complete SECTION 2, beginning of page 13.


SECTION 1
Individual Investors Must Complete this Section

1. For the purpose of complying with certain state securities laws, the following information is required.

In which State(s) do you file Income Tax Teturns?

In which State do you hold a valid Driver's License?

In which State are you registered to vote?

2.  Date of Birth (Individuals) or Date of Formation (Entities)

3.  Employer

4.  Nature of Employer's Business

5.  Your Position

6.  Previous Investment Experience:

(a) Do you have a brokerage account?   Yes   No

(b) Have you ever bought securities which were exempt from federal and state
registration (private placement offerings)?   Yes   No

(c) Have you ever invested in an issuer whose form of business was a limited
partnership or limited liability company?   Yes   No

7.  Do you intend to purchase Interests solely for your own account?   Yes
No

If no, please indicate who else would have a direct or indirect interest in the Interests purchased and the nature of that interest.

8. BY INITIALING BELOW, I HEREBY ACKNOWLEDGE THAT I HAVE READ AND I UNDERTSAND THE FOLLOWING PRIVACY POLICY OF THE MANAGING MEMBER AND THE FUND:

THE MANAGING MEMBER AND THE FUND COLLECT INFORMATION ABOUT INVESTORS PROVIDED ON SUBSCRIPTION AGREEMENTS AND ON ANY OTHER FORMS DELIVERED TO THE MANAGING MEMBER OR THE FUND BY INVESTORS. THE MANAGING MEMBER AND THE FUND WILL NOT DISCLOSE ANY NONPUBLIC PERSONAL INFORMATION ABOUT CURRENT OR FORMER INVESTORS TO ANYONE, EXCEPT AS PERMITTED BY LAW. WITH RESPECT TO INTERNAL SECURITY PROCEDURES, THE MANAGING MEMBER AND THE FUND RESTRICT ACCESS TO INVESTORS' NONPUBLIC PERSONAL INFORMATION TO THOSE MEMBERS, OFFICERS OR EMPLOYEES OF THE MANAGING MEMBER WHO NEED TO KNOW THAT INFORMATION TO OPERATE THE FUND AND TO PERFORM RELATED SERVICES TO THE INVESTORS. IN ADDITION, THE MANAGING MEMBER AND THE FUND MAINTAIN PHYSICAL, ELECTRONIC AND PROCEDURAL SAFEGUARDS THAT COMPLY WITH FEDERAL STANDARDS TO GUARD INVESTORS' NONPUBLIC PERSONAL INFORMATION.


Acknowledged
Initials


In order to induce the Fund to permit the Investor to purchase Interests, the Investor hereby represents as follows:

9.      "Accredited Investor" Status.

To ensure that Interests are sold pursuant to an appropriate exemption from registration under applicable federal and state securities laws, the Investor is furnishing certain information by checking all boxes below preceding any statement below which is applicable to the Investor. By checking one of the boxes below (other than O.), the Investor represents that the Investor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

The Investor certifies that the information contained in each of the following checked statements (to be checked by the Investor only if applicable) is true and correct and hereby agrees to immediately notify the Managing Member of any changes which should occur in such information prior to the Managing Member's acceptance of any subscription.

(a) The investor is a natural person whose individual net worth or joint net worth with that person's spouse as of the date hereof is in excess of $1,000,000.

(b) The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has reasonable expectation of reaching the same income level in the current year.

(c) The Investor is a director or executive officer of the Fund's Managing
Member.

(d) None of the foregoing statements is true with respect to the Investor.

10. Foreign Person Status.  Check the statement below if applicable:

Under penalties of perjury, the Investor represents, warrants and certifies that the Investor is a foreign person as defined in Section 1446(e) of the Code and that the Investor will notify the Fund within sixty (60) days of a change to foreign status.

11. Employee Benefit Plan Status.  Check the statement below if applicable:

The Investor is an employee benefit plan within the meaning of ERISA (including both 401(k) and other types of defined contribution plans) that permits participant directed investments.


SIGNATURE


Executed At (City & State)



Signature of Subscriber


Date


Signature of Joint Subscriber (if applicable)


Date


SECTION 2

Entity Investors Must Complete this Section


1.  Please state the nature of the Investor's business:

2.  State of Formation
    Date of Formation

3.  Was the Investor organized for the specific purpose of acquiring the
Interests?    Yes   No

If "Yes," please explain.

4. Were the securities of or interests in the Investor sold by way or a registered public offering or an unregistered private placement? If "Yes,"
please explain.   Yes   No

5.  $             Approximate Total Assets of the Investor
    $             Net Worth of the Investor

6.  Will more than 40% of Investor's Total Assets be invested in the
Interests?   Yes   No

7.  Number of beneficial owners in the Investor:

8. Please provide a breakdown of the number of each of the following types of beneficial owners in the Investor, and if a beneficial owner is a corporation, limited liability company, partnership, trust, or other entity, provide the number of shareholders, partners, beneficiaries, or other equity or beneficial owners of each such beneficial owner.

Type of Beneficial       Number of Such       If an  Entity Beneficial Owner
Owner                    Beneficial Owners    Number of its Beneficial Owners

Individuals
Corporations
Limited Liability Companies
Partnerships
Trusts
Other Entities (describe below)

9. If the Investor is a partnership or limited liability company, is the investment in Interests being participated in by the partners or members of the Investor in substantially the same proportions as prior investments made
by the Investor?  If "No," please explain.   Yes   No   Not Applicable

10. Is the Investor engaged, or has the Investor ever held itself out or does the Investor presently hold itself out or anticipate holding itself out to the beneficial owners or the public as being engaged, or does the Investor anticipate engaging, in the business of investing, reinvesting, owning,
holding, or trading in securities?  If "Yes," give details.   Yes   No

11. Is the Investor a registered investment company under the Investment
Company Act of 1940, as amended, (the "1940 Act")?   Yes   No

12. Does the Investor rely on the exemptions from the 1940 Act provided by
Section 3(c)(1) or 3(c)(7) thereunder?   Yes   No

In order to induce the Fund to permit the Investor to purchase Interests, the Investor hereby represents as follows:

13.    "Accredited Investor" Status.

To ensure that Interests are sold pursuant to an appropriate exemption from registration under applicable federal and state securities laws, the Investor is furnishing certain information by checking all boxes below preceding any statement below which is applicable to the Investor. By checking one of the boxes below (other than L.), the Investor represents that the Investor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

The Investor certifies that the information contained in each of the following checked statements (to be checked by the Investor only if applicable) is true and correct and hereby agrees to immediately notify the Managing Member of any changes which should occur in such information prior to the Managing Member's acceptance of any subscription.

(a) The Investor is an irrevocable trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Interests, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)
(ii) of Regulation D under the Act.

(b) The Investor is an employee benefit plan within the meaning of ERISA, and (please check one):

the investment decision has been made by a plan fiduciary, as defined in
Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, investment decisions are made solely by persons that are accredited investors and all participants and beneficiaries in such plan are accredited investors.

(c) The Investor is a private business development company as defined in
Section 202(a)(22) of the Advisers Act of 1940, as amended (the "Advisers
Act").

(d) The Investor is an organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring interests in the Fund, with total assets in excess of $5,000,000.

(e) The Investor is a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)
(5)(A) of the Act whether acting in its individual capacity for its own account or fiduciary capacity for the account of an accredited investor.

(f) The Investor is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

(g) The Investor is an insurance company as defined in Section 2(13) of the Act acting for its own account or for the account of an accredited investor.

(h) The Investor is an investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of that Act and was not formed for the specific purpose of investing in the Fund.

(i) The Investor is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(j) The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

(k) The Investor is an entity in which each of the equity owners is described in one of statements (a) through (j) above.

(l) The Investor is an entity in which each of the equity owners is described in one of statements in Section 1, Item 9 (a) through (d).

(m) None of the foregoing statements is true with respect to the Investor.

14. Foreign Person Status.  Check the statement below if applicable:

Under penalties of perjury, the Investor represents, warrants and certifies that the Investor is a foreign person as defined in Section 1446(e) of the Code and that the Investor will notify the Fund within sixty (60) days of a change to foreign status.

15. Employee Benefit Plan Status.  Check the statement below if applicable:

The Investor is an employee benefit plan within the meaning of ERISA (including both 401(k) and other types of defined contribution plans) that permits participant directed investments.

If any participant in an employee benefit plan is permitted to direct the investment of assets in such plan, then (a) the investment in the Fund will be made as part of a generic investment option made available by such plan;
(b) the decision to invest assets of the generic investment option will be made without direction from or consultation with the participant; (c) immediately following the investment in the Fund, such investment will constitute less than 50% of the assets of the generic investment option; and
(d) no representation has been or will be made to the participant that any specific portion of the generic investment option will be invested in the Fund or that assets will continue to be invested in the Fund, and any materials regarding the Fund provided to the participant will contain a disclaimer to such effect.


SIGNATURE PAGE


The undersigned warrants that he/she has full power and authority to execute this Subscription Agreement on behalf of the above entity, and investment in the Fund is not prohibited by the governing documents of the entity or by any law applicable to such entity.


Executed At (City & State)


Signature


Print Name of Signatory


Date


Signature


Print Name of Signatory


Date


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ACCEPTANCE

The undersigned, as Managing Member of Aspen Diversified Fund, LLC, hereby accepts the foregoing subscription as to $ _________________________ this ____ day of ______________, 20____. This subscription shall not be binding until accepted by the Managing Member and shall become effective as of the date of such acceptance, upon the terms set forth in Section 2 of the Subscription Agreement.

MANAGING MEMBER:
ASPEN PARTNERS, LTD.

By:


Jeremy Standrod
Executive Vice President



Aspen Partners, Ltd. hereby acknowledges, accepts and agrees to the appointment of it as an investment manager as described in Section 3(38) of ERISA of the Plan(s) named above with respect to assets of the Fund which are deemed for purposes of ERISA or Section 4975 of the Code to be assets of the Plan(s) during such times as such Fund assets so constitute Plan assets and Aspen Partners, Ltd. hereby acknowledges that during such times the undersigned will be a fiduciary under ERISA with respect to such Plan(s).

ASPEN PARTNERS, LTD.

By:


Jeremy Standrod
Managing Director


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